Filed Pursuant to Rule 424(b)(3)

Registration Statement No. 333-139950

PROSPECTUS SUPPLEMENT

(To Prospectus dated January 12, 2007)

$115,000,000

Acadia Realty Trust

3.75% Convertible Notes due 2026 and

Common Shares Issuable Upon Conversion of the Notes

This prospectus supplement covers resales from time to time by the selling security holders identified herein of our 3.75% Convertible Notes due 2026, or the notes, and our common shares issuable upon conversion of the notes. The notes have the following provisions:

•

the holders of the notes may convert the notes into cash (with respect to the “principal return”, as defined herein), and into cash, our common shares or a combination of cash and our common shares (with respect to the “net amount”, as defined herein) prior to the close of business on the second business day prior to the stated maturity date at any time on or after December 15, 2025 and also under the circumstances described herein at an initial conversion price of $30.86 per share which is equivalent to a conversion rate of 32.4002 shares per each $1,000 principal amount of notes, subject to adjustment in specified events;

•

on or after December 20, 2011, we may redeem the notes, in whole or in part, for cash at 100% of the principal amount of the notes to be redeemed plus the applicable interest; we may not redeem the notes prior to December 20, 2011 except to the extent necessary to preserve our status as a real estate investment trust;

•

on December 20, 2011, December 15, 2016 and December 15, 2021, as well as following the occurrence of certain change of control transactions prior to December 20, 2011, holders may require us to repurchase their notes;

•	we will pay interest on the notes on June 15 and December 15 of each year, and the first interest payment will be made on June 15, 2007; and
•	the notes are our unsecured obligations and rank equally with all of our other unsecured and unsubordinated indebtedness.

We do not intend to apply for the listing of the notes on any securities exchange or for inclusion of the notes in any automated quotation system. The notes are designated for trading in The PORTAL Market of the National Association of Securities Dealers, Inc. The notes sold using this prospectus supplement, however, will no longer be eligible for trading in The PORTAL Market of the National Association of Securities Dealers.

Our common shares are listed on the New York Stock Exchange under the symbol “AKR.” On March 30, 2007, the last reported sales price for our common shares on the New York Stock Exchange was $26.07 per share.

Investing in the notes and our common shares involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement, as well as the risk factors in the documents incorporated by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is April 2, 2007.

TABLE OF CONTENTS

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT	ii
FORWARD-LOOKING STATEMENTS	ii
SUMMARY	S-1
RISK FACTORS	S-7
USE OF PROCEEDS	S-12
RATIOS OF EARNINGS TO FIXED CHARGES	S-12
DESCRIPTION OF NOTES	S-12
DESCRIPTION OF SHARES OF BENEFICIAL INTEREST	S-40
CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR DECLARATION OF TRUST AND BYLAWS	S-40
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS	S-40
SELLING SECURITY HOLDERS	S-48
PLAN OF DISTRIBUTION	S-52
EXPERTS	S-54
LEGAL MATTERS	S-54
WHERE YOU CAN FIND MORE INFORMATION	S-54

Prospectus

ABOUT THIS PROSPECTUS	ii
FORWARD-LOOKING STATEMENTS	ii
ACADIA REALTY TRUST	1
RISK FACTORS	2
USE OF PROCEEDS	3
RATIOS OF EARNINGS TO FIXED CHARGES	4
DESCRIPTION OF SHARES OF BENEFICIAL INTEREST	5
DESCRIPTION OF PREFERRED SHARES	10
DESCRIPTION OF DEBT SECURITIES	13
CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR DECLARATION OF TRUST AND BYLAWS	16
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS	18
ERISA CONSIDERATIONS	31
SELLING SECURITY HOLDERS	33
PLAN OF DISTRIBUTION	34
EXPERTS	36
LEGAL MATTERS	36
WHERE YOU CAN FIND MORE INFORMATION	36

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying prospectus, dated January 12, 2007, that is also a part of this document. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (SEC) using the SEC’s shelf registration rules. Both this prospectus supplement and the accompanying prospectus include important information about us, the notes, our common shares and other information you should know before investing in our securities. This prospectus supplement also adds to, updates and changes some of the information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with the statements made in the accompanying prospectus, the statements made in the accompanying prospectus are deemed modified or superseded by the statements made in this prospectus supplement. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus, as well as the information contained in any document incorporated by reference, is accurate as of the date of each such document only, unless the information specifically indicates that another date applies.

You should read both this prospectus supplement and the accompanying prospectus together with the additional information described under the caption “Where You Can Find More Information” in this prospectus supplement.

In this prospectus supplement, unless otherwise stated or the context otherwise requires, the terms “we,” “us,” “our” and other similar terms refer to the consolidated business of Acadia Realty Trust and all of its subsidiaries. In this prospectus supplement, the term “Acadia” refers to Acadia Realty Trust and not to any of its consolidated subsidiaries.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference in this prospectus supplement include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements other than statements of historical fact are “forward-looking statements” for purposes of this prospectus supplement and the information incorporated by reference herein, including, without limitation, statements as to any predictions of earnings, revenue, expenses or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements regarding future economic conditions; any statements concerning our future operations, financial condition and prospects; and any statements of assumptions underlying the foregoing. In some cases, you can identify forward-looking statements by terminology such as “may,” “would,” “could,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “seeks,” “potential,” “likely,” “continue,” or similar words, or expressions of the negative of these terms. These forward-looking statements are only predictions and, accordingly, are subject to substantial risks, uncertainties and assumptions.

Some of the factors that might cause actual results to differ materially from the forward-looking statements made in this prospectus supplement and the documents incorporated by reference or that might cause us to modify our plans or objectives include, but are not limited to, the following:

•	our reliance on revenues derived from major tenants and the impact of any material credit quality deterioration of such tenants;
•	general economic and business conditions affecting demand for rental space, the availability and creditworthiness of prospective tenants, lease rents and the availability of financing;
•	our limited control over joint venture investments and the impact of any decisions made by our venture partners;
•	our holding company structure and the ability of our subsidiaries to make upstream distributions to us;
•	geographic concentration of our properties and the impact of an economic downturn in such regions;
•	market interest rates;
•	leverage and its impact on our operations and limitations imposed by financial and restrictive covenants;

ii

•	our ability to successfully implement our growth strategy;
•	our ability to preserve our status as a REIT;
•	the impact of uninsured losses;
•	the loss of key executives;
•	changes in our real estate markets, including, among other things, competition with other companies;
•	risks of real estate development and acquisition and our ability to quickly react to changes in the real estate markets;
•	the impact of governmental actions and initiatives and any costs associated therewith; and
•	the impact of environmental/safety requirements and any costs associated therewith.

Other factors that may cause our actual results to differ from the forward-looking statements contained herein and that may affect our prospects in general are included under the heading “Risk Factors” in this prospectus supplement and in our historical and future periodic filings with the SEC, particularly our Annual Report on Form 10-K for the year ended December 31, 2006.

We caution you that any forward-looking statement reflects only our belief at the time the statement is made. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee our future results, levels of activity, performance or achievements. Except as required by law, we undertake no obligation to update any of the forward-looking statements to reflect events or developments after the date of this prospectus supplement.

iii

SUMMARY

The information below is only a summary of the more detailed information included elsewhere in this prospectus supplement or the documents incorporated herein by reference. This summary does not contain all the information that is important to you or that you should consider before investing in the notes and the common shares into which the notes are convertible. As a result, you should carefully read this entire prospectus supplement and the accompanying prospectus as well as the documents incorporated herein by reference.

We are a fully integrated, self-managed and self-administered equity real estate investment trust, or REIT, focused primarily on the ownership, acquisition, redevelopment and management of retail properties, including neighborhood and community shopping centers and mixed-use properties with retail components. As of the date of this prospectus supplement, we currently operate 74 properties, which we own or have an ownership interest in. These assets are located primarily in the Northeast, Mid-Atlantic and Midwest regions of the United States and, in total, comprise approximately 10 million square feet. We also have private equity investments in other retail real estate related opportunities including investments for which we provide operational support to the operating ventures in which we have a minority equity interest.

All of our assets are held by, and all of our operations are conducted through, Acadia Realty Limited Partnership, a Delaware limited partnership, or the Operating Partnership, and its majority-owned subsidiaries. As of the date of this prospectus supplement, we controlled 98% of the Operating Partnership as the sole general partner. As the general partner, we are entitled to share, in proportion to our percentage interest, in the cash distributions and profits and losses of the Operating Partnership. The limited partners represent entities or individuals who contributed their interests in certain properties or partnerships to the Operating Partnership in exchange for common or preferred units of limited partnership interest, or OP Units. Limited partners holding Common OP Units are generally entitled to exchange their units on a one-for-one basis for our common shares. Holders of our Preferred OP Units are entitled to convert their units into Common OP Units at certain fixed conversion prices and are entitled to preferred quarterly distributions.

Our common shares are traded on the New York Stock Exchange under the symbol “AKR.” Our executive offices are located at 1311 Mamaroneck Avenue, Suite 260, White Plains, New York 10605 and our telephone number is (914) 288-8100.

We maintain an internet website at http://www.acadiarealty.com. We are not incorporating by reference in this prospectus supplement any material from our website, and we have provided an inactive textual reference to the website’s uniform resource locator (URL) for your reference only.

Recent Developments

On January 8, 2007, we issued an additional $15.0 million aggregate principal amount of the notes (for a total of $115.0 million). The net proceeds from the sale of the additional notes, after deducting the underwriters’ discount and estimated offering expenses, were approximately $14.7 million.

On January 8, 2007, we paid down $21.3 million of our floating-rate debt.

On January 26, 2007, we refinanced a property for $26.0 million. The loan on this property bears interest at 5.4% and matures on February 11, 2017. We used a portion of the proceeds to pay off the existing debt balance of $15.7 million.

On February 12, 2007, Klaff Realty, L.P. converted 3,800 Series B Preferred Units into 296,412 Common OP Units and ultimately into our common shares.

On February 23, 2007, we, through an affiliate, and together with an unrelated third party, entered into an agreement to purchase the leasehold interest in a property located in downtown Brooklyn, New York, for $120.0 million. Plans for the property include the demolition of the existing improvements and the development of a 1.6 million square foot mixed-use complex. This transaction is subject to approval by the Mayor of the City of New York. There are no assurances that such approval will be granted.

                On February 26, 2007, we received, through the RCP Venture, a cash distribution totaling approximately $42.5 million from our ownership position in Albertsons. The Operating Partnership’s share of this distribution amounted to approximately $8.5 million. The distribution resulted from cash proceeds obtained by Albertsons in connection with its disposition of certain operating stores and a refinancing of the remaining assets held in the entity.

                On March 20, 2007, we purchased the following two properties:

•	a single tenant property located in Staten Island, New York for $16.9 million; and
•	a commercial condominium located in Manhattan, New York for $36.0 million.

THE NOTES AND COMMON SHARES

This summary is not a complete description of the notes and the common shares. You should read the full text and more specific details contained elsewhere in this prospectus supplement or the accompanying prospectus. For a more detailed description of the notes, see “Description of Notes” in this prospectus supplement. See “Description of Shares of Beneficial Interest” in the accompanying prospectus for a description of our common shares

.

Securities	$115,000,000 aggregate principal amount of 3.75% Convertible Notes due 2026 and 3,727,000 common shares into which the notes are convertible.
Selling Security Holders

Selling security holders, including their transferees, pledgees or donees or their successors, may from time to time offer and sell the notes and the common shares into which the notes are convertible in certain circumstances pursuant to this prospectus supplement. See “Selling Security Holders” in this prospectus supplement.

Maturity of Notes	December 15, 2026, unless earlier converted, redeemed or repurchased.
Interest Rate on Notes	3.75% per year. Interest is payable in cash on June 15 and December 15 of each year, beginning on June 15, 2007.
Ranking of Notes

The notes are our unsecured obligations and rank equally with all of our other unsecured and unsubordinated indebtedness. The notes are effectively subordinated to our secured indebtedness and to all indebtedness and other liabilities of our subsidiaries (as well as to the Series A and Series B Preferred OP Units of the Operating Partnership). As of December 31, 2006, Acadia had $100.0 million of unsecured indebtedness and our subsidiaries had secured indebtedness and other liabilities of approximately $397.0 million. See “Risk Factors—Effective subordination of the notes may reduce amounts available for payment of the notes” in this prospectus supplement. We have no material assets other than our investment in the Operating Partnership.

Redemption of Notes at Our Option

Prior to December 20, 2011, we do not have the right to redeem the notes, except to preserve our status as a REIT. After that time, we have the right to redeem the notes, in whole or in part, at any time and from time to time, for cash equal to 100% of the principal amount of the notes plus any accrued and unpaid interest (including additional interest, if any) to, but not including, the redemption date.

Repurchase of Notes at Each Holder’s Option

Holders of notes may require us to repurchase their notes, in whole or in part, on December 20, 2011, December 15, 2016, and December 15, 2021 for cash equal to 100% of the principal amount of the notes to be repurchased plus any accrued and unpaid interest (including additional interest, if any) to, but not including, the repurchase date.

Repurchase of Notes at Each Holder’s Option Upon Certain Change of Control Transactions

If certain change of control transactions occur prior to December 20, 2011, holders of notes may require us to repurchase their notes, in whole or in part, for cash equal to 100% of the principal amount of the notes to be repurchased plus any accrued and unpaid interest (including additional interest, if any) to, but not including, the repurchase date.

Conversion Rights of the Notes

Holders may convert their notes based on the applicable conversion rate (described below) prior to the close of business on the second business day prior to the stated maturity date at any time on or after December 15, 2025 and also under any of the following circumstances:

•       during any calendar quarter beginning after December 31, 2006 (and only during such calendar quarter), if, and only if, the closing sale price of our common shares for at least 20 trading days (whether or not consecutive) in the period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is greater than 130% of the conversion price per common share in effect on the applicable trading day;

•       during the five consecutive trading-day period following any five consecutive trading-day period in which the trading price of the notes was less than 98% of the product of the closing sale price of our common shares multiplied by the applicable conversion rate;

•       if those notes have been called for redemption, at any time prior to the close of business on the second business day prior to the redemption date;

•       upon the occurrence of specified transactions described under “Description of Notes—Conversion Rights” in this prospectus supplement; or

•       if our common shares are not listed on a United States national or regional securities exchange for 30 consecutive trading days.

Conversion Rate for the Notes

The initial conversion rate for each $1,000 principal amount of notes is 32.4002 of our common shares, payable in cash or, if the conversion value is greater than the principal return, in cash, our common shares or a combination of cash and our common shares, at our option, as described under “Description of Notes—Conversion Settlement” in this prospectus supplement (equivalent to an initial conversion price of approximately $30.86 per common share).

If certain change of control transactions occur prior to December 20, 2011 and a holder elects to convert notes in connection with any such transaction, we will increase the conversion rate in connection with such conversion by a number of additional common shares based on the date such transaction becomes effective and the price paid per common share in such transaction as described under “Description of Notes—Conversion Rights—Make Whole Upon Certain Change of Control Transactions” in

this prospectus supplement.

The conversion rate may also be adjusted under certain other circumstances, including the payment of cash dividends in excess of our current regular quarterly cash dividend of $0.20 per common share, but will not be adjusted for accrued and unpaid interest on the notes. See “Description of Notes—Conversion Rate Adjustments” in this prospectus supplement.

Conversion Settlement of the Notes

Upon a conversion of notes, we will deliver cash and, at our election, our common shares, with an aggregate value, which we refer to as the “conversion value,” equal to the conversion rate multiplied by the average price of our common shares as follows: (1) an amount in cash, which we refer to as the “principal return,” equal to the lesser of (a) the principal amount of the converted notes and (b) the conversion value; and (2) if the conversion value is greater than the principal return, an amount with a value equal to the difference between the conversion value and the principal return, which we refer to as the “net amount.” The net amount may be paid, at our option, in cash, our common shares or a combination of cash and our common shares. We refer to any cash delivered upon a conversion of notes as part of the net amount as the “net cash amount,” and we refer to any of our common shares delivered upon a conversion of notes as part of the net amount as the “net shares.” Any portion of the net amount that we issue as net shares will be equal to the sum of the daily share amounts (calculated as described under “Description of Notes—Conversion Settlement” in this prospectus supplement) for each trading day in the 20 consecutive trading-day period referred to below, except that we will pay cash in lieu of any fractional common shares issuable, at our option, as net shares based on the average price of our common shares.

The “average price” of our common shares will be equal to the average of the closing sale prices of our common shares over the 20 consecutive trading-day period commencing on the third trading day following the date the notes are tendered for conversion.

We will pay the principal return and cash for fractional shares, and deliver net shares or pay the net cash amount, as applicable, to holders upon a conversion of their notes no later than the third business day following the last trading day of the 20 consecutive trading-day period referred to above.

Restrictions on Ownership

In order to assist us in maintaining our qualification as a REIT for U.S. federal income tax purposes, no person may own, or be deemed to own by virtue of the attribution rules of the Internal Revenue Code of 1986, as amended (hereinafter referred to as the “Internal Revenue Code” or the “Code”), more than 9.8% in value of our outstanding shares of beneficial interest, subject to certain exceptions. Notwithstanding any other provision of the notes, no holder of notes will be entitled to convert such notes for our common shares to the extent that receipt of such common shares would cause such holder (together with such holder’s affiliates) to exceed the ownership limit contained in our declaration of trust.

See “Description of Shares of Beneficial Interest—Shares—REIT Ownership Limitations” in the accompanying prospectus.
No Shareholder Rights for Holders of Notes	Holders of notes, as such, will not have any rights as our shareholders (including, without limitation, voting rights and rights to receive dividends or other distributions on our common shares).
Registration Rights

In connection with the offering of the notes, we agreed to file with the SEC within 120 calendar days after the original issuance of the notes, and to use our reasonable best efforts to cause to become effective within 210 calendar days after the original issuance of the notes, a registration statement, or otherwise make a registration statement available, with respect to the resale of the notes and our common shares that may be issuable upon conversion of the notes. See “Description of Notes—Registration Rights; Additional Interest” in this prospectus supplement.

This prospectus supplement satisfies our obligation to file a registration statement to register the resale of the notes and the common shares that may be issuable upon conversion of the notes.

Trading

The notes are designated for trading on The PORTALSM Market. The notes sold using this prospectus supplement, however, will no longer be eligible for trading on The PORTALSM Market. We do not intend to list the notes on any securities exchange or arrange for the quotation of the notes on any automated quotation system.

NYSE Symbol for our Common Shares	Our common shares are listed on The New York Stock Exchange under the symbol “AKR.”
Use of Proceeds	We will not receive any proceeds from the sale of any securities offered by this prospectus supplement.
U.S. Federal Income Tax Considerations

The notes and our common shares that may be issuable upon conversion of the notes will be subject to special and complex U.S. federal income tax rules. Prospective investors are urged to consult their own tax advisors with respect to the federal, state, local and foreign tax consequences of purchasing, owning and disposing of the notes and our common shares for which the notes, in certain circumstances, are convertible. See “Material United States Federal Income Tax Considerations” in this prospectus supplement.

Risk Factors

You should carefully read the “Risk Factors” beginning on the next page of this prospectus supplement, as well as the risk factors that are incorporated by reference in this prospectus supplement, before investing in the notes or our common shares.

RISK FACTORS

You should carefully consider the risks of investing in our securities.

•

Risks relating to our operations and our common shares are set forth in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q filed after our most recent Annual Report on Form 10-K.

•	Risks relating to the notes are set forth below.

These risks are not the only ones that we face. Additional risks not presently known to us or our subsidiaries or that are currently deemed immaterial could also materially and adversely affect our business, financial condition, results of operations and prospects and our subsidiaries, including the Operating Partnership. The trading price of the notes and the common shares for which the notes are convertible could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related to the Notes

Acadia has no material assets other than its investment in the Operating Partnership.

Acadia has no material assets other than its investment in the Operating Partnership and substantially all its consolidated assets are held by the Operating Partnership. Accordingly, Acadia’s ability to service its debt, including the notes, depends on the results of operations of the Operating Partnership and its other subsidiaries and upon the ability of such subsidiaries to provide Acadia with cash, whether in the form of management fees, dividends, loans or otherwise, and to pay amounts due on its obligations, including the notes. Acadia’s subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to make payments on the notes or to make any funds available for that purpose. In addition, dividends, loans or other distributions to us from such subsidiaries may be subject to contractual and other restrictions and are subject to other business considerations.

Effective subordination of the notes may reduce amounts available for payment of the notes.

The notes are not guaranteed by the Operating Partnership or any of Acadia’s other subsidiaries. As a result, the notes are structurally subordinated to the debts and other obligations of the Operating Partnership and all of Acadia’s other subsidiaries. This means that creditors of the Operating Partnership and Acadia’s other subsidiaries, including trade creditors, have and will have access to the assets of those subsidiaries prior to the holders of the notes. As of December 31, 2006, the Operating Partnership and Acadia’s other subsidiaries had total liabilities, including trade payables of approximately $496.8 million, including an aggregate of approximately $447.4 million of outstanding indebtedness.

The notes are unsecured. The holders of our secured debt may foreclose on the assets securing such debt, reducing the cash flow from the foreclosed property available for distribution to us for the payment of our unsecured debt, including the notes. The holders of our secured debt also would have priority, to the extent of the secured asset, over unsecured creditors in the event of our bankruptcy, liquidation or similar proceeding. As a result, the notes are effectively subordinated to our secured debt. As of December 31, 2006, we and our consolidated subsidiaries had secured indebtedness of approximately $347.4 million.

In addition, the notes are subordinated to the Series A and Series B Preferred OP Units of the Operating Partnership. The Operating Partnership has a total of 188 Series A Preferred OP Units outstanding as of December 31 2006. These OP Units were issued at a price of $1,000 per unit and are convertible into Common OP Units at a conversion price of $7.50 per unit and are entitled to a preferred quarterly distribution of the greater of (a) $22.50 per Series A Preferred OP Unit (9% annually) or (b) the quarterly distribution attributable to a Series A Preferred OP Unit if such unit were converted into a Common OP Unit. Accordingly, annual distributions to holders of these units will total at least $19,000.

The Operating Partnership has a total of 4,000 Series B Preferred OP Units outstanding as of December 31, 2006. These OP units have a stated value of $1,000 per unit and are entitled to a quarterly preferred distribution of the greater of (i) $13.00 (5.2% annually) per unit or (ii) the quarterly distribution attributable to a Preferred OP Unit if such unit were converted into a Common OP Unit. The Series B Preferred OP Units are convertible into Common OP Units based on the stated value of $1,000 divided by $12.82 at any time. Accordingly, annual distributions to holders of these units will total at least $249,000.

Acadia may not have the cash necessary to pay the principal return and any net amount upon a conversion of notes or to repurchase the notes on specified dates or following certain change of control transactions.

Upon a conversion of notes in accordance with their terms, Acadia will be required to pay the principal return of those notes in cash. Holders of notes also have the right to require Acadia to repurchase the notes for cash on December 20, 2011, December 15, 2016 and December 15, 2021 or upon the occurrence of certain change of control transactions occurring prior to December 20, 2011. Acadia may not have sufficient funds to pay the principal return and any net cash amount or make the required repurchase of notes, as the case may be, in cash at the applicable time and, in such circumstances, may not be able to arrange the necessary financing on favorable terms. In addition, Acadia’s ability to pay the principal return and any such net cash amount or make the required repurchase, as the case may be, may be limited by law or the terms of other debt agreements or securities. However, Acadia’s failure to pay the principal return and any such net cash amount or make the required repurchase, as the case may be, would constitute an event of default under the indenture governing the notes, which, in turn, could constitute an event of default under other debt agreements or securities, thereby resulting in their acceleration and required prepayment and further restrict Acadia’s ability to make such payments and repurchases.

There is currently no trading market for the notes, and an active liquid trading market for the notes may not develop.

There is currently no existing trading market for the notes. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. Accordingly, an active public trading market may not develop for the notes and, even if one develops, may not be maintained. If an active public trading market for the notes does not develop or is not maintained, the market price and liquidity of the notes is likely to be adversely affected and holders may not be able to sell their notes at desired times and prices or at all. If any notes are traded after their purchase, they may trade at a discount from their purchase price.

The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, the market price of our common shares, prevailing interest rates, the business, financial condition, results of operations, prospects and credit quality of us and our subsidiaries, including the Operating Partnership, and other comparable entities, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in any of these factors, some of which are beyond our control and others of which would not affect debt that is not convertible into capital stock. Historically, the market for convertible debt has been volatile. Market volatility could materially and adversely affect the notes, regardless of the business, financial condition, results of operations, prospects or credit quality of us and our subsidiaries, including the Operating Partnership.

The notes have a number of features that may adversely affect the value and trading prices of the notes, including conversion conditions and the lack of financial covenants. In addition, even if the conversion conditions are met, because the conversion value of the notes is dependent upon the closing sale price of our common shares, volatile or depressed market prices for our common shares are likely to have a similar effect on the trading prices of the notes. We cannot assure you that the closing sale price of our common shares in the future will not have an adverse effect on the trading prices of the notes.

Holders of notes will not be entitled to any rights with respect to our common shares, but will be subject to all changes made with respect to our common shares.

Holders of notes will not be entitled to any rights with respect to our common shares (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common shares). However, holders of notes will be subject to all changes affecting our common shares. Holders of notes will be entitled to the rights afforded our common shares only if and when our common shares are delivered to them upon a conversion of notes. For example, in the event that an amendment is proposed to our declaration of trust or bylaws requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to a holder’s receipt of our common shares upon a conversion of notes, that holder will not be entitled to vote on the amendment, even though that holder will be subject to any changes affecting our common shares.

The price of our common shares may fluctuate significantly.

The market price of our common shares may fluctuate significantly in response to many factors, including:

•	actual or anticipated changes in operating results or business prospects;
•	changes in financial estimates by securities analysts;
•	an inability to meet or exceed securities analysts’ estimates or expectations;
•	conditions or trends in our industry or sector;
•	the performance of other REITs in our sector and related market valuations;
•	announcements by us or our competitors of significant acquisitions, strategic partnerships, divestitures, joint ventures or other strategic initiatives;
•	hedging or arbitrage trading activity in our common shares;
•	changes in interest rates;
•	capital commitments;
•	additions or departures of key personnel;
•	future sales of our common shares or securities convertible into, or exchangeable or exercisable for, our common shares; and
•	the factors described elsewhere in “Risk Factors” and “Forward-Looking Statements.”

Holders who receive our common shares upon conversion of their notes will be subject to the risk of volatile and depressed market prices of our common shares. In addition, many of the factors listed above are beyond our control. These factors may cause the market price of our common shares to decline, regardless of our financial condition, results of operations, business or prospects or those of our subsidiaries. We cannot assure you that the market prices of our common shares will not fall in the future.

The conditional conversion feature of the notes may prevent a conversion of notes prior to December 15, 2025, and we also have the right to deliver all cash upon a conversion of notes, so that holders may not receive any of our common shares upon conversion.

The notes are convertible prior to the close of business on the second business day prior to the stated maturity date at any time on or after December 15, 2025 and also if the closing sale price of our common shares reaches a specified threshold over a specified time period, if the trading price of the notes is below a specified threshold for a specified time period, the notes are called for redemption or if certain specified transactions or events occur and then only at prescribed times. See “Description of Notes—Conversion Rights” in this prospectus supplement. If these conditions are not met, holders of notes will not be able to convert their notes prior to December 15, 2025 and, therefore, may not be able to receive the value of the consideration for which the notes would otherwise be convertible.

In addition, even if such conditions are met, upon a conversion of notes, we are required to pay the principal return in cash and, to the extent any net amount exists, we may elect to pay the entire net amount in cash. As a result, we are not required to deliver any of our common shares upon a conversion of notes. Therefore, holders may not be able to obtain any benefits of future ownership of our common shares upon any conversion and would be required to incur the related transaction costs to purchase our common shares with the cash consideration received upon such conversion, including our common shares that holders may require in order to cover short positions.

The premium payable on notes converted in connection with certain change of control transactions prior to December 20, 2011 may not adequately compensate holders for the lost option time value of their notes as a result of any such change of control.

If certain transactions that constitute a change of control occur prior to December 20, 2011, under certain circumstances, Acadia will increase the conversion rate by a number of additional common shares. This increased conversion rate will apply only to holders who convert their notes in connection with any such transaction. The number of the additional common shares will be determined based on the date on which the transaction becomes effective and the price paid per common share in such transaction, as described under “Description of Notes—Conversion Rights—Make Whole Upon Certain Change of Control Transactions” in this prospectus supplement. While the number of additional common shares is designed to compensate holders for the lost option time value of the notes as a result of such transaction, the amount of the premium payable is only an approximation of such lost value and may not adequately compensate holders for such loss. In addition, notwithstanding the foregoing, if (1) such transaction occurs on or after December 20, 2011, or (2) the price paid per common share in the transaction is less than $25.72 or equal to or in excess of $75.00, the conversion rate will not be increased. In no event will the number of common shares issuable upon a conversion of notes exceed 38.8802 subject to adjustment under certain circumstances, regardless of when the transaction becomes effective or the price paid per common share in the transaction.

The conversion rate of the notes may not be adjusted for all dilutive events and the adjustments are subject to limitations in the case of certain dilutive events.

Adjustments to the conversion rate of the notes as a result of cash dividends and self-tender or exchange offers may not exceed 38.8802 of our common shares, subject to adjustment in certain cases. As a result, holders of the notes will not realize the benefits of an increase to the conversion rate otherwise described in this prospectus supplement if such increase, together with previous increases, would result in the issuance of a number of our common shares upon conversion in excess of such specified maximum amount.

The conversion rate of the notes is subject to adjustment for certain events, including, without limitation, certain dividends on our common shares, the issuance of certain rights, options or warrants to holders of our common shares, subdivisions or combinations of our common shares, certain distributions of assets, debt securities, capital stock or cash to holders of our common shares and certain tender or exchange offers as described under “Description of Notes—Conversion Rate Adjustments” in this prospectus supplement. The conversion rate will not be adjusted for other events, such as an issuance of our common shares for cash, that may adversely affect the trading price of the notes and our common shares. We cannot assure you that an event will not occur that is adverse to the interests of the holders of the notes and their value but does not result in an adjustment to the conversion rate.

The circumstances under which we are required to offer to repurchase notes are limited, so that the market price of the notes may decline if Acadia or the Operating Partnership enters into a transaction that is not a change of control under the indenture.

The term “change of control” (as used in the notes and the indenture) is limited in terms of its scope and may not include every event that might cause the market price of the notes to decline. As a result, our obligation to repurchase the notes upon a change of control may not preserve the value of the notes in the event of a highly leveraged transaction, reorganization, merger or similar transaction.

Upon conversion of the notes, holders may receive less consideration than expected because the value of our common shares may decline between the day that the conversion right is exercised and the day the value of our common shares is determined.

The conversion value that holders will receive upon conversion of notes will be determined on the basis of the closing sale price of our common shares on the New York Stock Exchange for each of the 20 consecutive trading days beginning on the third trading day following the date the notes are tendered for conversion. Accordingly, if the price of our common shares decreases after the conversion right is exercised, the conversion value will be adversely affected.

The net share settlement feature of the notes may have adverse consequences.

The net share settlement feature of the notes, which is described under “Description of Notes—Conversion Settlement” in this prospectus supplement, may:

•	result in holders receiving no shares upon conversion or fewer shares relative to the conversion value of the notes;
•	reduce our liquidity because we will be required to pay the principal return in cash and the net amount, if any, may be paid, at our option, in cash as well;
•	delay holders’ receipt of the proceeds upon conversion; and
•	subject holders to market risk before receiving any shares upon conversion.

Ownership limitations in our declaration of trust may impair the ability of holders to convert notes for our common shares.

In order to assist us in maintaining our qualification as a REIT for U.S. federal income tax purposes, no person may own, or be deemed to own by virtue of the attribution rules of the Internal Revenue Code, more than 9.8% in value of our outstanding common shares, subject to certain exceptions. Notwithstanding any other provision of the notes, no holder of notes will be entitled to convert such notes for our common shares to the extent that receipt of our common shares would cause such holder (together with such holder’s affiliates) to exceed the ownership limit contained in our declaration of trust. See “Description of Shares of Beneficial Interest—Shares—REIT Ownership Limitations” in the accompanying prospectus.

U.S. Federal Income Tax Risks Related to the Notes

Certain of the possible adjustments to the conversion rate (or the failure to make certain adjustments to the conversion rate) may result in a deemed distribution from Acadia or in a deemed payment of interest by us to a holder of a note.

The conversion rate of the notes is subject to adjustment under certain circumstances. If certain of the possible adjustments to the conversion rate of the notes are made, a holder may be deemed to have received a distribution from Acadia. See “Material United States Federal Income Tax Considerations” in this prospectus supplement.

We may withhold on payments to non-U.S. holders of notes in a repurchase, redemption or conversion of notes for cash and any common shares.

We may be required to withhold U.S. federal income tax from any amount paid to non-U.S. holders of notes upon a repurchase, redemption or conversion of notes for cash or any of our common shares. We also intend to withhold U.S. federal income tax from any amount paid to non-U.S. holders with respect to deemed distributions from us that may result in connection with certain adjustments made to the conversion rate of the notes. See “Material United States Federal Income Tax Considerations” in this prospectus supplement.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the securities offered by this prospectus supplement.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratios of earnings to fixed charges for the periods indicated:

	Years ended December 31,
	2006	2005	2004	2003	2002
Ratio of earnings to fixed charges	1.39x	2.70x	1.69x	1.63x	2.04x

For the purpose of calculating the ratio of earnings to fixed charges, earnings have been calculated by adding minority interest attributable to continuing operations, income or loss from equity investees, fixed charges and distributed income of equity investees to income from continuing operations before income taxes, less capitalized interest and preferred distributions of consolidated subsidiaries. Fixed charges consist of interest costs, whether expensed or capitalized, amortization of deferred financing costs, amortization of discounts or premiums related to indebtedness and preferred distributions of consolidated subsidiaries.

DESCRIPTION OF NOTES

The following description, which summarizes certain terms and provisions of the notes, the indenture (including the supplemental indenture relating to the notes) and the registration rights agreement that we entered into in connection with the issuance of the notes does not purport to be complete and is subject to, and qualified in its entirety by reference to, the actual terms and provisions of the notes, the indenture and the registration rights agreement, each of which is incorporated herein by reference.

We issued the notes under an indenture, dated as of December 11, 2007, between us, as issuer, and U.S. Bank National Association, as trustee, as supplemented by the first supplemental indenture thereto. The following description, which summarizes certain terms and provisions of the notes, the indenture (including the supplemental indenture relating to the notes) and the registration rights agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the actual terms and provisions of the notes, the indenture and the registration rights agreement, which are incorporated herein by reference. We will provide copies of these documents to you upon request.

Capitalized terms used but not otherwise defined in this section of the prospectus supplement will have the meanings given to them in the notes, the indenture or the registration rights agreement, as applicable. As used in this section, the terms “Acadia,” “we,” “us,” “our” refer to Acadia Realty Trust, and not to any of its consolidated subsidiaries, and the term “Operating Partnership” refers to Acadia Realty Limited Partnership and not to any of its subsidiaries. Unless the context otherwise requires, the term “interest” includes additional interest, if any, due under the registration rights agreement.

General

The notes are our unsecured obligations and rank equally with all of our other unsecured and unsubordinated indebtedness. The notes are effectively subordinated to our secured indebtedness and to all indebtedness and other liabilities of our subsidiaries (as well as to the Series A and Series B Preferred OP Units of the Operating Partnership). See “Risk Factors—Effective subordination of the notes may reduce amounts available for payment of the notes” in this prospectus supplement.

We have no material assets other than our interest in the Operating Partnership. See “Risk Factors—Acadia has no material assets other than its investment in the Operating Partnership” and “—Effective subordination of the notes may reduce amounts available for payment of the notes” in this prospectus supplement.

The notes are initially limited to the aggregate principal amount of $115,000,000. We may, without the consent of holders of the notes, increase the principal amount of the notes by issuing additional debt securities in the future on the same terms and conditions, except for any difference in the issue price and interest accrued prior to the issue date of the additional debt securities, and with the same CUSIP number as the notes offered hereby, provided that such additional debt securities constitute part of the same issue as the notes offered hereby for U.S. federal income tax purposes.

The notes are issued only in fully registered, book-entry form, in denominations of $1,000 and integral multiples thereof, except under the limited circumstances described under “—Book-Entry System” below.

Holders may convert notes at the office of the conversion agent, present notes for registration of transfer at the office of the registrar for the notes and present notes for payment at maturity at the office of the paying agent. We have appointed the trustee as the initial conversion agent, registrar and paying agent for the notes.

If any interest payment date, stated maturity date, redemption date or repurchase date is not a business day, the payment otherwise required to be made on such date will be made on the next business day without any additional payment as a result of such delay. The term “business day” means, with respect to any note, any day, other than a Saturday, Sunday or any other day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close. All payments will be made in U.S. dollars.

The terms of the notes provide that we are permitted to reduce interest payments and payments upon a redemption, repurchase or conversion of notes otherwise payable to a holder for any amounts we are required to withhold by law. For example, non-U.S. holders of notes may, under some circumstances, be subject to U.S. federal withholding tax with respect to payments of interest on the notes. Moreover, holders of convertible debt instruments such as the notes may, in certain circumstances, be deemed to have received distributions of stock if the conversion price of such instruments is adjusted even though such holders have not received any cash or property as a result of such adjustments, which deemed distribution (in the case of a non-U.S. holder) will be subject to a U.S. federal withholding tax.

We are not subject to any financial covenants under the indenture, other than the covenant by Acadia not to permit the Operating Partnership, directly or indirectly, to incur or guarantee any indebtedness other than non-recourse indebtedness, subject to certain exceptions, unless prior to or concurrent with such incurrence or guarantee, the Operating Partnership guarantees the notes on an equal and ratable basis. Except as described in the prior sentence, the indenture does not restrict our ability to pay distributions, incur debt or issue or repurchase our securities.

The indenture does not contain any provisions that would necessarily protect holders of notes if we were involved in a highly leveraged transaction, reorganization, merger or other similar transaction that may adversely affect us, except for the right of holders to require us to repurchase their notes upon the occurrence of a change of control prior to December 20, 2011 as described below under “—Repurchase at Option of Holders upon a Change of Control.” Furthermore, the notes contain certain features that could deter or discourage third party acquisition proposals that could be beneficial to holders.

We or one of our affiliates may, to the extent permitted by applicable law, at any time purchase notes in the open market, by tender at any price or by private agreement. Any note purchased by us or our affiliates (a) after the date that is two years from the latest issuance of the notes may, to the extent permitted by and consistent with applicable laws, be reissued or sold or may be surrendered to the trustee for cancellation or (b) on or prior to the date referred to in clause (a), will be surrendered to the trustee for cancellation. Any notes surrendered for cancellation may not be reissued or resold and will be cancelled promptly.

Interest

Interest on the notes accrues at the rate of 3.75% per year from and including December 11, 2006 or the most recent interest payment date to which interest has been paid or provided for, and will be payable semi-annually in arrears on June 15 and December 15 of each year, beginning on June 15, 2007. The interest so payable will be paid to each holder in whose name a note is registered at the close of business on the June 1 or December 1 (whether or not a business day) immediately preceding the applicable interest payment date. Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. In addition, we may be required to pay additional interest on the notes as provided under “—Registration Rights; Additional Interest” below.

Upon a conversion of notes, accrued interest thereon will be deemed to be paid by delivery of the consideration due to the exchanging holder upon such conversion, except that holders of notes on a record date will be entitled to receive interest payable on the related interest payment date even if such notes are converted after such record date and on or prior to such interest payment date. However, unless we have called the notes for redemption on a redemption date that falls after a record date for an interest payment date and on or prior to the second business day following the related interest payment date, holders who surrender their notes for conversion after such record date and on or prior to such interest payment date must pay to the conversion agent upon conversion an amount in cash equal to the interest payable by us on such interest payment date. The foregoing sentence will not, however, apply to notes with overdue interest or additional interest at the time of the conversion, with respect to such overdue interest or additional interest, as applicable. No other payment or adjustment will be made for accrued interest on a converted note. If we redeem the notes, or if a holder surrenders a note for repurchase by us in accordance with the terms of such note, we will pay accrued and unpaid interest (including additional interest, if any) to the holder that surrenders such note for redemption or repurchase, as the case may be. However, if an interest payment date falls on or prior to the redemption date or repurchase date for a note and after the related record date, we will pay the accrued and unpaid interest (including additional interest, if any) due on that interest payment date instead to the record holder of such note at the close of business on the related record date.

Maturity

The notes will mature on December 15, 2026 and will be paid against presentation and surrender thereof at the corporate trust office of the trustee unless earlier (1) redeemed by us at our option or repurchased by us at a holder’s option at certain times as described under “—Redemption of Notes at Our Option,” “—Repurchase at Option of Holders on Certain Dates” or “—Repurchase at Option of Holders Upon a Change of Control” below, or (2) converted at a holder’s option as permitted under “—Conversion Rights” below. The notes will not be entitled to the benefits of, or be subject to, any sinking fund.

Redemption of Notes at Our Option

We will not have the right to redeem any notes prior to December 20, 2011, except to preserve our status as a REIT for U.S. federal income tax purposes. If, at any time, we determine it is necessary to redeem the notes in order to preserve our status as a REIT, we may redeem the notes, in whole or in part, for cash equal to 100% of the principal amount of the notes plus accrued and unpaid interest (including additional interest, if any) to, but not including, the redemption date. In addition, on or after December 20, 2011, we will have the right to redeem the notes in whole or in part, at any time or from time to time, for cash equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest (including additional interest, if any) to, but not including, the redemption date. Written notice of redemption must be delivered to holders of the notes not less than 30 nor more than 60 days prior to the redemption date.

If the paying agent holds money sufficient to pay the redemption price due on a note on the redemption date in accordance with the terms of the indenture, then, on and after the redemption date, that note will cease to be outstanding and interest on that note will cease to accrue, whether or not the holder effects a book-entry transfer of that note or delivers that note to the paying agent. Thereafter, all other rights of the holder of that note terminate, other than the right to receive the redemption price and additional interest, if any, due on the redemption date.

If we decide to redeem the notes in part, the trustee will select the notes to be redeemed (in principal amounts of $1,000 and integral multiples thereof) on a pro rata basis or such other method it deems fair and appropriate. If the trustee selects a portion of a note for partial redemption and a holder converts a portion of the same note, the converted portion will be deemed to be from the portion selected for redemption.

In the event of any redemption of notes in part, we will not be required to:

•

issue or register the transfer or conversion of any note during a period beginning at the opening of business 15 days before any selection of notes for redemption and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of notes to be so redeemed; or

•	register the transfer or conversion of any note so selected for redemption, in whole or in part, except the unredeemed portion of any note being redeemed in part.

If we call notes for redemption, a holder may convert notes called for redemption only until the close of business on the second business day immediately preceding the redemption date, unless we fail to pay the redemption price. See “—Conversion Rights—Conversion upon Notice of Redemption” below.

Repurchase at Option of Holders on Certain Dates

Holders of notes may require us to repurchase their notes in whole or in part (in principal amounts of $1,000 and integral multiples thereof) on December 20, 2011, December 15, 2016 and December 15, 2021 for cash equal to 100% of the principal amount of the notes to be repurchased plus accrued and unpaid interest (including additional interest, if any) to, but not including, the repurchase date. To exercise its repurchase right, a holder must deliver a written repurchase notice to the paying agent, which initially is the trustee, during the period beginning at any time from the opening of business on the date that is 20 business days prior to the repurchase date until the close of business on the second business day prior to the repurchase date.

On or before the 20th business day prior to each repurchase date, we will provide to the trustee, any paying agent and to all holders of the notes, and to beneficial owners as required by applicable law, a notice stating, among other things:

•	the repurchase date;
•	the repurchase price;
•	the name and address of the trustee and any paying agent and the conversion agent;
•

that notes with respect to which the holder has delivered a repurchase notice may be converted, if otherwise convertible, only if the holder withdraws the repurchase notice in accordance with the terms of the indenture; and

•	the procedures that holders must follow to require us to repurchase their notes.

We will also disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing the information specified in such notice or publish that information in a newspaper of general circulation in The City of New York, or through such other public medium as we deem appropriate at that time. In addition, we will post any such press release on our website or disseminate it through any other appropriate public medium.

To exercise its repurchase right, a holder of the notes must deliver to the paying agent prior to the close of business on the second business day prior to the repurchase date written notice of such holder’s exercise of its repurchase right. The notice must state:

•	if such notes are in certificated form, the certificate number(s) of the notes to be repurchased;
•	the principal amount of notes to be repurchased, in integral multiples of $1,000, provided that the remaining principal amount of notes is in an authorized denomination; and
•	that the notes are to be repurchased by us pursuant to the applicable provisions of the indenture and the notes.

Holders may withdraw any repurchase notice in whole or in part by a written notice of withdrawal delivered to the paying agent prior to the close of business on the second business day prior to the repurchase date. If a holder of notes delivers a repurchase notice, it may not thereafter surrender such notes for conversion unless such repurchase notice is withdrawn as permitted below. The notice of withdrawal must specify:

•	the name of the holder;
•	the principal amount of notes in respect of which the repurchase notice is being withdrawn, which must be an integral multiple of $1,000;
•	the principal amount of notes, if any, that remains subject to the repurchase notice, which must be an integral multiple of $1,000; and
•	if the notes subject to the withdrawal notice are in certificated form, the certificate number(s) of all notes subject to the withdrawal notice.

If the notes are in book-entry form, the above notices must also comply with the appropriate procedures of The Depository Trust Company, or “DTC.”

Holders electing to require us to repurchase notes must either effect book-entry transfer of notes in book-entry form in compliance with appropriate DTC procedures or deliver the notes in certificated form, together with necessary endorsements, to the paying agent on or prior to the repurchase date to receive payment of the repurchase price on the repurchase date. We will pay the repurchase price within two business days after the later of the repurchase date or the time of such transfer or delivery of the notes.

If the paying agent holds funds sufficient to pay the repurchase price of the notes on the repurchase date, then on and after such date:

•	such notes will cease to be outstanding;
•	interest on such notes will cease to accrue; and
•	all rights of holders of such notes will terminate, except the right to receive the repurchase price.

This will be the case whether or not book-entry transfer of the notes in book-entry form is made and whether or not notes in certificated form, together with the necessary endorsements, are delivered to the paying agent.

Notwithstanding the foregoing, no notes may be repurchased by us at the option of the holders thereof if there has occurred and is continuing an event of default with respect to the notes (other than a default in the payment of the repurchase price for those notes). In addition, we may also be unable to repurchase the notes in accordance with their terms. See “Risk Factors—Acadia may not have the cash necessary to pay the principal return and any net amount upon a conversion of notes or to repurchase the notes on specified dates or following certain change of control transactions” in this prospectus supplement.

To the extent legally required in connection with a repurchase of notes, we will comply with the provisions of Rule 13e-4 and other tender offer rules under the Exchange Act then applicable, if any, and will file a Schedule TO or any other schedule required under the Exchange Act.

We may arrange for a third party to purchase any notes for which we receive a valid repurchase notice that is not withdrawn, in the manner and otherwise in compliance with the requirements set forth in the terms of the notes applicable to the offer to repurchase the notes. If a third party purchases any notes under these circumstances, then interest will continue to accrue on those notes and those notes will continue to be outstanding after the repurchase date and will be fungible with all other notes then outstanding. The third party subsequently may resell those purchased notes to other investors.

Repurchase at Option of Holders upon a Change of Control

If a change of control (as defined below) occurs at any time prior to December 20, 2011, holders of notes may require us to repurchase their notes in whole or in part for cash equal to 100% of the principal amount of the notes to be repurchased plus accrued and unpaid interest (including additional interest, if any) to, but not including, the repurchase date. If a change of control occurs on or after December 20, 2011, holders of notes will not have any right to require us to repurchase their notes, except as described under “—Repurchase at Option of Holders on Certain Dates” above.

Within 20 days of a change of control, we will provide to the trustee, any paying agent and to all holders of the notes, and to beneficial owners as required by applicable law, a notice stating, among other things:

•	events causing a change of control and the date of such change of control;
•	the date on which we shall repurchase the notes upon a change of control;
•	the repurchase price;
•	the name and address of the trustee, any paying agent and the conversion agent;
•

that notes with respect to which the holder has delivered a repurchase notice may be converted, if otherwise convertible, only if the holder withdraws the repurchase notice in accordance with the terms of the indenture; and

•	the procedures that holders must follow to require us to repurchase their notes.

Within 20 days after the occurrence of a change of control, we are obligated to give to the holders of the notes written notice of the change of control and of the repurchase right arising as a result of the change of control and the repurchase date (which repurchase date may be no earlier than 15 days and no later than 30 days after the date of such notice). We must also deliver a copy of this notice to the trustee and any paying agent. We will also disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News announcing the occurrence of the change of control or publish that information in a newspaper of general circulation in The City of New York or through such other public medium as we deem appropriate at that time. In addition, we will post any such press release on our website or disseminate it through any other appropriate public medium.

To exercise its repurchase right, a holder of notes must deliver to the paying agent prior to the close of business on the third business day prior to the repurchase date written notice of such holder’s exercise of its repurchase right. This notice must state:

•	if such notes are in certificated form, the certificate number(s) of the notes to be repurchased;
•	the portion of the principal amount of notes to be repurchased, in multiples of $1,000, provided that the remaining principal amount of notes is in an authorized denomination; and
•	that the notes are to be repurchased by us pursuant to the applicable provisions of the notes.

Holders may withdraw any repurchase notice in whole or in part by a written notice of withdrawal delivered to the paying agent prior to the close of business on the third business day prior to the repurchase date. If a holder of notes delivers a repurchase notice, it may not thereafter surrender such notes for conversion unless such repurchase notice is withdrawn as permitted below. The notice of withdrawal must specify:

•	the name of the holder;
•	if the notes subject to the withdrawal notice are in certificated form, the certificate number(s) of all notes subject to the withdrawal notice;
•	the principal amount of notes in respect of which the repurchase notice is being withdrawn, which must be an integral multiple of $1,000; and
•	the principal amount of notes, if any, that remains subject to the repurchase notice, which must be an integral multiple of $1,000.

If the notes are in book-entry form, the above notices must comply with the appropriate procedures of DTC.

Holders electing to require us to repurchase notes must either effect book-entry transfer of notes in book-entry form in compliance with appropriate DTC procedures or deliver the notes in certificated form, together with necessary endorsements, to the paying agent on or prior to the repurchase date to receive payment of the repurchase price on the repurchase date. We will pay the repurchase price within two business days after the later of the repurchase date or the time of such transfer or delivery of the notes.

If the paying agent holds funds sufficient to pay the repurchase price of the notes on the repurchase date, then on and after such date:

•	such notes will cease to be outstanding;
•	interest on such notes will cease to accrue; and
•	all rights of holders of such notes will terminate, except the right to receive the repurchase price.

This will be the case whether or not book-entry transfer of the notes in book-entry form is made and whether or not notes in certificated form, together with the necessary endorsements, are delivered to the paying agent.

A “change of control” will be deemed to have occurred at the time that any of the following occurs:

•

consummation of any transaction or event (whether by means of a share exchange or tender offer applicable to our common shares, a liquidation, consolidation, recapitalization, reclassification, combination or merger of us or a sale, lease or other transfer of all or substantially all of our consolidated assets) or a series of related transactions or events pursuant to which all of our outstanding common shares are exchanged for or converted into the right to receive cash, securities or other property;

•

any “person” or “group,” other than us, the Operating Partnership or any of our majority-owned subsidiaries or any employee benefit plans of ours or those of the Operating Partnership or such subsidiaries, is or becomes the “beneficial owner,” directly or indirectly, of more than 50% of the total voting power in the aggregate of all of our classes of shares of beneficial interest then outstanding entitled to vote generally in elections of trustees;

•

during any period of 12 consecutive months after the date of original issuance of the notes, persons who at the beginning of such 12-month period constituted our board of trustees, together with any new persons whose election, appointment, designation or nomination was approved by a vote of a majority of the persons then still comprising the board of trustees who were either members of the board of trustees at the beginning of such period or whose election, appointment, designation or nomination for election was previously so approved, cease for any reason to constitute a majority of our board of trustees; or

•	we cease to be the general partner of the Operating Partnership.

However, even if any of the events specified above have occurred, except as indicated below, a “change of control” will not be deemed to have occurred if either:

•

the closing sale price of our common shares for any five trading days within (1) the period of 10 consecutive trading days ending immediately after the later of the change of control or the public announcement of the change of control, in the case of a change of control relating to an acquisition of shares of beneficial interest, or (2) the period of 10 consecutive trading days ending immediately after the change of control, in the case of a change of control relating to a merger, consolidation or asset sale, lease or other transfer equals or exceeds 105% of the conversion price applicable to the notes on each of those trading days; provided, however, that the exception to the definition of “change of control” specified in this bullet point shall not apply in the context of a “change of control” as described under “—Conversion Rights—Conversion Upon Specified Transactions” or “—Conversion Rights—Make Whole Upon Certain Change of Control Transactions” below; or

•

at least 90% of the consideration paid for our common shares (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in a merger, consolidation or other transaction otherwise constituting a change of control consists of shares of common stock (or depositary receipts or other certificates representing or evidencing common equity interests) traded on a national securities exchange or quoted on an established automated over-the counter trading market in the United States (or will be so traded or quoted immediately following such merger, consolidation or other transaction) and as a result of the merger, consolidation or other transaction the notes become convertible into such shares of common stock (or depositary receipts or other certificates representing or evidencing common equity interests).

For purposes of these provisions, “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

The definition of “change of control” includes a phrase relating to the sale, lease or other transfer of “all or substantially all” of our consolidated assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of the sale, lease or other transfer of less than all of our consolidated assets may be uncertain.

Notwithstanding the foregoing, no notes may be repurchased by us at the option of the holders thereof if there has occurred and is continuing an event of default with respect to the notes (other than a default in the payment of the repurchase price for those notes). In addition, we may also be unable to repurchase the notes in accordance with their terms. See “Risk Factors—Acadia may not have the cash necessary to pay the principal return and any net amount upon a conversion of notes or to repurchase the notes on specified dates or following certain change of control transactions” in this prospectus supplement.

To the extent legally required in connection with a repurchase of notes, we will comply with the provisions of Rule 13e-4 and other tender offer rules under the Exchange Act then applicable, if any, and will file a Schedule TO or any other required schedule under the Exchange Act.

We may arrange for a third party to purchase any notes for which we receive a valid repurchase notice that is not withdrawn, in the manner and otherwise in compliance with the requirements set forth in the terms of the notes applicable to the offer to repurchase the notes. If a third party purchases any notes under these circumstances, then interest will continue to accrue on those notes and those notes will continue to be outstanding after the repurchase date and, subject to compliance with applicable law, will be fungible with all other notes then outstanding. The third party subsequently may resell those purchased notes to other investors subject to compliance with applicable law.

No Shareholder Rights for Holders of Notes

Holders of notes, as such, will not have any rights as our shareholders (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common shares).

Conversion Rights

Subject to the restrictions on ownership of our common shares and the conditions described below, holders may convert their notes into cash or, if the conversion value is greater than the principal return (as such term is defined in this prospectus supplement), cash with respect to the amount equal to the principal return, and with respect to any portion in excess of the principal return, cash, our common shares or a combination of cash and our common shares, at our option, initially at a conversion rate of 32.4002 common shares per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $30.86 per common share). The conversion rate and the equivalent conversion price in effect at any given time are referred to in this prospectus supplement as the “conversion rate” and the “conversion price,” respectively, and will be subject to adjustment as described herein.

Upon conversion of a note, a holder will not receive any cash payment of interest (unless such conversion occurs after a record date and on or prior to the interest payment date to which it relates) and we will not adjust the conversion rate to account for accrued and unpaid interest. Our delivery to the holder of cash and, if applicable, our common shares, if any, will be deemed to satisfy our obligation to pay interest with respect to notes tendered for conversion except as otherwise provided herein. Accordingly, upon a conversion of notes, except as otherwise provided herein, any accrued and unpaid interest will be deemed to be paid in full, rather than cancelled, extinguished or forfeited.

Holders of notes at the close of business on a record date for an interest payment will receive payment of interest payable on the corresponding interest payment date notwithstanding the conversion of such notes at any time after the close of business on the applicable regular record date. Notes tendered for conversion by a holder after the close of business on any record date for an interest payment and on or prior to the corresponding interest payment date must be accompanied by payment of an amount equal to the interest that the holder is to receive on the notes; provided, however, that no such payment will be required to be made (1) if we have specified a redemption date that is after such record date and on or prior to the second business day following such interest payment date, or (2) with respect to overdue interest (including additional interest), if any overdue interest exists at the time of conversion with respect to such notes.

If a holder converts notes and we elect to deliver our common shares, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of our common shares upon the conversion, if any, unless the tax is due because the holder requests the shares to be issued or delivered to a person other than the holder, in which case the holder will pay that tax prior to receipt of such common shares.

If a holder wishes to exercise its conversion right, such holder must deliver an irrevocable duly completed and manually signed conversion notice, together, if the notes are in certificated form, with the certificated security, to the conversion agent along with appropriate endorsements and transfer documents, if required or, if the notes are in book-entry form, comply with appropriate procedures of DTC, and pay any transfer or similar tax, if required. The conversion agent will, on the holder’s behalf, convert the notes into cash and our common shares, if any. Holders may obtain copies of the required form of the conversion notice from the conversion agent.

If a holder has already delivered a repurchase notice as described under either “—Repurchase at Option of Holders on Certain Dates” or “—Repurchase at Option of Holders upon a Change of Control” above, with respect to a note, that holder may not tender that note for conversion until the holder has properly withdrawn the repurchase notice.

A holder may convert fewer than all of its notes so long as the notes converted are an integral multiple of $1,000 principal amount and the remaining principal amount of notes is in an authorized denomination.

Upon surrender of a note for conversion, the holder shall deliver to us cash equal to the amount that we are required to deduct and withhold under applicable law in connection with such conversion; provided, however, that if the holder does not deliver such cash, we may deduct and withhold from the consideration otherwise deliverable to such holder the amount required to be deducted and withheld under applicable law.

Holders may surrender their notes for conversion for cash or, if the conversion value is greater than the principal return, cash with respect to the amount equal to the principal return, and with respect to any portion in excess of the principal return, a combination of cash and our common shares, at our option, at the applicable conversion rate prior to the close of business on the second business day immediately preceding the stated maturity date at any time on or after December 15, 2025 and also under any of the following circumstances, each as further discussed below:

•

during any calendar quarter beginning after December 31, 2006 (and only during such calendar quarter) if, and only if, the closing sale price of our common shares for at least 20 trading days (whether or not consecutive) in the period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter as determined by us is more than 130% of the conversion price per common share in effect on the applicable trading day;

•

during the five consecutive trading-day period following any five consecutive trading-day period in which the trading price per $1,000 principal amount of the notes (as determined following a reasonable request by a holder of the notes) was less than 98% of the product of the closing sale price of our common shares multiplied by the applicable conversion rate;

•	if those notes have been called for redemption, at any time prior to the close of business on the second business day prior to the redemption date;
•	during prescribed periods upon the occurrence of specified transactions discussed below; or
•	if our common shares are not listed on a U.S. national or regional securities exchange for 30 consecutive trading days.

“Closing sale price” of our common shares or other capital stock or similar equity interests or other publicly traded securities on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the principal United States securities exchange on which our common shares or such other capital stock or similar equity interests or other securities are traded or, if our common shares or such other capital stock or similar equity interests or other securities are not listed on a United States national or regional securities exchange, as reported by Pink Sheets LLC or another established over-the-counter trading market in the United States. The closing sale price will be determined without regard to after-hours trading or extended market making. In the absence of the foregoing, we will determine the closing sale price on such basis as we consider appropriate.

“Trading day” means a day during which trading in securities generally occurs on the NYSE or, if our common shares are not then listed on the NYSE, on the principal other national or regional securities exchange on which our common shares are then traded.

Make Whole Upon Certain Change of Control Transactions

If a change of control occurs prior to December 20, 2011 as a result of a transaction described in the first or second bullets of the definition of change of control (as set forth above under “—Repurchase at Option of Holders upon a Change of Control”) and a holder elects to convert its notes in connection with such change of control as described below under “—Conversion Rights—Conversion upon Specified Transactions,” we will increase the applicable conversion rate for the notes surrendered for conversion by a number of additional common shares (the “additional change of control shares”) as described below. A conversion of notes will be deemed for these purposes to be “in connection with” such a change of control if the notice of conversion of the notes is received by the conversion agent from and including the effective date of the change of control up to and including the 30th business day following the effective date of the change of control or, if applicable, the related repurchase date.

The number of additional change of control shares will be determined by reference to the table below and is based on the date on which such change of control transaction becomes effective (the “effective date”) and the price (the “share price”) paid per common share in such transaction. If the holders of our common shares receive only cash in the change of control transaction, the share price shall be the cash amount paid per common share. Otherwise, the share price shall be the average of the closing sale prices of our common shares on the 10 consecutive trading days up to but excluding the effective date of the change of control.

The share prices set forth in the first row of the table (i.e., the column headers) will be adjusted as of any date on which the conversion rate of the notes is adjusted. The adjusted share prices will equal the share prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the share price adjustment and the denominator of which is the conversion rate as so adjusted. In addition, the number of additional change of control shares will be subject to adjustment in the same manner as the conversion rate as set forth below under “—Conversion Rate Adjustments.”

The following table sets forth the share price and number of additional change of control shares per $1,000 principal amount of notes:

Effective Date	Share Price
	$25.72	$30.86	$35.00	$40.00	$45.00	$50.00	$55.00	$60.00	$65.00	$70.00	$75.00
December 11, 2006	6.4800	3.3287	2.0157	1.1708	0.7290	0.4816	0.3312	0.2322	0.1629	0.1126	0.0751
December 15, 2007	6.4800	3.1631	1.8196	1.0011	0.6016	0.3913	0.2682	0.1885	0.1325	0.0913	0.0603
December 15, 2008	6.4001	2.8631	1.5243	0.7749	0.4471	0.2891	0.2004	0.1428	0.1012	0.0698	0.0455
December 15, 2009	6.2659	2.4521	1.1394	0.5105	0.2836	0.1874	0.1346	0.0985	0.0711	0.0492	0.0318
December 15, 2010	6.1717	1.8377	0.6186	0.2235	0.1290	0.0932	0.0710	0.0538	0.0397	0.0278	0.0180
December 20, 2011	—	—	—	—	—	—	—	—	—	—	—

The actual share prices and effective dates may not be set forth in the table, in which case:

(1) if the share price is between two share price amounts in the table or the effective date is between two dates in the table, the additional change of control shares will be determined by straight-line interpolation between the number of additional change of control shares set forth for the higher and lower share price amounts and the two dates, as applicable, based on a 365-day year;

(2) if the share price is equal to or in excess of $75.00 per common share (subject to adjustment), no additional change of control shares will be issued upon conversion; and

(3) if the share price is less than $25.72 per common share (subject to adjustment), no additional change of control shares will be issued upon conversion.

Notwithstanding the foregoing, in no event will the total number of our common shares, including any additional change of control shares, issuable upon conversion exceed 38.8802 per $1,000 principal amount of notes, subject to adjustment in the same manner as the conversion rate as set forth below under “—Conversion Rate Adjustments.”

Our obligation to deliver the additional change of control shares could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

Conversion upon Satisfaction of Market Price Condition

A holder may surrender any of its notes for conversion during any calendar quarter beginning after December 31, 2006 (and only during such calendar quarter) if, and only if, the closing sale price of our common shares for at least 20 trading days (whether or not consecutive) in the period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter as determined by us is more than 130% of the conversion price per common share in effect on the applicable trading day. Our board of trustees will make appropriate adjustments, in its good faith determination, to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date of the event occurs, during that 30 consecutive trading-day period.

Conversion upon Satisfaction of Trading Price Condition

A holder may surrender any of its notes for conversion during the five consecutive trading-day period following any five consecutive trading-day period in which the trading price per $1,000 principal amount of notes (as determined following a reasonable request by a holder of the notes) was less than 98% of the product of the closing sale price of our common shares multiplied by the applicable conversion rate.

The “trading price” of the notes on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of notes obtained by the trustee for a $2,000,000 principal amount of notes at approximately 3:30 p.m., New York City time, on such determination date from two independent nationally recognized securities dealers that we select, which may include the initial purchasers; provided that if at least two such bids cannot reasonably be obtained by the trustee, but one such bid can reasonably be obtained by the trustee, then one bid shall be used. If the trustee cannot reasonably obtain at least one bid for a $2,000,000 principal amount of notes from a nationally recognized securities dealer or, in our reasonable judgment, the bid quotations are not indicative of the secondary market value of the notes, then the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the closing sale price of our common shares and the conversion rate on such determination date.

The trustee shall have no obligation to determine the trading price of the notes unless we have requested such determination, and we shall have no obligation to make such request unless a holder provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the closing sale price of our common shares and the conversion rate, whereupon we shall instruct the trustee to determine the trading price of the notes beginning on the next trading day and on each successive trading day until the trading price is greater than or equal to 98% of the product of the closing sale price of our common shares and the conversion rate.

Conversion upon Notice of Redemption

A holder may surrender for conversion any of the notes called for redemption at any time prior to the close of business on the second business day prior to the redemption date, even if the notes are not otherwise convertible at such time. The right to convert notes will expire at that time, unless we default in making the payment due upon redemption. However, if a holder has already delivered a repurchase notice with respect to a note, such holder may not surrender that note for conversion until it has withdrawn such notice in accordance with the terms of the notes.

Conversion upon Specified Transactions

If we elect to:

•

distribute to all holders of our common shares certain rights entitling them to purchase, for a period expiring within 45 days, our common shares at less than the closing sale price of our common shares on the trading day immediately preceding the declaration date of such distribution; or

•

distribute to all holders of our common shares assets, debt securities or rights to purchase our securities or those of the Operating Partnership, which distribution has a per share value exceeding 15% of the closing sale price of our common shares on the trading day immediately preceding the declaration date of such distribution, we must notify the holders of notes in writing at least 25 business days prior to the ex-dividend date for such distribution. Once we have given that notice, holders may surrender their notes for conversion at any time until the earlier of the close of business on the business day prior to the ex-dividend date or an announcement that such distribution will not take place; provided, however, that a holder may not exercise this right to convert if the holder may participate, on an as-converted basis, in the distribution without conversion of the notes. The ex-dividend date is the first date upon which a sale of our common shares does not automatically transfer the right to receive the relevant distribution from the seller of our common shares to its buyer.

In addition, if we are a party to a consolidation, merger, binding share exchange or a sale, lease or other transfer of all or substantially all of our consolidated assets pursuant to which all of our outstanding common shares would be exchanged for cash, securities or other property that is not otherwise a change of control, a holder may surrender its notes for conversion at any time from and including the date that is 25 business days prior to the anticipated effective time of the transaction up to and including five business days after the actual date of such transaction. We will notify holders as promptly as practicable following the date we publicly announce such transaction (but in no event less than 25 business days prior to the anticipated effective time of such transaction).

If a change of control occurs as a result of a transaction described in the first or second bullets of the definition of change of control (as set forth above under “—Repurchase at Option of Holders Upon a Change of Control”), a holder will have the right to convert its notes at any time from and including the effective date of such transaction up to and including the 30th business day following the effective date of the transaction, subject to expiration of a holder’s conversion right with respect to any notes submitted for repurchase. We will notify holders as promptly as practicable following the date we publicly announce such change of control (but in no event later than five business days prior to the effective date of such change of control).

If we are a party to a consolidation, merger, binding share exchange or a sale, lease or other transfer of all or substantially all of our consolidated assets pursuant to which all of our common shares are exchanged for cash, securities or other property, then from and after the effective time of the transaction, any conversion of notes, including the conversion value and the net shares deliverable in connection with such conversion, will be based on the kind and amount of cash, securities or other property that a holder of notes would have received if such holder had converted its notes for our common shares immediately prior to the effective time of the transaction. For purposes of the foregoing, where a consolidation, merger or binding share exchange or a sale, lease or other transfer of all or substantially all of our consolidated assets involves a transaction that causes our common shares to be converted into the right to receive more than a single type of consideration based upon any form of shareholder election, such consideration will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common shares that affirmatively make such an election. If a change of control occurs prior to December 20, 2011 as a result of a transaction described in the first or second bullets of the definition thereof, we will adjust the conversion rate for notes tendered for conversion in connection with the transaction, as described above under “—Conversion Rights—Make Whole Upon Certain Change of Control Transactions.”

Conversion Upon Delisting of our Common Shares

A holder may surrender any of its notes for conversion at any time beginning on the first business day after our common shares have ceased to be listed on a U.S. national or regional securities exchange for a 30 consecutive trading-day period.

Conversion Settlement

Upon a conversion of notes, we will deliver, in respect of each $1,000 principal amount of notes tendered for conversion in accordance with their terms:

•	cash in an amount (the “principal return”) equal to the lesser of (a) the principal amount of notes surrendered for conversion and (b) the conversion value; and
•

if the conversion value is greater than the principal return, an amount (the “net amount”) in cash, our common shares or a combination of cash and our common shares with an aggregate value equal to the difference between the conversion value and the principal return as described in this prospectus supplement.

We may elect to deliver any portion of the net amount in cash (which we refer to as the “net cash amount”) or in our common shares, and any portion of the net amount we elect to deliver in our common shares (the “net shares”) will be the sum of the daily share amounts (calculated as described below) for each trading day during the applicable conversion period. Prior to the close of business on the second trading day following the date on which notes are tendered for conversion, we will inform holders of such notes of our election to pay cash for all or a portion of the net amount and, if applicable, the portion of the net amount that will be paid in cash and the portion that will be delivered in the form of net shares.

We will deliver cash in lieu of any of our fractional common shares issuable in connection with payment of the net shares based upon the average price.

The “conversion value” for each $1,000 principal amount of notes is equal to (a) the applicable conversion rate, multiplied by (b) the average price.

The “applicable conversion period” means the 20 consecutive trading-day period commencing on the third trading day following the date the notes are tendered for conversion.

The “average price” is equal to the average of the closing sale prices of our common shares for each trading day in the applicable conversion period. If the notes have become convertible into securities or property other than our common shares, the “average price” is equal to the average of the closing sale prices of such securities for each trading day in the applicable conversion period or, in the case of other property, the fair market value thereof as determined in good faith by the board of trustees.

The “daily share amount” for each $1,000 principal amount of notes and each trading day in the applicable conversion period is equal to the greater of:

•	zero; and
•	a number of our common shares determined by the following formula:

(CSP x applicable conversion rate) – ($1,000 + net cash amount, if any)
20 x CSP

where

CSP = the closing sale price of our common shares on such trading day; provided that if the notes have become convertible into securities or property other than our common shares, “CSP” is equal to the average of the closing sale prices of such securities for each trading day in the applicable conversion period or, in the case of other property, the fair market value thereof as determined in good faith by the board of trustees

The conversion value, principal return, net amount, net cash amount and the number of net shares, as applicable, will be determined by us promptly after the end of the applicable conversion period. We will pay the principal return and cash in lieu of fractional shares, and deliver net shares or pay the net cash amount, as applicable, no later than the third business day following the last trading day of the applicable conversion period.

Conversion Rate Adjustments

The conversion rate shall be adjusted from time to time as follows:

(1) If we issue our common shares as a dividend or distribution on our common shares to all holders of our common shares, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x (OS1/OS0)

where

CR0 = the conversion rate in effect immediately prior to the adjustment relating to such event

CR1 = the new conversion rate in effect taking such event into account

OS0 = the number of our common shares outstanding immediately prior to such event

OS1 = the number of our common shares outstanding immediately after such event.

Any adjustment made pursuant to this paragraph (1) shall become effective on the date that is immediately after (x) the date fixed for the determination of shareholders entitled to receive such dividend or other distribution or (y) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution described in this paragraph (1) is declared but not so paid or made, the new conversion rate shall be readjusted to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(2) If we issue to all holders of our common shares any rights, warrants, options or other securities entitling them for a period of not more than 45 days after the date of issuance thereof to subscribe for or purchase our common shares, or issues to all holders of our common shares securities convertible into our common shares for a period of not more than 45 days after the date of issuance thereof, in either case at an exercise price per common share or a conversion price per common share less than the closing sale price of our common shares on the business day immediately preceding the time of announcement of such issuance, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x ((OS0+X)/(OS0+Y))

where

CR0 = the conversion rate in effect immediately prior to the adjustment relating to such event

CR1= the new conversion rate taking such event into account

OS0 = the number of our common shares outstanding immediately prior to such event

X = the total number of our common shares issuable pursuant to such rights, warrants, options, other securities or convertible securities

Y = the number of our common shares equal to the quotient of (A) the aggregate price payable to exercise such rights, warrants,

options, other securities or convertible securities and (B) the average of the closing sale prices of our common shares for the 10 consecutive trading days prior to the business day immediately preceding the date of announcement for the issuance such rights, warrants, options, other securities or convertible securities.

If the application of the foregoing formula would result in a decrease in the conversion rate, no adjustment to the conversion rate will be made.

For purposes of this paragraph (2), in determining whether any rights, warrants, options, other securities or convertible securities entitle the holders to subscribe for or purchase, or exercise a conversion right for, our common shares at less than the applicable closing sale price of our common shares, and in determining the aggregate exercise or conversion price payable for such common shares, there shall be taken into account any consideration received by us for such rights, warrants, options, other securities or convertible securities and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by our board of trustees.

If any right, warrant, option, other security or convertible security described in this paragraph (2) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the new conversion rate shall be readjusted to the conversion rate that would then be in effect if such right, warrant, option, other security or convertible security had not been so issued.

(3) If we distribute shares of our capital stock, evidences of indebtedness or our other assets or property to all holders of our common shares, excluding:

(A) dividends, distributions, rights, warrants, options, other securities or convertible securities referred to in paragraph (1) or (2) above,

(B) dividends or distributions paid exclusively in cash, and

(C) Spin-Offs described below in this paragraph (3),

then the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x (SP0/(SP0-FMV))

where

CR0 = the conversion rate in effect immediately prior to the adjustment relating to such event

CR1 = the new conversion rate taking such event into account

SP0 = the average of the closing sale prices of our common shares for the 10 consecutive trading days prior to the business day immediately preceding the earlier of the record date or the ex-dividend date for such distribution

FMV = the fair market value (as determined in good faith by our board of trustees) of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding common share on the earlier of the record date or the ex-dividend date for such distribution.

An adjustment to the conversion rate made pursuant to the immediately preceding paragraph shall be made successively whenever any such distribution is made and shall become effective on the day immediately after the date fixed for the determination of holders of our common shares entitled to receive such distribution.

If we distribute to all holders of our common shares capital stock of any class or series, or similar equity interest, of or relating to our subsidiary or other business unit (a “Spin-Off”), the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x ((FMV0+MP0)/MP0)

where

CR0 = the conversion rate in effect immediately prior to the adjustment relating to such event

CR1 = the new conversion rate taking such event into account

FMV0 = the value, based on the average of the closing sale prices of the capital stock or similar equity interest distributed to holders of our common shares over the first 10 consecutive trading days after the effective date of the Spin-Off applicable to one common share

MP0 = the average of the closing sale prices of our common shares over the first 10 consecutive trading days after the effective date of the Spin-Off.

An adjustment to the conversion rate made pursuant to the immediately preceding paragraph will occur on the 10th trading day after the effective date of the Spin-Off.

If any such dividend or distribution described in this paragraph (3) is declared but not paid or made, the new conversion rate shall be readjusted to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(4) If we make any cash dividend or distribution during any of our quarterly fiscal periods (without regard to when paid) to all holders of our common shares in an aggregate amount that, together with other cash dividends or distributions made in respect of that quarterly fiscal period, exceeds the product of $0.20 (the “Reference Dividend”) multiplied by the number of our common shares outstanding on the record date for such distribution, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x ((SP0-RD)/(SP0-C))

where

CR0 = the conversion rate in effect immediately prior to the adjustment relating to such event

CR1 = the new conversion rate taking such event into account

SP0 = the average of the closing sale prices of our common shares for the 10 consecutive trading days prior to the business day immediately preceding the earlier of the record date or the day prior to the ex-dividend date for such distribution

RD = the Reference Dividend

C = the amount in cash per share that we distribute to holders of our common shares in respect of such quarterly fiscal period.

An adjustment to the conversion rate made pursuant to this paragraph (4) shall become effective on the date immediately after the date fixed for the determination of holders of our common shares entitled to receive such dividend or distribution. If any dividend or distribution described in this paragraph (4) is declared but not so paid or made, the new conversion rate shall be readjusted to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if an adjustment to the conversion rate is required to be made as a result of a dividend or distribution that is not a quarterly dividend or distribution either in whole or in part, the Reference Dividend shall be deemed to be zero for purposes of determining the adjustment to the conversion rate as a result of such dividend or distribution.

The Reference Dividend shall be subject to adjustment in a manner that is inversely proportional to the adjustments to the conversion rate; provided that no adjustment will be made to the Reference Dividend for any adjustment made to the conversion rate pursuant to this paragraph (4).

(5) If we or any of our subsidiaries make a payment in respect of a tender offer or exchange offer for our common shares to the extent that the cash and value of any other consideration included in the payment per common share exceeds the closing sale price of our common share on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Time”), the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x ((AC + (SP1 x OS1))/(SP1 x OS0))

where

CR0 = the conversion rate in effect immediately prior to the adjustment relating to such event

CR1 = the new conversion rate taking such event into account

AC = the aggregate value of all cash and any other consideration (as determined in good faith by our board of trustees) paid or payable for our common shares purchased in such tender or exchange offer

OS0 = the number of our common shares outstanding immediately prior to the date such tender or exchange offer expires

OS1 = the number of our common shares outstanding immediately after such tender or exchange offer expires (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer)

SP1 = the average of the closing sale prices of our common shares for the 10 consecutive trading days commencing on the trading day next succeeding the date such tender or exchange offer expires.

If the application of the foregoing formula would result in a decrease in the conversion rate, no adjustment to the conversion rate will be made.

Any adjustment to the conversion rate made pursuant to this paragraph (5) shall become effective on the date immediately following the Expiration Time. If we or one of our subsidiaries is obligated to purchase our common shares pursuant to any such tender or exchange offer but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the new conversion rate shall be readjusted to be the conversion rate that would be in effect if such tender or exchange offer had not been made.

Notwithstanding the foregoing, in the event of an adjustment to the conversion rate pursuant to paragraphs(4) or (5), in no event will the conversion rate exceed 38.8802, subject to adjustment pursuant to paragraphs (1), (2) and (3) above.

If we have in effect a rights plan while any notes remain outstanding, holders of notes will receive, upon a conversion of notes in respect of which we have elected to deliver net shares, in addition to such net shares, rights under any shareholder rights agreement we may then have in effect unless, prior to conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from our common shares. If the rights provided for in the rights plan adopted by us have separated from our common shares in accordance with the provisions of the applicable shareholder rights agreement so that holders of notes would not be entitled to receive any rights in respect of our common shares that we elect to deliver as net shares upon conversion of notes, the conversion rate will be adjusted at the time of separation as if we had distributed to all holders of our common shares capital stock, evidences of indebtedness or other assets or property pursuant to paragraph (3) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights.

In addition to the adjustments pursuant to paragraphs (1) through (5) above, we may increase the conversion rate in order to avoid or diminish any income tax to holders of our common shares resulting from any dividend or distribution of capital stock (or rights to acquire our common shares) or from any event treated as such for income tax purposes. We may also, from time to time, to the extent permitted by applicable law, increase the conversion rate by any amount for any period if we have determined that such increase would be in our best interests. If we make such determination, it will be conclusive and we will mail to holders of the notes a notice of the increased conversion rate and the period during which it will be in effect at least 15 days prior to the date the increased conversion rate takes effect in accordance with applicable law.

We will not make any adjustment to the conversion rate if holders of the notes are permitted to participate, on an as-converted basis, in the transactions described above without converting their notes.

The applicable conversion rate will not be adjusted upon certain events, including but not limited to:

•	the issuance of our common shares pursuant to any public or private follow-on offering;
•

the issuance of any of our common shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common shares under any plan;

•

the issuance of any of our common shares or options or rights to purchase those shares pursuant to any of our present or future employee, trustee or consultant benefit plan, employee agreement or arrangement or program;

•	the issuance of any of our common shares pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the notes were first issued;
•	a change in the par value of our common shares;
•	accumulated and unpaid dividends or distributions;
•	as a result of a tender offer solely to holders of less than 100 of our common shares; and
•

the issuance of limited partnership units by the Operating Partnership for cash or property and the issuance of our common shares for cash or property or the payment of cash upon redemption thereof; provided that the acquisition of property upon issuance of the limited partnership units will not result in any anti-dilution adjustments.

No adjustment in the conversion price will be required unless the adjustment would require an increase or decrease of at least 1% of the conversion price. If the adjustment is not made because the adjustment does not change the conversion price by at least 1%, then the adjustment that is not made will be carried forward and taken into account in any future adjustment. All required calculations will be made to the nearest cent or 1/1000th of a share, as the case may be. Notwithstanding the foregoing, if the notes are called for redemption, all adjustments not previously made will be made on the 10th business day preceding the applicable redemption date.

If certain of the possible adjustments to the conversion price of the notes are made, a holder may be deemed to have received a distribution from us or other income from us even though such holder has not received any cash or property as a result of such adjustments. We intend to withhold federal income tax (in the case of a non-U.S. holder) with respect to any deemed distribution from us, from cash payments of interest and payments in redemption, repurchase or conversion of the notes. See “Material United States Federal Income Tax Considerations” in this prospectus supplement.

Ownership Limit

In order to assist us in maintaining our qualification as a REIT for U.S. federal income tax purposes, no person may own, or be deemed to own by virtue of the attribution rules of the Internal Revenue Code, more than 9.8% in value or number, whichever is more restrictive, of the issued and outstanding shares of any of our class or series of shares of beneficial interest, subject to certain exceptions. In case of requests for waivers or modifications of such limit by persons that are not individuals or treated as individuals under the Internal Revenue Code, our board of trustees is required to waive or modify such limit if, among other things, evidence satisfactory to it is presented that such ownership would not jeopardize our status as a REIT. Notwithstanding any other provision of the notes, no holder of notes will be entitled to convert such notes into our common shares to the extent that receipt of such common shares would cause such holder (together with such holder’s affiliates) to exceed the ownership limit contained in our declaration of trust. See “Description of Shares of Beneficial Interest—REIT Ownership Limitations” in the accompanying prospectus.

Calculations in Respect of the Notes

Except as expressly specified otherwise herein, we will be responsible for making all calculations required under the notes. These calculations include, but are not limited to, determinations of the conversion price and conversion rate applicable to the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of the notes. We will provide a schedule of our calculations to the trustee, and the trustee is entitled to rely upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon request within 20 business days of the effective date of any adjustment.

Limitations on Incurrence of Indebtedness

We will not permit the Operating Partnership, directly or indirectly, to incur or guarantee any indebtedness, other than non-recourse indebtedness, unless prior to or concurrently with such incurrence or guarantee, the Operating Partnership guarantees the notes on an equal and ratable basis. For purposes of the foregoing restriction, non-recourse indebtedness shall include (i) any indebtedness or guarantee that is non-recourse except for certain customary non-recourse carveouts, including, without limitation, “bad boy” acts and environmental indemnities; (ii) letters of credit and trade payables in the ordinary course; and (iii) non-recourse mezzanine loans secured by the direct and indirect ownership interests in the property-owning entity.

Merger, Consolidation or Sale

We may consolidate with, or sell, lease or convey all or substantially all of our consolidated assets to, or merge with or into, any other entity, provided that the following conditions are satisfied or fulfilled:

•

we are the continuing entity, or the successor formed by or resulting from any such consolidation or merger or which has received the transfer of those assets is organized under the laws of the United States of America or any State therein or the District of Columbia and expressly assumes payment of the principal of and premium, if any, and interest on the notes and the due and punctual performance and observance of all of the covenants and conditions contained in the indenture;

•

if as a result of such transaction the notes become convertible into common stock or other securities issued by a third party, such third party assumes or fully and unconditionally guarantees all obligations under the notes and the indenture;

•

immediately after giving effect to the transaction, no event of default under the indenture, and no event which, after notice or the lapse of time, or both, would become an event of default under the indenture, has occurred and is continuing; and

•	an officer’s certificate from us and a legal opinion covering such conditions is delivered to the trustee.

Events of Default, Notice and Waiver

The following events will be “events of default” with respect to the notes:

•	default for 30 days in the payment of any interest (including additional interest, if any) on the notes;
•	default in the payment of the principal of, and any premium on, the notes when due and payable, whether on the stated maturity date or any earlier date of redemption or repurchase or otherwise;
•

default in the delivery when due of the conversion value, on the terms set forth in the indenture and the notes, upon exercise of a holder’s conversion right in accordance with the indenture and the continuation of such default for 10 days;

•	our failure to provide notice of the occurrence of a change of control when required under the indenture, and such failure continues for 5 business days;
•	default in the performance of any of our other covenant or warranty contained in the indenture with respect to the notes, which continues for 60 days after written notice as provided in the indenture;
•

default in the payment of an aggregate principal amount exceeding $25,000,000 of any evidence of indebtedness of us or any of our subsidiaries or any mortgage, indenture, note, bond, capitalized lease or other instrument under which that indebtedness is issued or by which that indebtedness is secured, such default having continued after the expiration of any applicable grace period or having resulted in the acceleration of the maturity of that indebtedness, but only if that indebtedness is not discharged or such acceleration is not rescinded or annulled, in each case, within 30 days after written notice to us from the trustee (or to us and the trustee from holders of at least 25% in principal amount of the outstanding notes); and

•

certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us, the Operating Partnership, or any other Significant Subsidiary (as defined in Article I, Rule 1-02 of Regulation S-X, promulgated under the Securities Act) of us or the Operating Partnership or any of properties owned by these entities.

If an event of default (other than as described in the last bullet above) with respect to the notes occurs and is continuing, then in each case the trustee or the holders of not less than 25% in principal amount of the outstanding notes may declare the principal and accrued and unpaid interest on all of the notes to be due and payable immediately by written notice thereof to us (and to the trustee if given by the holders). If an event of default described in last bullet above occurs and is continuing, the principal (or such portion thereof) of and accrued and unpaid interest on all of the notes will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders. However, at any time after any acceleration with respect to the notes, but before a judgment or decree for payment of the amounts due has been obtained by the trustee, the holders of not less then a majority in principal amount of outstanding notes may rescind and annul that acceleration and its consequences if (1) we have paid or deposited with the trustee all required payments of the principal of and interest on the notes (without giving effect to the acceleration) plus certain fees, expenses, disbursements and, premium, if any, advances of the trustee, and (2) all events of default, other than the nonpayment of accelerated principal or interest with respect to notes, have been cured or waived as provided in the indenture. The indenture also provides that the holders of not less than a majority in principal amount of the notes may waive any past default with respect to notes and its consequences, except a default (A) in the payment of the principal of or interest on the notes, or (B) in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holder of each outstanding note.

The trustee will be required to give notice to the holders of the notes within 90 days of a default under the indenture; provided, however, that the trustee may withhold notice to the holders of the notes of any default with respect to that series (except a default in the payment of the principal of or interest on the notes) if the responsible officers of the trustee consider withholding of notice to be in the interest of the holders.

The indenture provides that no holder of the notes may institute any judicial or other proceedings with respect to the indenture or for any remedy thereunder, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the notes, as well as an offer of reasonable security or indemnity. This provision will not prevent, however, any holder of notes from instituting suit for the enforcement of payment of the principal of and interest on the notes at the respective due dates for payment.

Subject to provisions in the indenture relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of the notes, unless the holders offer to the trustee reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee in respect of the notes. However, the trustee may refuse to follow any direction which is in conflict with any law or the indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of the notes not joining in the proceeding.

Within 120 days after the close of each fiscal year, we must deliver to the trustee a certificate, signed by one of our specified officers, stating that we are in compliance with all the covenants under the indenture.

Modification of the Indenture

Modifications and amendments of the provisions of the indenture relating to the notes will be permitted to be made only with the consent of holders of not less than a majority in principal amount of the notes; provided, however, that no such modification or amendment may, without the consent of the holders of each note affected thereby:

•	change the stated maturity of the principal of, or any installment of interest (including additional interest, if any) on, the notes;
•	reduce the principal amount of, or the rate of interest (including additional interest, if any) on, or change the timing or reduce the amount payable on redemption of, the notes;
•	make any change that impairs or adversely affects the rights of a holder to convert notes in accordance with the indenture;
•	change the place of payment, or the coin or currency, for payment of principal of, or interest (including additional interest, if any) on, the notes;
•	reduce or alter the method of computation of any amount payable upon redemption, repayment or purchase of any notes by us (or the time when such redemption, repayment or purchase may be made);
•	impair the right to institute suit for the enforcement of any payment on or with respect to notes or the delivery of the conversion value as required by the indenture upon a conversion of notes;
•

reduce the above stated percentage in principal amount of outstanding notes necessary to modify or amend the indenture, to waive compliance with specified provisions thereof or specified defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the indenture; or

•

modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that specified other provisions may not be modified or waived without the consent of the holders of each note affected thereby.

A note shall be deemed outstanding if it has been authenticated and delivered under the indenture unless, among other things, such note has matured or been canceled, converted, redeemed or repurchased.

The indenture provides that the holders of not less than a majority in principal amount of outstanding notes have the right to waive our compliance with specified covenants in the indenture in respect of the notes.

Modifications and amendments of the indenture will be permitted to be made by us and the trustee without the consent of any holder, when authorized by our board of trustees, at any time, in a form satisfactory to the trustee, for certain purposes, including the following:

•	to evidence the succession or addition of another person to us as obligor under the indenture;
•	to add to our covenants for the benefit of the holders or to surrender any right or power conferred upon us in the indenture;
•	to add events of default for the benefit of the holders of all the notes;
•

to change or eliminate any provisions of the indenture, provided that the change or elimination will become effective only when there are no notes outstanding which are entitled to the benefit of such provision;

•	to secure, or add guarantees with respect to, the notes;
•	to evidence and provide for the acceptance of appointment by a successor trustee and to facilitate the administration of the trust under the indenture by more than one trustee;
•	to cure any ambiguity, defect or inconsistency in the indenture; or
•

to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of the notes under the indenture, provided that such action shall not adversely affect the interests of the holders in any material respect.

The indenture contains provisions for convening meetings of the holders of the notes. A meeting may be called at any time by the trustee, and also, upon request, by us or the holders of at least 10% in principal amount of the outstanding notes, in any such case upon notice given as provided in the indenture. Except for any consent that must be given by the holder of each note affected by specified modifications and amendments of the indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present will be permitted to be adopted by the affirmative vote of the holders of notes entitled to vote a majority in aggregate principal amount of the notes represented at that meeting; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the notes may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the notes. Any resolution passed or decision taken at any meeting of holders of the notes duly held in accordance with the indenture will be binding on all holders of such notes, whether or not present or represented at the meeting. The quorum at any meeting of holders of the notes called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the notes; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding notes, the persons holding or representing such specified percentage in principal amount of the outstanding notes will constitute a quorum.

Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of holders of the notes with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding notes affected thereby, or of the holders of such series and one or more additional series:

•	there shall be no minimum quorum requirement for such meeting; and
•

the principal amount of such outstanding notes that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indenture.

Satisfaction and Discharge

We may satisfy and discharge our obligations under the indenture by delivering to the trustee for cancellation all outstanding notes or by depositing with the trustee, the paying agent or the conversion agent, if applicable, after the notes have become due and payable, whether on the stated maturity date, any redemption date or any repurchase date, or upon conversion or otherwise, cash and our common shares (as applicable under the terms of the indenture) sufficient to pay all of the outstanding notes and paying all other sums payable, and securities deliverable, under the indenture.

Rule 144A Information

If at any time we are not subject to the reporting requirements of the Exchange Act and prior to the expiration of the Rule 144(k) holding period, we will promptly furnish to the holders, beneficial owners and prospective purchasers of the notes or our underlying common shares, upon their request, the information required to be delivered pursuant to Rule 144A(d) (4) of the Securities Act to facilitate the resale of those notes or our common shares pursuant to Rule 144A.

Provision of Financial Information

So long as the notes are outstanding and whether or not required by the SEC, we will furnish to the trustee within 15 days of the time periods specified in the SEC’s rules and regulations:

•

all annual and quarterly financial information that would be required to be contained in filings with the SEC on Forms 10-K and 10-Q if we were required to file those filings, including a related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by our certified independent accountants; and

•	all current reports that would be required to be filed with the SEC on Form 8-K if we were required to file such reports.

If we are not subject to Sections 13 and 15(d) of the Exchange Act, we will (A) furnish to the holders of the notes, without cost to such holders, a copy of the information and reports referred to above within 15 days of the time periods specified in the SEC’s rules and regulations, and (B) upon written request and payment of the reasonable cost of duplication and delivery, promptly supply to any prospective holder of the debt securities a copy of the information and reports referred to above.

In addition, whether or not required by the SEC, we will file a copy of the information and reports referred to above with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing).

Governing Law

The indenture and the notes are governed by, and construed in accordance with, the laws of the State of New York.

Trustee

U.S. Bank National Association is the trustee, registrar, conversion agent, bid solicitation agent and paying agent. If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent man in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of any notes only after those holders have offered the trustee indemnity satisfactory to it.

If the trustee becomes one of our creditors, it will be subject to limitations on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.

Book-Entry System

The notes have been issued in the form of one or more fully-registered global notes in book-entry form, which will be deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of DTC’s nominee, Cede & Co. Except as set forth below, the global notes may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor.

So long as DTC or its nominee is the registered owner of a global note, DTC or its nominee, as the case may be, will be considered the sole holder of the notes represented by such global note for all purposes under the indenture and the beneficial owners of the notes will be entitled only to those rights and benefits afforded to them in accordance with DTC’s regular operating procedures. Upon specified written instructions of a participant in DTC, DTC will have its nominee assist participants in the exercise of certain holders’ rights, such as demand for acceleration of maturity or an instruction to the trustee. Except as provided below, owners of beneficial interests in a global note will not be entitled to have notes registered in their names, will not receive or be entitled to receive physical delivery of notes in certificated form and will not be considered the registered owners or holders thereof under the indenture.

If (i) DTC is at any time unwilling or unable to continue as depositary or if at any time DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days, (ii) upon request if an Event of Default under the indenture relating to the notes has occurred and is continuing, or (iii) we, in our sole discretion, determine at any time that the notes shall no longer be represented by a global note, we will issue individual notes in certificated form of the same series and like tenor and in the applicable principal amount in exchange for the notes represented by the global note. In any such instance, an owner of a beneficial interest in a global note will be entitled to physical delivery of individual notes in certificated form of the same series and like tenor, equal in principal amount to such beneficial interest and to have the notes in certificated form registered in its name. Notes so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof and will be issued in registered form only, without coupons.

The following is based on information furnished by DTC:

DTC acts as securities depositary for the notes. The notes were issued as fully-registered notes registered in the name of Cede & Co. (DTC’s partnership nominee).

DTC, the world’s largest depositary, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 2 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments from over 85 countries that DTC’s direct participants deposit with DTC.

DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC, in turn, is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, as well as by The New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

Purchases of the notes under the DTC system must be made by or through direct participants, which will receive a credit for the notes on DTC’s records. The beneficial interest of each actual purchaser of each note is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of beneficial interests in the notes are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their beneficial interests in notes, except in the event that use of the book-entry system for the notes is discontinued. The laws of some states require that certain persons take physical delivery in definitive form of securities which they own. Such limits and such laws may impair the ability of such persons to own, transfer or pledge beneficial interests in a global note.

To facilitate subsequent transfers, all notes deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of the notes with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes; DTC’s records reflect only the identity of the direct participants to whose accounts the notes are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

We will pay principal of and interest on the notes in same-day funds to the trustee and from the trustee to DTC, or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts on the applicable payment date in accordance with their respective holdings shown on DTC’s records upon DTC’s receipt of funds and corresponding detail information. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of these participants and not of us, the trustee, DTC, or any other party, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of principal and interest to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is the responsibility of us or the trustee, disbursement of such payments to direct participants is the responsibility of DTC, and disbursement of such payments to the beneficial owners is the responsibility of the direct or indirect participants.

We will send any redemption notices to DTC. If less than all of the notes are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

A beneficial owner of notes shall give notice to elect to have its notes purchased or tendered, through its participant, to the conversion agent and shall effect delivery of such notes by causing the direct participant to transfer the participant’s interest in notes, on DTC’s records, to the conversion agent. The requirement for physical delivery of notes in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the notes are transferred by direct participants on DTC’s records and followed by a book-entry credit of tendered notes to the conversion agent’s DTC account.

DTC may discontinue providing its services as securities depositary for the notes at any time by giving us reasonable notice. Under such circumstances, if a successor securities depositary is not obtained, we will print and deliver certificated notes. We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, we will print and deliver certificated notes.

None of us, the initial purchasers or the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of the beneficial interests in a global note, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

The information in this section concerning DTC and DTC’s system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

Registration Rights; Additional Interest

We have prepared this prospectus supplement in connection with the registration rights agreement we entered into in connection with the offering of the notes. Pursuant to the registration rights agreement, we agreed:

•

to file with the SEC or otherwise have on file with the SEC, by the 120th day after the date we first issue the notes, a registration statement to cover resales of registrable securities (as described below) by the holders who satisfy certain conditions and provide the information we describe below for use with the registration statement;

•

to use our reasonable best efforts to cause the registration statement to be declared effective under the Securities Act, as promptly as practicable but in any event by the 210th day after the date we first issue the notes or otherwise make available for use by selling security holders an effective registration statement no later than such date; and

•	to use our reasonable best efforts to keep the registration statement continuously effective under the Securities Act until there are no registrable securities outstanding.

However, the registration rights agreement permits us to prohibit offers and sales of registrable securities pursuant to the registration statement for a period not to exceed an aggregate of 30 days in any three-month period and not to exceed an aggregate of 90 days in any 12-month period, under certain circumstances and subject to certain conditions. We refer to such any period during which we may prohibit offers and sales as a “suspension period.” We need not specify the nature of the event giving rise to a suspension in any notice to holders of the registrable securities of the existence of such a suspension.

In addition, if we deem it necessary to file a post-effective amendment to the registration statement in order to make changes to the information in a prospectus supplement regarding the selling holders or the plan of distribution, we may suspend sales under the registration statement until the date on which the post-effective amendment is declared effective by the SEC; provided, however, that any days in any such suspension period shall count towards the 30 and 90 day periods referred to in the previous paragraph.

“Registrable securities” means each note and any of our common share delivered upon conversion of the notes until the earlier of:

•	the date the notes and such common shares have been effectively registered under the Securities Act and disposed of in accordance with the registration statement;
•

the date when the notes and such common shares are eligible for sale by a holder that is not an affiliate of ours pursuant to Rule 144(k) under the Securities Act or any similar provision then in effect; and

•	the date when the notes and such common shares have ceased to be outstanding.

Holders of registrable securities must deliver to us certain information to be used in connection with, and to be named as selling security holders in, the registration statement in order to have their registrable securities included in the registration statement. The form of notice and questionnaire to be used for this purpose is available upon request from us. Any holder that does not duly complete and deliver a questionnaire or provide the information it requires will not be named as a selling security holder in the registration statement and will not be permitted to sell any registrable securities held by that holder pursuant to the registration statement. We cannot assure you that we will be able to maintain an effective and current registration statement as required. The absence of an effective registration statement is likely to limit a holder’s ability to sell its registrable securities and adversely affect the price, if any, at which it may sell its registrable securities.

If:

•

the registration statement is not filed with the SEC by the 120th day after the first issue date of the notes or we do not have on file with the SEC an effective registration statement covering resales of the registrable securities;

•

the registration statement has not been declared effective under the Securities Act by the 210th day after the first issue date of the notes or an effective registration statement covering resales of the registrable securities is otherwise not made available for use by selling security holders by such date;

•

a holder supplies the questionnaire described below after the effective date of the registration statement or the date after which we first make available an effective registration statement for use by selling security holders, and we fail to supplement or amend the registration statement, or file a new registration statement or amend the prospectus or prospectus supplement, if permitted by applicable law, in accordance with the terms of the registration rights agreement, in order to add such holder as a selling security holder;

•

the registration statement is filed and has become effective under the Securities Act, but then ceases to be effective (without being succeeded immediately by an additional registration statement that is filed and immediately becomes effective) or usable for the offer and sale of registrable securities, other than in connection with a suspension event or as a result of a requirement to file a post-effective amendment or prospectus supplement to the registration statement in order to make changes to the information in the prospectus supplement forming part of the registration statement regarding the selling security holders or the plan of distribution, and we do not cure the lapse of effectiveness or usability of the registration statement within ten business days (or if a suspension period is then in effect, the tenth business day following the expiration of such suspension period);

•	suspension periods exceed an aggregate of 30 days in any three-month period or an aggregate of 90 days in any 12-month period; or
•

we fail to name as a selling security holder, in the registration statement or any amendment to the registration statement, at the time it becomes effective under the Securities Act, or in any prospectus relating to the registration statement, at the time we file the prospectus or, if later, the time the related registration statement or amendment becomes effective under the Securities Act, any holder that is entitled to be so named as a selling security holder within the prescribed time periods, then we will pay additional interest to each holder of notes then outstanding that constitute registrable securities which has provided to us the required selling security holder information. We refer to each event described in the bullet points above as a “registration default.”

Additional interest will accrue on the notes then outstanding that constitute registrable securities from, and including, the day following the registration default to, but excluding, the day on which the registration default has been cured. Additional interest will be paid semi-annually in arrears, with the first semi-annual payment due on the first interest payment date, as applicable, following the date on which such additional interest begins to accrue, and will accrue at a rate per year equal to:

•	an additional 0.25% of the principal amount to, and including, the 90th day following such registration default; and
•	an additional 0.50% of the principal amount from and after the 91st day following such registration default.

In no event will additional interest accrue at a rate per year exceeding 0.50%.

We will not pay any additional interest on any note after it has been converted into our common shares. If a note ceases to be outstanding during a registration default, we will prorate the additional interest to be paid with respect to that note.

So long as a registration default continues, we will pay additional interest in cash on June 15 and December 15 of each year to each holder who is entitled to receive additional interest in respect of registrable securities of which the holder was the holder of record at the close of business on the immediately preceding June 1 and December 1, respectively.

Following the cure of a registration default, additional interest will cease to accrue with respect to that registration default as provided in the registration rights agreement. In addition, no additional interest will accrue after the period we must keep the registration statement effective under the Securities Act or on any note that ceases to be a registrable security. However, we will remain liable for any previously accrued additional interest. Other than our obligation to pay additional interest, we will not have any liability for damages with respect to a registration default on any registrable securities.

Additional interest will represent the sole entitlement of the holders of the notes to money damages relating to the registration defaults described above. We will agree in the registration rights agreement to give notice to all holders of the filing and effectiveness of the initial registration statement by release through a reputable national newswire service; provided that if we designate a previously filed and effective registration statement for use by holders of registrable securities, in lieu of the foregoing notice we will provide notice of our designation of that registration statement and the date on which we will first make available for use by selling security holders a prospectus thereunder. A holder of registrable securities that does not provide us with a completed questionnaire or the information called for by it on or prior to the tenth business day before the date the initial registration statement becomes effective will not be named as a selling security holder in the registration statement when it becomes effective and will not able to use the registration statement to resell registrable securities until it is named as a selling security holder. Similarly, if we designate an effective registration statement for use by selling security holders, a holder of registrable securities that does not provide us with a completed questionnaire or the information called for by it on or prior to the tenth business day before the date of the initial prospectus made available to selling security holders will not be named as a selling security holder in the prospectus and will not able to use the registration statement to resell registrable securities until it is named as a selling security holder. However, in either case, such a holder of registrable securities may thereafter provide us with a completed questionnaire, following which we will, as promptly as reasonably practicable after the date we receive the completed questionnaire, but in any event within ten business days after that date (except as described below), file a supplement to the prospectus relating to the registration statement or, if required, file a post-effective amendment or a new registration statement in order to permit resales of such holder’s registrable securities. However, if we receive the questionnaire during a suspension period, or we initiate a suspension period within five business days after we receive the questionnaire, then we will, except as described below, make the filing within ten business days after the end of the suspension period. We will not be required to file more than three supplements, two amendments or one new registration statement for all holders during a fiscal quarter. If we file a post-effective amendment or a new registration statement, then we will use our reasonable best efforts to cause the post-effective amendment or new registration statement to be declared effective under the Securities Act, as promptly as practicable, but in any event by the 30th day in the case of a post-effective amendment and the 60th day in the case of a new registration statement, after the date the registration rights agreement requires us to file the post-effective amendment or new registration statement, as applicable.

If a holder does not deliver a duly completed questionnaire on or before the tenth business day before the effective date of the original registration statement or on or before the tenth business day before the date the prospectus is first made available for use by selling security holders, the holder could experience significant additional delay. We urge holders to submit a completed questionnaire as promptly as possible following completion of this offering. To the extent that any holder of registrable securities identified in the registration statement is a broker-dealer, or is an affiliate of a broker-dealer that did not acquire its registrable securities in the ordinary course of its business or that at the time of its purchase of registrable securities had an agreement or understanding, directly or indirectly, with any person to distribute the registrable securities, we understand that the SEC may take the view that such holder is, under the SEC’s interpretations, an “underwriter” within the meaning of the Securities Act.

This prospectus supplement satisfies our obligation to file a registration statement to register the resale of the notes and the common shares that may be issuable upon conversion of the notes within the required time periods.

DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

For a description of our shares of beneficial interest, see “Description of Shares of Beneficial Interest” in the accompanying prospectus.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR DECLARATION OF TRUST AND BYLAWS

For a description of certain provisions of Maryland law and of our Declaration of Trust and Bylaws, see “Certain Provisions of Maryland Law and of our Declaration of Trust and Bylaws” in the accompanying prospectus.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes material U.S. federal income tax considerations relating to the acquisition, ownership and disposition of the notes and conversion of the notes into our common shares but does not purport to be a complete analysis of all the potential tax considerations relating thereto. See “Material United States Federal Income Tax Considerations” in the accompanying prospectus for information relating to our taxation as a REIT and the ownership and disposition of our common shares into which the notes may be converted.

The information in this section is based on the Code, current, temporary and proposed Treasury Regulations, the legislative history of the Code, current administrative interpretations and practices of the Internal

Revenue Service (the “IRS”), including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS (except with respect to the taxpayer that received the ruling), and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law. Any change could apply retroactively. It is possible that the IRS could challenge the statements in this discussion, which do not bind the IRS or the courts, and that a court could agree with the IRS.

Because this is a summary that is intended to address only certain U.S. federal income tax considerations relating to the acquisition, ownership and disposition of the notes and conversion of the notes into our common shares that will apply to all holders, it may not contain all the information that may be important to you. As you review this discussion, you should keep in mind that:

•	the tax consequences to you may vary depending on your particular tax situation;
•

special rules that are not discussed below may apply to you if, for example, you are a broker-dealer, a trader in securities that has elected mark-to-market treatment, a U.S. expatriate, a trust, an estate, a regulated investment company, a financial institution, an insurance company, a U.S. person whose “functional currency” is not the United States dollar, a person holding a note as part of hedge, straddle, conversion, integrated or other risk-reduction transaction, a holder of notes through a partnership or similar pass-through entity, except to the extent discussed below, a tax-exempt organization or a non-U.S. person, or otherwise subject to special tax treatment under the Code;

•	this summary does not address state, local or non-U.S. tax considerations or, except to the extent discussed below, any alternative minimum tax considerations; and
•	this summary deals only with notes that are held as “capital assets,” within the meaning of Section 1221 of the Code.

You should review the following discussion and consult with your tax advisor to determine the effect of the acquisition, ownership and disposition of the notes and conversion of the notes into our common shares received upon conversion of a note on your individual tax situation, including any state, local or non-U.S. tax consequences.

Any discussion of U.S. federal income tax issues set forth herein was prepared in connection with the offering. This discussion is not intended or written to be legal or tax advice to any person and is not intended or written to be used, and it cannot be used, by any person for the purpose of avoiding U.S. federal tax penalties that may be imposed on such person. Each prospective investor should seek advice based on its particular circumstances from an independent tax advisor.

As used herein, the term “U.S. Holder” means any beneficial owner of a note, or of our common shares received upon conversion of a note, that is, for U.S. federal income tax purposes, (i) a citizen or resident, within the meaning of Section 7701(b) of the Code, of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust, if the administration of the trust is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust, or a trust that has made a valid election to be treated as a U.S. person pursuant to applicable Treasury Regulations.

As used herein, the term “Non-U.S. Holder” means a beneficial owner of a note, or our common shares received upon conversion of a note, that is not a U.S. Holder or partnership. For purposes of this section, “Holder” means either a U.S. Holder or a “Non-U.S. Holder” or both.

In the case of an entity treated as a partnership for U.S. federal income tax purposes that is a beneficial owner of a note, or our common shares received upon conversion of a note, the treatment of its partners generally will depend upon the status of the partner and the activities of the partnership. A beneficial owner that is a partnership or a partner in such partnership should consult their tax advisors about the U.S. federal income tax consequences of acquiring, holding and disposing of notes and conversion of the notes into our common shares.

U.S. Holders of the Notes

Interest

Stated interest on a note generally will be included in the income of a U.S. Holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. Holder’s regular method of tax accounting.

Market Discount

If you acquire a note at a cost that is less than the stated redemption price at maturity (i.e., the principal) of the note, the amount of the difference is treated as “market discount” for federal income tax purposes, unless the difference is less than a statutorily defined de minimis amount. Under the market discount rules of the Code, you are required to treat any gain on the sale, exchange, redemption or other disposition of a note as ordinary income to the extent of the accrued market discount that has not previously been included in income. If you dispose of a note with market discount in certain nonrecognition transactions in which you receive property the basis of which is determined in whole or in part by reference to the basis of the note, such as upon a conversion of the note with respect to which we deliver a combination of cash and our common shares, you must include accrued market discount as income at the time of such transaction to the extent of the gain recognized. To the extent not included in income at the time of the nonrecognition transaction (including a conversion of a note into our common shares), the accrued market discount is recognized as ordinary income upon the disposition of such property. In general, the amount of market discount that has accrued is determined on a ratable basis. You may, however, elect to determine the amount of accrued market discount on a constant yield to maturity basis. This election is made on a note-by-note basis and is irrevocable.

With respect to notes with market discount, you may not be allowed to deduct immediately a portion of the interest expense on any indebtedness incurred or continued to purchase or to carry the notes. You may elect to include market discount in income currently as it accrues, in which case the interest deferral rule set forth in the preceding sentence will not apply. This election will apply to all debt instruments that you acquire on or after the first day of the first taxable year to which the election applies and may be revoked only with the consent of the IRS. Your tax basis in a note will be increased by the amount of market discount included in your income under the election.

Amortizable Bond Premium

If you purchase a note for an amount in excess of the stated redemption price at maturity, you will be considered to have purchased the note with “amortizable bond premium” in an amount equal to the excess, except to the extent attributable to the conversion feature of the note. Generally, you may elect to amortize the premium as an offset to interest income otherwise required to be included in income in respect of the note during the taxable year, using a constant yield method, over the remaining term of the note (or, if it results in a smaller amount of amortizable premium, until an earlier call date). Under the Treasury Regulations, the amount of amortizable bond premium that you may deduct in any accrual period is limited to the amount by which your total interest inclusions on the note in prior accrual periods exceed the total amount treated by you as a bond premium deduction in prior accrual periods. If any of the excess bond premium is not deductible, that amount is carried forward to the next accrual period. If you elect to amortize bond premium, you must reduce your tax basis in the note by the amount of the premium used to offset interest income as set forth above. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by you and may be revoked only with the consent of the IRS.

Disposition of the Notes

Upon the sale, exchange, redemption, repurchase, retirement or other disposition of a note (other than a conversion which is described below), a U.S. Holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash proceeds and the fair market value of any other property received on the disposition (except to the extent such amount is attributable to accrued but unpaid stated interest, which is taxable as ordinary income if not previously included in such holder’s income) and (ii) such U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally will equal the cost of the note to such holder (i) increased by any accrued market discount (if the U.S. Holder has included the accrued market discount in income) and (ii) decreased by (A) the amount of any payments received, other than “qualified stated interest payments,” as defined in the Treasury Regulations, and (B) amortizable bond premium taken with respect to such note. All interest payments on the notes should be treated as “qualified stated interest payments.” Any gain or loss recognized on a sale, exchange, redemption or other taxable disposition of a note will be capital gain or loss except as described above under “-- Market Discount.” Such capital gain or loss recognized upon the disposition of a note will be a long-term capital gain or loss if the note was held for more than one year. The maximum tax rate on long-term capital gains to non-corporate U.S. Holders is generally 15% (for taxable years ending on or prior to December 31, 2010). The deductibility of capital losses may be subject to limitations.

Conversion of the Notes

If you convert a note and we deliver solely cash in satisfaction of our obligation, you would generally be subject to the rules described under “—Disposition of the Notes,” above.

If you convert a note and we deliver a combination of cash and our common shares, we intend to take the position that you will recognize any gain (but not loss) realized, but only to the extent that such gain does not exceed the cash received (other than cash received that is attributable to accrued interest income and other than cash received in lieu of a fractional share of common shares), subject to the discussion below under “—Adjustment to Exchange Rate” regarding the possibility that the adjustment to the conversion price of notes converted in connection with certain changes in control, as described under “Description of Notes—Conversion Rights—Make Whole Upon Certain Change of Control Transactions,” may be treated as a taxable distribution. Any gain recognized would generally be a capital gain, except as described above under “—Market Discount,” and would be taxable as described under “—Disposition of the Notes,” above.

Cash received in lieu of a fractional share of common shares upon a conversion of a note should be treated as a payment in exchange for the fractional share. Accordingly, the receipt of cash in lieu of a fractional share of common shares should generally result in capital gain or loss, if any, measured by the difference between the cash received for the fractional share of shares and your tax basis in the fractional share, as described under “—Disposition of the Notes.” Cash received that is attributable to accrued interest income not previously included in income will be taxable as ordinary income.

Your tax basis in any common shares received from us upon conversion of a note will generally equal your adjusted tax basis in the note at the time of the conversion, reduced by any basis allocable to a fractional share, reduced by the amount of cash received in the conversion (other than cash received that is attributable to accrued interest income not previously included in income and other than cash received in lieu of a fractional share of common shares) and increased by the amount of any gain recognized by you on the conversion (other than gain with respect to a fractional share). The holding period for common shares received on conversion will generally include the holding period of the note converted. To the extent the fair market value of our common shares received is attributable to accrued interest, the fair market value of such shares will generally be taxable as ordinary interest income (as discussed above in “—Payments of Stated Interest on the Notes”), your tax basis in such shares generally will equal the amount of such accrued interest included in income, and the holding period for such shares will begin on the day after the date of conversion.

In the event we undergo certain transactions as described under “Description of Notes—Conversion Rights—Conversion upon Specified Transactions,” the conversion rate and the related conversion obligation may be adjusted such that you may receive shares of common stock of the acquirer upon conversion of the notes. Depending on the facts and circumstances at the time of such change in control, such adjustment may result in a deemed exchange of the outstanding notes, which may be a taxable event for U.S. federal income tax purposes. You should consult your tax advisor regarding the U.S. federal income tax consequences of such an adjustment.

Adjustments to Conversion Rate

Holders of convertible debt instruments such as the notes may, in certain circumstances, be deemed to have received distributions of stock if the conversion rate of such instruments is adjusted. However, adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of the interest of the holders of the debt instruments will generally not be deemed to result in a constructive distribution of stock. Certain of the possible adjustments provided in the notes may not qualify as being pursuant to a bona fide reasonable adjustment formula. For example, a constructive distribution would result if the conversion rate were adjusted to compensate holders of notes for distributions of cash to our shareholders. The adjustment to the conversion rate of notes converted in connection with certain changes in control, as described under “Description of Notes—Conversion Rate Adjustments—Make Whole Upon Certain Change in Control Transactions,” may also be treated as a constructive distribution. If such adjustments are made, you may be deemed to have received constructive distributions includible in your income in the manner described under “Material United States Federal Income Tax Considerations —Taxation of Taxable U.S. Holders” and “Material United States Federal Income Tax Considerations —Taxation of Tax-Exempt Shareholders” in the accompanying prospectus even though you have not received any cash or property as a result of such adjustments. In addition, in certain circumstances, the failure to provide for such an adjustment may also result in a constructive distribution to you.

Non-U.S. Holders of the Notes

The rules governing the U.S. federal income taxation of a Non-U.S. Holder are complex and no attempt will be made herein to provide more than a general summary of such rules. Non-U.S. Holders should consult their tax advisors to determine the effect of U.S. federal, state, local and foreign tax laws, as well as tax treaties, with regard to an investment in the notes.

Interest

Payments of interest on the notes by us or any paying agent to a Non-U.S. Holder will not be subject to U.S. federal withholding tax, provided that the interest on the notes is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the U.S. and the Non-U.S. Holder:

•

does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of Section 871(h)(3) of the Code and the Treasury Regulations thereunder;

•	is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership;
•	is not a bank receiving interest described in Section 881(c)(3)(A) of the Code; and
•	satisfies certain certification requirements (described generally below).

This withholding exemption is referred to as the “Portfolio Interest Exemption.” To satisfy the certification requirement, the Non-U.S. Holder of the note, or a financial institution holding the note on behalf of the Non-U.S. Holder, must provide to us or our paying agent, in accordance with specified procedures, a statement to the effect that the Non-U.S. Holder is not a U.S. person. These requirements will be met if (1) the Non-U.S. Holder provides its name, address and U.S. taxpayer identification number, if any, and certifies, under penalties of perjury, that it is not a U.S. person (which certification may be made on an IRS Form W-8BEN) or (2) a financial institution holding the note on behalf of the Non-U.S. Holder certifies, under penalties of perjury, that such statement has been received by it and furnishes us or our paying agent with a copy of the statement. The certification requirement also may be satisfied with other documentary evidence in the case of notes held through certain qualified intermediaries.

If a Non-U.S. Holder cannot satisfy the requirements of the Portfolio Interest Exception, payments of interest made to such Non-U.S. Holder will be subject to a 30% withholding tax (or such lower rate provided by an applicable treaty) unless the Non-U.S. Holder provides us or our paying agent, as the case may be, with a properly executed (1) IRS Form W-8BEN (or successor form) claiming an exemption from withholding tax or a reduction in withholding tax under the benefit of a tax treaty or (2) IRS Form W-8ECI (or successor form) stating that interest paid on the note is not subject to withholding tax because it is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the U.S. (and, if required by an applicable tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by such Non-U.S. Holder). IRS Forms W-8BEN and W-8ECI are generally effective for the calendar year in which they are signed and for the succeeding three calendar years. Prospective Holders are urged to consult their own tax advisors regarding the applicability of the Treasury Regulations regarding withholding to their particular circumstances.

If a Non-U.S. Holder of a note is engaged in a trade or business in the United States, and interest on the note is effectively connected with the conduct of the trade or business (and, if required by an applicable tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. Holder) the Non-U.S. Holder, although exempt from the withholding tax discussed above (provided the Holder provides us with a properly executed IRS Form W-8ECI as described above), will be subject to regular U.S. income tax on such interest generally in the same manner as if it were a U.S. Holder. In addition, if the Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected “dividend equivalent amount” (as defined in Section 884 of the Code) for the taxable year, subject to certain adjustments. For purposes of the branch profits tax, interest on a note will be included in the dividend equivalent amount of such Non-U.S. Holder if such interest is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States.

Absent further relevant guidance from the IRS, we intend to treat payments of additional amounts, if any, made to Non-U.S. Holders (as described above under “—Description of Notes—Registration Rights; Additional Interest”) as subject to United States federal withholding tax. Therefore, we intend to withhold on such payments at a rate of 30% unless the Non-U.S. Holder provides us or our paying agent, as the case may be, with a properly executed IRS Form W-8BEN or W-8ECI claiming that such payments are subject to reduction or exemption from withholding. If we withhold tax from any payment of additional amounts made to you and such payment were determined not to be subject to United States federal tax, you generally would be entitled to a refund of any tax withheld.

Disposition of the Notes

Any gain realized on the sale, redemption, repurchase, exchange or other taxable disposition of a note by a Non-U.S. Holder (except to the extent such amount is attributable to accrued but unpaid stated interest, which would be taxable as described above) will be exempt from U.S. federal income and withholding taxes so long as: (i) the gain is not effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder, (ii) in the case of a foreign individual, such Non-U.S. Holder is not present in the United States for 183 days or more in the taxable year, and (iii) the notes do not constitute “United States real property interests” within the meaning of the Foreign Investment in Real Property Tax Act (“FIRPTA”).

Although the applicable rules are not entirely clear, we intend to take the position that the notes will not constitute “United States real property interests” at the time of any sale, redemption, repurchase or exchange if we are a domestically-controlled REIT at such time. We will be a domestically-controlled REIT if at all times during a specified testing period we are a REIT and less than 50% in value of our common shares are held directly or indirectly by non-U.S. persons. We believe that, currently, we are a domestically controlled REIT and, therefore, the sale of our common shares would not be subject to taxation under FIRPTA. Because our common shares are publicly traded, however, we cannot guarantee that it is or will continue to be a domestically controlled REIT.

If at the time of any redemption, repurchase or other taxable exchange, we cannot determine whether we are a domestically-controlled REIT, we intend to withhold 10% of any amounts payable on the redemption, repurchase or exchange by us of a note (including an exchange of a note for cash or our common shares). Further, any other sale or disposition of a note may be subject to federal income tax withholding if we are not a domestically-controlled REIT at the time of such sale or disposition.

You are urged to consult your tax advisor as to whether the sale, redemption, repurchase or other taxable exchange of a note is exempt from U.S. federal income tax under FIRPTA if our common shares are part of a class of stock that is regularly traded on an established securities market and you held notes that, on the date of their acquisition, had a fair market value of five percent or less of the fair market value of our common shares. We believe that our common shares should be currently treated as part of a class of stock that is regularly traded on an established securities market, but no assurance can be provided that our common shares will continue to be so treated. If a sale, redemption, repurchase or other taxable exchange of a note is exempt from U.S. federal income tax under FIRPTA, any amounts withheld from such payments to you may be refunded or credited against your federal income tax liability, if any, if you file with the IRS, on a timely basis, the required IRS forms.

Conversion of the Notes

To the extent you receive cash upon conversion of a note, you generally would be subject to the rules described under “—Non-U.S. Holders of the Notes—Disposition of the Notes” above. Otherwise, you generally will not recognize any income, gain or loss on the conversion of a note into common shares (except with respect to common shares received with respect to accrued interest, which would be taxable as described under “—Non-U.S. Holders of the Notes—Interest”).

Adjustments to Conversion Rate

The conversion rate is subject to adjustment in certain circumstances. Any such adjustment could, in certain circumstances, give rise to a deemed distribution or other income to Non-U.S. Holders of the notes. See “—U.S. Holders of the Notes—Adjustments to Conversion Rate” above. In such circumstances, we intend to take the position that you will be deemed to have received constructive distributions from us, even though you have not received any cash or property as a result of such adjustments. The deemed distribution would be subject to the rules described under “Material United States Federal Income Tax Considerations —Taxation of Shareholders—Taxation of Non-U.S. Holders.”

In the case of a deemed distribution, because such deemed distribution will not give rise to any cash from which any applicable U.S. federal withholding tax can be satisfied, the indenture provides that we may set off any withholding tax that we are required to collect with respect to any such deemed distribution against cash payments of interest or from cash or shares of our common shares otherwise deliverable to a holder upon an exchange of notes or a redemption or repurchase of a note.

Information Reporting and Backup Withholding Tax Applicable to Holders of the Notes

U.S. Holders

In general, backup withholding at the applicable rate will apply to payments on a note (including stated interest payments and payments of the proceeds from the sale, redemption, repurchase, exchange or other disposition of a note) to a U.S. Holder, unless the holder of the note (i) is a corporation or comes within certain exempt categories and, when required, demonstrates that fact or (ii) provides a correct taxpayer identification number, certifies as to its exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. You generally will be entitled to credit any amounts withheld under the backup withholding rules against your U.S. federal income tax liability provided that the required information is furnished to the IRS in a timely manner. Information returns, to the extent required by applicable law, will be filed with the IRS in connection with payments on the notes.

Non-U.S. Holders

Information reporting requirements and backup withholding generally will not apply to payments on a note to a Non-U.S. Holder if the statement described above under “—Non-U.S. Holders of the Notes—Interest” is duly provided by such Holder, provided that the withholding agent does not have actual knowledge or reason to know that the Holder is a U.S. person. Information reporting requirements and backup withholding will not apply to any payment of the proceeds of the sale of a note effected outside the United States by a foreign office of a “broker” (as defined in applicable Treasury Regulations), unless such broker (i) is a U.S. person, (ii) derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (iii) is a controlled foreign corporation within the meaning of the Code or (iv) is a U.S. branch of a foreign bank or a foreign insurance company. Payment of the proceeds of any such sale effected outside the United States by a foreign office of any broker that is described in (i), (ii) or (iii) of the preceding sentence will not be subject to backup withholding, but will be subject to the information reporting requirements unless such broker has documentary evidence in its records that the beneficial owner is a Non-U.S. Holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of any such sale to or through the U.S. office of a broker is subject to information reporting and backup withholding requirements, unless the beneficial owner of the note provides the statement described above under “—Non-U.S. Holders of the Notes—Interest” or otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld from a payment to a holder of a note under the backup withholding rules will be refunded or credited against the Non-U.S. Holder’s federal income tax liability if certain required information is furnished to the IRS. Non-U.S. Holders should consult their tax advisors regarding application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury Regulations.

Treasury Circular 230 Disclosure

The preceding discussion of material U.S. federal income tax consequences and any other discussion in this prospectus supplement of the tax consequences or tax risks of an investment in the notes (collectively, written discussion) is not intended or written to be used, and cannot be used, by any person for the purpose of avoiding tax penalties that may be imposed on the person. This discussion was written to support the marketing of the transaction(s) or matter(s) addressed by this written discussion, and the taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor. No limitation has been imposed by legal counsel on disclosure of the tax treatment or tax structure of the transaction.

SELLING SECURITY HOLDERS

We originally issued these notes in private placement transactions that were exempt from registration under the Securities Act. Selling security holders, including their transferees, pledgees or donees or their successors, may from time to time offer and sell the notes and the common shares into which the notes are convertible in certain circumstances pursuant to this prospectus supplement. Our registration of the notes and the common shares issuable, in certain circumstances, upon conversion of the notes does not necessarily mean that the selling security holders will sell all or any of the notes or the common shares. Unless set forth below, none of the selling security holders has had within the past three years any material relationship with us or any of our predecessors or affiliates.

The following table sets forth certain information concerning the principal amount of notes beneficially owned by each selling security holder and the number of common shares that may be offered from time to time by each selling security holder under this prospectus supplement. The information is based on information provided to us by or on behalf of the selling security holders on or prior to March 29, 2007. The number of common shares issuable upon conversion of the notes shown in the table below represents the maximum number of common shares issuable upon conversion of the notes assuming the conversion of the full amount of notes held by each holder at the initial conversion rate of 32.4002 common shares per $1,000 principal amounts of the notes. This conversion rate is subject to adjustments in certain circumstances.

Because the selling security holders may offer all or some portion of the notes or common shares issuable upon conversion of the notes, we have assumed for purposes of the table below that the named selling security holders will sell all of the notes or convert all of the notes and sell all of the common shares issuable upon conversion of the notes offered pursuant to this prospectus supplement. In addition, the selling security holders identified below may have sold, transferred or otherwise disposed of all or a portion of their notes since the date on which they provided the information regarding their notes in transactions exempt from the registration requirements of the Securities Act. Information about the selling security holders may change over time. Because the selling security holders may offer all or some of their notes or the underlying common shares from time to time, we cannot estimate the amount of notes or underlying common shares that will be held by the selling security holders upon the termination of any particular offering. See “Plan of Distribution” for further information.

To the extent any of the selling security holders identified below are, or are affiliated with, broker-dealers, they may be deemed to be, under SEC Staff interpretations, “underwriters” within the meaning of the Securities Act.

To our knowledge, except as described below, the selling security holders have sole voting and investment power with respect to all of the securities shown as beneficially owned by them.

Name	Principal Amount of Notes Beneficially Owned and Offered Hereby (1)	Percentage of Outstanding Notes Beneficially Owned Prior to this Offering	Common Shares Issuable Upon Conversion of the Notes and Available for Resale(1)(2)	Other Common Shares Beneficially Owned	Percentage of Outstanding Common Shares Beneficially Owned Following the Offering (3)
Argent Classic Convertible Arbitrage Fund Ltd. (4)	3,570,000	1.4%	115,668	--	*
Argent Classic Convertible Arbitrage Fund, L.P. (4)	500,000	*	16,200	--	*
Argent Classic Convertible Arbitrage Fund II, L.P. (4)	110,000	*	3,564	--	*
Argentum Multi-Strategy Fund Ltd – Classic (4)	60,000	*	1,944	--	*

CASAM Argent Classic Convertible arbitrage Fund Ltd (4)	80,000	*	2,595	--	*
CQS Convertible and Quantitative Strategies Master Fund Limited (6)	5,000,000	4.3%	162,001	--	*
Credit Suisse Securities (USA) LLC (7)	1,000,000	*	32,400	--	*
Daimler Chrysler Corp Emp#1 Pension Plan DTD 4/1/89 (8)	2,868,000	2.5%	92,923	--	*
DBAG London (9)(10)	2,465,000	2.1%	79,866	--	*
D.E. Shaw Valence Portfolios, L.L.C. (21)	14,800,000	12.9%	479,522	--	*
Florida Power and Light Group Employee Pension Plan (8)	1,054,000	*	34,149	--	*
Fore Convertible Master Fund, Ltd. (11)	1,374,000	1.2%	44,517	--	*
Fore Erisa Fund, Ltd. (11)	145,000	*	4,698	--	*
Fore Multi Strategy MasterFund, Ltd. (11)	263,000	*	8,521	--	*
Franklin and Marshall College (8)	69,000	*	2,235	--	*
GLG Market Neutral Fund (5)	5,000,000	4.3%	162,001	--	*
HFR CA Select Master Trust (12)	300,000	*	9,720	--	*
Institutional Benchmarks Series	800,000	*	25,920	--	*

(Master Feeder) Ltd. (12)	800,000	*	25,920	--	*
JMG Capital Partners, LP (11)	4,500,000	3.9%	145,800	--	*
JMG Triton Offshore Fund, Ltd. (14)	1,000,000	*	32,400	--	*
Linden Capital (15)	5,000,000	4.3%	162,001	--	*
Man Mac 1 Limited (11)	218,000	*	7,063	--	*
Putnam Convertible Income-Growth Trust	3,500,000	3.0%	113,400	--	*
Radcliffe SPC, Ltd., for and on behalf of the Class A Segregated Portfolio (16)	10,500,000	9.1%	340,202	--	*
Rampart Enhanced Convertible Investors, LLC (8)	509,000	*	16,491	--	*
Royal Bank of Canada	4,250,000	3.7%	137,700	--	*
S.A.C. Arbitrage Fund, LLC (17)	1,000,000	*	32,400	--	*
San Diego County Employees Retirement Association (12)	1,600,000	1.4%	51,840	--	*
Silvercreek Limited Partnership (18)	2,118,000	1.8%	68,623	--	*
Silvercreek II Limited (18)	1,382,000	1.2%	44,777	--	*
T. Rowe Price Small-Cap Value Fund, Inc.	10,000,000	8.7%	324,002	--	*
UBS O’Connor LLC F/B/O O’Connor Global Convertible Arbitrage Master Limited (19)	6,638,000	5.8%	215,072	--	*
UBS O’Connor LLC F/B/O O’Connor Global Convertible Arbitrage II Master Limited (19)	862,000	*	27,928	--	*
Vicis Capital Master Fund (20)	3,000,000	2.6%	97,200	--	*
Xavex Convertible Arbitrage 10 Fund (4)	180,000	*	5,832	--	*
Zazove Convertible Arbitrage Fund, L.P. (12)	2,100,000	1.8%	68,040	--	*

Zazove Hedged Convertible Fund, L.P. (12)	2,200,000	1.9%	71,280	--	*
Total	100,015,000		3,240,492

* Less than 1%

(1)

Amounts indicated may be in excess of the total amount registered due to sales or transfers exempt from the registration requirements of the Securities Act since the date upon which the selling security holders provided us with the information regarding their holdings of notes and common shares for inclusion herein.

(2)

Consists of common shares issuable upon conversion of the notes, assuming the initial conversion rate of 32.4002 common shares per $1,000 principal amount of notes and a cash payment in lieu of any fractional share interests. The conversion price is subject to adjustment as described in this prospectus supplement under “Description of Notes—Conversion Rights.”

(3)

Calculated based on Rule 13d-3(d)(i) under the Securities Exchange Act of 1934, as amended, using 32,132,797 shares outstanding as of March 30, 2007. In calculating this amount, we treated as outstanding the number of common shares issuable upon conversion of all of the convertible notes held by a particular holder. However, we did not assume the conversion of the convertible notes held by any other holder.

(4)	Nathanial Brown and Robert Richardson exercise voting and/or dispositive powers with respect to these securities.
(5)

GLG Market Neutral Fund is a publicly-owned company listed on the Irish Stock Exchange. GLG Partners LP, an English limited partnership, acts as the investment manager of the fund and has voting and dispositive power over the securities held by the fund. The general partner of GLG Partners LP is GLG Partners Limited, an English limited company. The shareholders of GLG Partners Limited are Noam Gottesman, Pierre Lagrange, Jonathan Green, Philippe Jabre and Lehman Brothers (Cayman) Limited, a subsidiary of Lehman Brothers Holdings, Inc., a publicly-held entity. The managing directors of GLG Partners Limited are Noam Gottesman, Pierre Lagrange and Emmanual Roman and, as a result, each has voting and dispositive power over the securities held by the fund. GLG Partners LP, GLG Partners Limited, Noam Gottesman, Pierre Lagrange and Emmanual Roman disclaim beneficial ownership of the securities held by the Fund, except for their pecuniary interest therein.

(6)	Alan Smith, Blair Gauld, Dennis Hunter, Karla Bolden and Jim Rogers, directors of the selling security holder, exercise voting and/or dispositive powers with respect to these securities.
(7)	The selling security holder is a broker-dealer.
(8)	Jack Feiler, chief investment officer of Palisade Capital Management, LLC, exercises voting and/or dispositive powers with respect to these securities.
(9)	The selling security holder is an “affiliate” of a broker-dealer.
(10)	Patrick Corrigam exercises voting and/or dispositive powers with respect to these securities.
(11)	Matthew Lee exercises voting and/or dispositive powers with respect to these securities.
(12)	Gene Pretti exercises voting and/or dispositive powers with respect to these securities.
(13)	Jonathan Glaser, executive officer and director of the selling security holder’s manager, exercises voting and/or dispositive powers with respect to these securities.
(14)	Jonathan Glaser and Roger Richter, owners of the selling security holder’s investment manager, exercise voting and/or dispositive powers with respect to these securities.
(15)	Siu Min Wong exercises voting and/or dispositive powers with respect to these securities.
(16)

RG Capital Management, L.P. (“RG Capital”) serves as the investment manager of Radcliffe SPC, Ltd.’s Class A Segregated Portfolio. RGC Management Company, LLC (“Management”) is the general partner of RG Capital. Steve Katznelson and Gerald Stahlecker serve as the managing members of Management and exercise voting and/or dispositive powers with respect to these securities. Each of RG Capital, Management and Messrs. Katznelson and Stahlecher disclaims beneficial ownership of the securities owned by Radcliffe SPC, Ltd. for and on behalf of the Class A Segregated Portfolio.

(17)

S.A.C. Capital Advisors, LLC and S.A.C. Capital Management, LLC exercise voting and/or dispositive powers with respect to these securities. Steven A. Cohen controls S.A.C. Capital Advisors, LLC and S.A.C. Capital Management, LLC.

(18)	Louise Morwick and Bryn Joynt exercise voting and/or dispositive powers with respect to these securities.

(19)	UBS O’Connor LLC, the investment manager, exercises voting and/or dispositive powers with respect to these securities. UBS O’Connor LLC is a wholly owned subsidiary of UBS AG, a public company.
(20)	Shad Stastney, John Succo and Sky Lucas exercise voting and/or dispositive powers with respect to these securities.
(21)

D. E. Shaw & Co. L.P., as either managing member or investment adviser, exercises voting and/or dispositive powers with respect to any common shares issuable upon conversion of the notes. Julius Gaudio, Eric Wepsic, and Anne Dinning, or their designees, exercise voting and/or dispositive powers with respect to the notes on D. E. Shaw & Co. L.P.’s behalf.

PLAN OF DISTRIBUTION

The selling security holders and their successors, which includes their pledgees, donees, partnership distributees and other transferees receiving the notes and common shares, if any, issuable upon the conversion of the notes from the selling security holders in non-sale transfers, may sell the notes and the underlying common shares directly to purchasers or through underwriters, broker-dealers or agents. Underwriters, broker-dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling security holders or the purchasers. These discounts, concessions or commissions may be in excess of those customary in the types of transactions involved.

The notes and the underlying common shares may be sold in one or more transactions at:

•	fixed prices that may be changed;
•	prevailing market prices at the time of sale;
•	prices related to the prevailing market prices;
•	varying prices determined at the time of sale; or
•	negotiated prices.

These sales may be effected in a variety of transactions, which may involve cross or block transactions, including the following:

•

on any national securities exchange or quotation service on which the notes or the common shares may be listed or quoted at the time of sale, including the New York Stock Exchange in the case of the common shares;

•	in the over-the-counter-market;
•	in transactions otherwise than on these exchanges or services or in the over-the-counter market (privately negotiated transactions);

•

through the writing and exercise of options (including the issuance of derivative securities), whether these options or such other derivative securities are listed on an options or other exchange or otherwise;

•	through the settlement of short sales; or
•	through any combination of the foregoing, or by any legally available means.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the transaction.

Selling security holders may enter into hedging transactions with broker-dealers or other financial institutions which may in turn engage in short sales of the notes or the underlying common shares and deliver these securities to close out short positions. In addition, the selling security holders may sell the notes and the underlying common shares short and deliver the notes and underlying common shares to close out short positions or loan or pledge the notes or the underlying common shares to broker-dealers or other financial institutions that in turn may sell such securities. Selling security holders may also enter into option or other transactions with broker- dealers or other financial institutions that require the delivery to the broker-dealers or other financial institutions of the notes or the underlying common shares or enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.

Selling security holders may decide not to sell all or a portion of the notes and the underlying common shares offered by them pursuant to this prospectus supplement. In addition, selling security holders may sell or transfer their notes and common shares issuable upon conversion of the notes other than by means of this prospectus supplement. In particular, any securities covered by this prospectus supplement that qualify for sale pursuant to Rule 144, Rule 144A or Regulation S under the Securities Act may be sold thereunder, rather than pursuant to this prospectus supplement.

The aggregate proceeds to the selling security holders from the sale of the notes or underlying common shares will be the purchase price of the notes or common shares less any discounts and commissions. A selling security holder reserves the right to accept and, together with their agents, to reject any proposed purchase of notes or common shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

To comply with the securities laws of some jurisdictions, if applicable, the holders of notes and common shares into which the notes are convertible may sell in some jurisdictions through registered or licensed broker dealers. In addition, under certain circumstances in some jurisdictions, the holders of notes and the common shares into which the notes are convertible may be required to register or qualify the securities for sale or comply with an available exemption from the registration and qualification requirements.

The common shares are listed on the New York Stock Exchange under the symbol “AKR.” We do not intend to apply for listing of the notes on any securities exchange. The notes are designated for trading on The PORTAL Market. However, notes sold pursuant to this prospectus supplement will no longer be eligible for trading on The PORTAL Market. Accordingly, no assurance can be given as to the development of liquidity or any trading market for the notes.

The selling security holders and any underwriters, broker-dealers or agents who participate in the distribution of the notes and the underlying common shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any profits on the sale of the notes or the underlying common shares by selling security holders and any discounts, commissions or concessions received by any such broker-dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. If the selling security holders were deemed to be underwriters, the selling security holders will be subject to the prospectus delivery requirements of the Securities Act and may be subject to liabilities including, but not limited to, those of sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

If the notes and the underlying common shares are sold through underwriters or broker-dealers, the selling security holders will be responsible for underwriting discounts or commissions or agent’s commissions.

To the extent that any selling security holder is a “broker-dealer”, or is an affiliate of a “broker-dealer” that did not acquire its notes in the ordinary course of its business or that at the time of its purchase of its notes had an agreement or understanding, directly or indirectly, with any person to distribute its notes, the SEC may take the view that such selling security holder is, under the SEC’s interpretations, an “underwriter” within the meaning of the Securities Act.

The selling security holders and any other persons participating in the distribution of the notes or underlying common shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the notes and the underlying common shares by the selling security holders and any such other person. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of the notes and the underlying common shares to engage in market making activities with respect to the particular notes and underlying common shares being distributed for a period of up to five business days prior to the commencement of such distribution. This may affect the marketability of the notes and the underlying common shares and the ability to engage in market making activities with respect to the notes and the underlying common shares.

We entered into a registration rights agreement for the benefit of the holders of the notes to register the notes and the common shares into which the notes are convertible under applicable federal securities laws under specific circumstances and specific times. Under the registration rights agreement, the selling security holders and us have agreed to indemnify each other and our respective controlling persons against, and in certain circumstances to provide contribution with respect to, specific liabilities in connection with the offer and sale of the notes and the common shares, including liabilities under the Securities Act. We will pay substantially all of the expenses incident to the registration of the notes and the common shares, except that the selling security holders will pay all brokers’ commissions and, in connection with an underwritten offering, if any, underwriting discounts and commissions. See “Description of Notes – Registration Rights; Additional Interest” in this prospectus supplement.

EXPERTS

The financial statements, schedule and management’s report on the effectiveness of internal control over financial reporting incorporated by reference in this Form S-3 have been audited by BDO Seidman, LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their reports incorporated herein by reference, and are incorporated herein in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

Ernst & Young LLP, independent registered public accounting firm, audited our consolidated financial statements for the year ended December 31, 2004, to the extent set forth in their report incorporated herein by reference. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

LEGAL MATTERS

The validity of the notes and common shares will be passed upon for us by Berliner, Corcoran & Rowe LLP, Washington, DC. Other matters in connection with the offering of securities offered by this prospectus supplement will be passed upon for us by Paul, Hastings, Janofsky & Walker LLP.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public on the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, DC 20549. Please call the SEC at (800) SEC-0330 for more information about their public reference room and their copy charges.

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information that we refer to in this manner is considered part of this prospectus supplement. Any information that we file with the SEC after the date of this prospectus supplement will automatically update and supersede the information contained in this prospectus supplement.

We are incorporating by reference the following documents that we have previously filed with the SEC (Commission File No. 001-12002), except for any document or portion thereof “furnished” to the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2006;
•	Our Current Reports on Form 8-K filed on January 18, January 24, and February 28, 2007;
•

The description of our shares contained in our Registration Statement on Form 8-A dated May 21, 1993, (File No. 33-6008) filed on May 26, 1993 pursuant to Section 12(g) of the Exchange Act, as amended, including any amendment or report filed for the purpose of updating such description; and

•

All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus supplement and prior to the time that we sell all of the securities offered by this prospectus supplement.

In no event will any of the information that we “furnish” to the SEC in any Current Report on Form 8-K from time to time be incorporated by reference into, or otherwise included in, this prospectus supplement.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus supplement, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests should be addressed to: Acadia Realty Trust, 1311 Mamaroneck Avenue, Suite 260, White Plains, New York 10605, Attn: Robert Masters. Telephone requests may be directed to (914) 288-8100.

PROSPECTUS

$300,000,000

ACADIA REALTY TRUST

Common Shares

Preferred Shares

Debt Securities

We may from time to time offer, in one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:

•	our common shares;

•	our preferred shares; and/or

•	debt securities, which may be either senior debt securities or subordinated debt securities.

We will offer our securities in amounts, at prices and on terms to be determined at the time we offer those securities. We will provide the specific terms of the securities in supplements to this prospectus. We are organized and conduct our operations so as to qualify as a real estate investment trust, or REIT, for federal income tax purposes. The specific terms of the securities may include limitations on actual, beneficial or constructive ownership and restrictions on transfer of the securities that may be appropriate to preserve our status as a REIT.

The securities may be offered on a delayed or continuous basis directly by us, through agents, underwriters or dealers as designated from time to time, through a combination of these methods or through any other method provided in the applicable prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

In addition, certain selling securityholders to be identified from time to time in a prospectus supplement may sell our securities that they own. We will not receive any of the proceeds from the sale of our securities by selling securityholders.

Our common shares are traded on the New York Stock Exchange under the symbol “AKR.”

Investing in our securities involves risks. Before buying our securities, you should refer to the risk factors included in our periodic reports, in prospectus supplements relating to specific offerings and in other information that we file with the Securities and Exchange Commission. See “Risk Factors” on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

January 12, 2007

ABOUT THIS PROSPECTUS	ii
FORWARD-LOOKING STATEMENTS	ii
ACADIA REALTY TRUST	1
RISK FACTORS	2
USE OF PROCEEDS	3
RATIOS OF EARNINGS TO FIXED CHARGES	4
DESCRIPTION OF SHARES OF BENEFICIAL INTEREST	5
DESCRIPTION OF PREFERRED SHARES	10
DESCRIPTION OF DEBT SECURITIES	13
CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR DECLARATION OF TRUST AND BYLAWS	16
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS	18
ERISA CONSIDERATIONS	31
SELLING SECURITYHOLDERS	33
PLAN OF DISTRIBUTION	34
EXPERTS	36
LEGAL MATTERS	36
WHERE YOU CAN FIND MORE INFORMATION	36

This prospectus and the applicable prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which they relate, and this prospectus and any applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation.

i

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus. You should not assume that the information appearing in this prospectus or any applicable prospectus supplement or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operation and prospects may have changed since those dates.

As used in this prospectus, references to “we,” “our,” “us,” and “Acadia” are to Acadia Realty Trust, except as the context otherwise requires.

This prospectus is part of a “shelf” registration statement that we filed with the Securities and Exchange Commission, or SEC. By using a shelf registration statement, we may sell common shares, preferred shares and debt securities from time to time in one or more offerings. This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a supplement to this prospectus that will contain specific information about the terms of the securities offered, including the amount, the price and the terms determined at the time of the offering. The prospectus supplement may also add to, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and any supplement, together with additional information described under the heading “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

Some of the statements in, or incorporated by reference in, this prospectus or any applicable prospectus supplement constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, forward-looking statements can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negative of these terms or other similar terms.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements.

We expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained in this prospectus or any applicable prospectus supplement to reflect any change in our expectations with regard to the statements or any change in events, conditions or circumstances on which any such statement is based, except as required by law. In evaluating forward-looking statements, you should consider these risks and uncertainties, together with the other risks described from time to time in our reports and documents filed with the SEC, and you should not place undue reliance on those statements.

ii

ACADIA REALTY TRUST

We are a fully integrated, self-managed and self-administered equity real estate investment trust, or REIT, focused primarily on the ownership, acquisition, redevelopment and management of retail properties, including neighborhood and community shopping centers and mixed-use properties with retail components. We currently operate 77 properties, which we own or have an ownership interest in. These assets are located primarily in the Northeast, Mid-Atlantic and Midwest regions of the United States and, in total, comprise approximately 10 million square feet.

All of our assets are held by, and all of our operations are conducted through, Acadia Realty Limited Partnership, a Delaware limited partnership, or the Operating Partnership, and its majority-owned subsidiaries. As of the date of this prospectus, we controlled 98% of the Operating Partnership as the sole general partner. As the general partner, we are entitled to share, in proportion to our percentage interest, in the cash distributions and profits and losses of the Operating Partnership. The limited partners represent entities or individuals who contributed their interests in certain properties or partnerships to the Operating Partnership in exchange for common or preferred units of limited partnership interest, or OP Units. Limited partners holding Common OP Units are generally entitled to exchange their units on a one-for-one basis for our common shares. Holders of our Preferred OP Units are entitled to convert their units into Common OP Units at certain fixed conversion prices and are entitled to preferred quarterly distributions.

Our common shares are traded on the New York Stock Exchange under the symbol “AKR.” Our executive offices are located at 1311 Mamaroneck Avenue, Suite 260, White Plains, New York 10605 and our telephone number is (914) 288-8100.

We maintain an internet website at http://www.acadiarealty.com. We are not incorporating by reference in this prospectus any material from our website, and we have provided an inactive textual reference to the website’s uniform resource locator (URL) for your reference only.

1

RISK FACTORS

Before you invest in any of our securities, in addition to the other information in this prospectus and the applicable prospectus supplement, you should carefully consider the risk factors under the heading “Risk Factors” contained in Part I, Item 1A in our most recent Annual Report on Form 10-K and any risk factors disclosed under the heading “Risk Factors” in Part II, Item 1A in our most recent Quarterly Report on Form 10-Q filed after our most recent Annual Report on Form 10-K, which are incorporated by reference into this prospectus and the applicable prospectus supplement, as the same may be updated from time to time by our future filings under the Securities Exchange Act of 1934.

2

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement.

3

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratios of earnings to fixed charges for the periods indicated:

	Nine Months ended September 30,		Years ended December 31,
	2006	2005	2005	2004	2003	2002	2001
Ratio of earnings to fixed charges	1.30x	1.83x	2.70x	1.69x	1.63x	2.04x	1.39x

For the purpose of calculating the ratio of earnings to fixed charges, earnings have been calculated by adding minority interest attributable to continuing operations, income or loss from equity investees, fixed charges and distributed income of equity investees to income from continuing operations before income taxes, less capitalized interest and preferred distributions of consolidated subsidiaries. Fixed charges consist of interest costs, whether expensed or capitalized, amortization of deferred financing costs, amortization of discounts or premiums related to indebtedness and preferred distributions of consolidated subsidiaries.

4

DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

This summary does not purport to be complete and is qualified in its entirety by reference to our Declaration of Trust and Bylaws, each as amended or restated. See “Where You Can Find More Information” in this prospectus.

General

Under our Declaration of Trust, we may issue 100,000,000 common shares, par value $0.001 per share. All common shares, when issued, are duly authorized, fully paid and nonassessable. This means that the full price for the shares has been paid at the time of issuance and consequently that any holder of such shares will not later be required to pay us any additional money for the same. As of December 31, 2006, 31,772,952 of our common shares were issued and outstanding, as were 642,272 of Common OP Units of the Operating Partnership, which are convertible into the same number of our common shares (subject to anti-dilution adjustments).

In addition, 2,212 Series A Preferred OP Units of the Operating Partnership were issued at a price of $1,000 per unit to certain individuals on November 16, 1999. These Series A Preferred OP Units are convertible into Common OP Units at a conversion price of $7.50 per unit and are entitled to a preferred quarterly distribution of the greater of (a) $22.50 per Series A Preferred OP Unit (9% annually) or (b) the quarterly distribution attributable to a Series A Preferred OP Unit if such unit were converted into a Common OP Unit. A total of 188 Series A Preferred OP Units were outstanding as of December 31, 2006.

On January 27, 2004, 4,000 Series B Preferred OP Units of the Operating Partnership were issued in connection with the acquisition of the rights to provide asset management, leasing, disposition, development and construction services for an existing portfolio of retail properties from Klaff Realty, L.P. (“Klaff”). These units are entitled to a quarterly preferred distribution of the greater of (i) $13.00 (5.2% annually) per unit or (ii) the quarterly distribution attributable to a Preferred OP Unit if such unit were converted into a Common OP Unit. The Series B Preferred OP Units are convertible at any time into Common OP Units based on the stated value of $1,000 divided by $12.82. Additionally, the holder of the Series B Preferred OP Units may redeem their units at par for either cash or Common OP Units (at our option) after the earlier of the third anniversary of their issuance, or the occurrence of certain events, including a change in our control. After the fifth anniversary of the issuance, we may redeem the Series B Preferred OP Units and convert them into Common OP Units at market value as of the redemption date. In response to a subsequent request from Klaff, our board of trustees approved a waiver on February 24, 2004 which allows Klaff to redeem 1,500 Series B Preferred OP Units at any time. Klaff has not redeemed any Series B Units as of the date of this prospectus.

Effective February 15, 2005, we acquired the balance of Klaff’s rights to provide the above-referenced services and certain potential future revenue streams. In consideration for this transaction, we issued 250,000 restricted Common OP Units to Klaff. These units are convertible into our common shares on a one-for-one basis after a five-year lock-up period.

Our common shares have equal dividend, liquidation and other rights, and have no preference, exchange or appraisal rights, except for any appraisal rights provided by Maryland law. Holders of our common shares have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities.

Distributions

Holders of our common shares may receive distributions out of assets that we can legally use to pay distributions, when and if they are authorized and declared by our board of trustees. Each common shareholder shares in the same proportion as other common shareholders out of the assets that we can legally use to pay distributions after we pay or make adequate provision for all of our known debts and liabilities in the event we are liquidated, dissolved or our affairs are wound up.

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Voting Rights

Holders of common shares have the power to vote on all matters presented to our shareholders, including the election of trustees, except as otherwise provided by Maryland law. Our Declaration of Trust prohibits us from merging or selling all or substantially all of our assets without the approval of two-thirds of the outstanding shares that are entitled to vote on such matters. Holders of common shares are entitled to one vote per share.

There is no cumulative voting in the election of our trustees, which means that holders of more than 50% of the common shares voting for the election of trustees can elect all of the trustees if they choose to do so and the holders of the remaining shares cannot elect any trustees.

Restrictions on Ownership and Transfer

To qualify as a REIT under the Internal Revenue Code, we must satisfy certain ownership requirements. Specifically, not more than 50% in value of our outstanding common shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year, and the common shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. We must also satisfy certain income requirements to maintain our REIT status. One such requirement is that at least 75% of our gross income for each calendar year must consist of rents from real property and income from certain other real property investments. This is complicated by the fact that the rents received by the Operating Partnership will not qualify as rents from real property if we own, actually or constructively, 10% or more of the ownership interests in our lessees, within the meaning of section 856(d)(2)(B) of the Internal Revenue Code. See “Certain Federal Income Tax Considerations” in this prospectus.

Because our board of trustees believes it is essential for us to continue to qualify as a REIT, our Declaration of Trust contains provisions aimed at satisfying the requirements described above. In regard to the ownership requirements, the Declaration of Trust provided that no person may own, or be deemed to own by virtue of the attribution rules of the Internal Revenue Code, more than 9.8% in value or number, whichever is more restrictive, of the issued and outstanding shares of any of our class or series of shares of beneficial interest, subject to certain exceptions. The trustees may waive this limitation if evidence satisfactory to them or our tax counsel is presented that such ownership will not jeopardize our status as a REIT. As a condition of such waiver, the trustees may require opinions of counsel satisfactory to them and/or an undertaking from the applicant with respect to preserving our REIT status.

Our Declaration of Trust also provides that any purported transfer or issuance of shares or securities transferable into shares which would (i) violate the 9.8% limitation described above, (ii) result in shares being owned by fewer than 100 persons for purposes of the REIT provisions of the Internal Revenue Code, (iii) result in our being “closely held” with the meaning of Section 856(h) of the Internal Revenue Code, or (iv) otherwise jeopardize our REIT status under the Internal Revenue Code (including a transfer which would cause us to own, actually or constructively, 9.8% or more of the ownership interests in one of our lessees) will be null and void ab initio (from the beginning). Moreover, common shares transferred, or proposed to be transferred, in contravention of the above will be subject to purchase by us at a price equal to the lesser of (i) the price stipulated in the challenged transaction and (ii) the fair market value of such shares (determined in accordance with the rules set forth in our Declaration of Trust).

All certificates representing the common shares bear a legend referring to the restrictions described above.

The ownership limitations described above could have the effect of delaying, deferring or preventing a takeover or other transaction in which holders of some, or a majority, of common shares might receive a premium for their shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest.

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Transfer Agent and Registrar

The transfer agent and registrar for our common shares is American Stock Transfer & Trust Company, which has an address at 40 Wall Street, New York, NY 10005.

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RESTRICTIONS ON TRANSFERS OF COMMON SHARES AND ANTI-TAKEOVER PROVISIONS

Maryland Law

Business Combinations. Section 8-301(14) of the Maryland General Corporation Law (“MGCL”) permits a Maryland REIT to enter into a business combination (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) on the same terms as a Maryland corporation under the MGCL. Under the MGCL, certain business combinations between a Maryland corporation and any person who beneficially owns 10% or more of the voting power of such corporation’s shares, or an affiliate of such corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting shares of such corporation (an “Interested Stockholder”) or an affiliate thereof, are prohibited for five years after the most recent date on which the Interested Stockholder becomes an Interested Stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of such corporation and (b) two-thirds of the votes entitled to be cast by holders of shares of voting stock of such corporation other than the shares held by the Interested Stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation’s common shareholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares.

Additional Anti-Takeover Provisions. As an additional anti-takeover defense, Maryland law permits publicly-held Maryland statutory REITs to elect to be governed by all or any part of Maryland law provisions relating to unsolicited takeovers, as described below. The election to be governed by one or more of these provisions can be made by a publicly-held Maryland REIT in its Declaration of Trust or Bylaws (“charter documents”) or by resolution adopted by its board of trustees so long as it has at least three trustees who, at the time of electing to be subject to the provisions, are not officers or employees, are not persons seeking to acquire control of the REIT, are not trustees, officers, affiliates or associates of any person seeking to acquire control, and were not nominated or designated as trustees by a person seeking to acquire control. Our charter documents do not contain any such provisions.

However, if the charter documents do not already contain these provisions, a REIT may adopt one or more of these additional anti-takeover provisions by a board resolution or a Bylaw amendment, following which it must file articles supplementary to its Declaration of Trust with the Maryland State Department of Assessments and Taxation. Shareholder approval is not required for the filing of these articles supplementary. Our board of trustees has not passed any such resolution or Bylaw amendment and we have not filed such articles supplementary.

A Maryland REIT may elect to be subject to all or any portion of the following anti-takeover provisions of Maryland law, notwithstanding any contrary provisions in the REIT’s charter documents:

Classified Board: A REIT may divide its board into three classes which, to the extent possible, will have the same number of trustees, the terms of which will expire at the third annual meeting of shareholders after the election of each class, with the first class term expiring one year after adoption, the second class term expiring two years later and the third class term expiring three years later. We do not have a classified board.

Two-thirds Shareholder Vote to Remove Trustees: If the REIT has a classified board, the shareholders may remove any trustee only by the affirmative vote of at least two-thirds of all votes entitled to be cast by the shareholders generally in the election of trustees, but a trustee may not be removed without cause. If the REIT does not have a classified board, the shareholders may remove any trustee only by the affirmative vote of at least two-thirds of all votes entitled to be cast by the shareholders generally in the election of trustees, with or without cause.

Size of Board Fixed by Vote of Board: The number of trustees will be fixed only by resolution of the board, but the number cannot be less than three trustees.

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Board Vacancies Filled by the Board for the Remaining Term: Vacancies that result from an increase in the size of the board, or the death, resignation, or removal of a trustee, may be filled only by the affirmative vote of a majority of the remaining trustees even if they do not constitute a quorum. Trustees elected to fill vacancies will hold office for the remainder of the full term of the class of trustees in which the vacancy occurred, as opposed to until the next annual meeting of shareholders, and until a successor is elected and qualified.

Shareholder Calls of Special Meetings: Special meetings of shareholders may be called by the secretary of a REIT only upon the written request of shareholders entitled to cast at least a majority of all votes entitled to be cast at the meeting and only in accordance with procedures set out in the MGCL.

As we have stated above, we have not elected to be subject to any of the foregoing anti-takeover provisions.

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DESCRIPTION OF PREFERRED SHARES

This summary does not purport to be complete and is qualified in its entirety by reference to our Declaration of Trust and Bylaws, each as amended or restated. See “Where You Can Find More Information” in this prospectus.

General

Subject to limitations prescribed by Maryland law and our Declaration of Trust, our board of trustees is authorized to issue one or more series of preferred shares from time to time and, with respect to any such series, to fix the designations, numbers, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption of such series.

Reference is made to any supplement to this prospectus relating to the preferred shares offered thereby for specific items, including:

•	The title and stated value of such preferred shares;
•	The number of such preferred shares offered, the liquidation preference per share and the offering price of such preferred shares;
•	The distribution rate(s), period(s), and/or payment date(s) or method(s) of calculation thereof applicable to such preferred shares;
•	The date from which distributions on such preferred shares shall accumulate, if applicable;
•	The procedures for any auction and remarketing, if any, for such preferred shares;
•	The provision for a sinking fund, if any, for such preferred shares;
•	The provision for redemption, if applicable, of such preferred shares;
•	Any listing of such preferred shares on any securities exchange;
•	The terms and conditions, if applicable, upon which such preferred shares will be convertible into common shares, including the conversion price (or manner of calculation thereof);
•	A discussion of federal income tax considerations applicable to such preferred shares;
•

The relative ranking and preferences of such preferred shares as to distribution rights (including whether any liquidation preference as to the preferred shares will be treated as a liability for purposes of determining the availability of assets for distributions to holders of shares ranking junior to the preferred shares as to distribution rights) and rights upon our liquidation or winding up of our affairs;

•

Any limitations on issuance of any series of preferred shares ranking senior to or on a parity with such series of preferred shares as to distribution rights and rights upon the liquidation, dissolution or winding up of our affairs; and

•	Any other specific terms, preferences, rights, limitations or restrictions of such preferred shares.

Rank

Unless otherwise indicated in the applicable supplement to this prospectus, our preferred shares rank, with respect to payment of distributions and rights upon our liquidation, dissolution or winding up, and allocation of our earnings and losses:

•	senior to all classes or series of common shares, and to all equity securities ranking junior to such preferred shares;

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•	on a parity with all equity securities issued by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred shares; and

•	junior to all equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the preferred shares.

Distributions

Subject to any preferential rights of any outstanding shares or series of shares, our preferred shareholders are entitled to receive distributions, when and as authorized by our board of trustees, out of legally available funds, and share pro rata the amount to be distributed to such class or series of preferred shares based on the number of preferred shares of the same class or series outstanding. Distributions will be made at such rates and on such dates as will be set forth in the applicable supplement to this prospectus.

Voting Rights

Unless otherwise indicated in the applicable supplement to this prospectus, holders of our preferred shares will not have any voting rights.

Liquidation Preference

Upon the voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before any distribution or payment shall be made to the holders of any common shares or any other class or series of shares ranking junior to the preferred shares in our distribution of assets upon any liquidation, dissolution or winding up, the holders of each series of preferred shares are entitled to receive, after payment or provision for payment of our debts and other liabilities, out of our assets legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable supplement to this prospectus), plus an amount, if applicable, equal to all distributions accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such preferred shares do not have a cumulative distribution). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred shares will have no right or claim to any of our remaining assets. In the event that, upon any such of our voluntary or involuntary liquidation, dissolution or winding up, the legally available assets are insufficient to pay the amount of the liquidating distributions on all of our outstanding preferred shares and the corresponding amounts payable on all of our shares of other classes or series of equity security ranking on a parity with the preferred shares in the distribution of assets upon liquidation, dissolution or winding up, then the holders of our preferred shares and all other such classes or series of equity securities shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If the liquidating distributions are made in full to all holders of preferred shares, our remaining assets shall be distributed among the holders of any other classes or series of equity security ranking junior to the preferred shares upon our liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares.

Conversion Rights

The terms and conditions, if any, upon which shares of any series of preferred shares are convertible into common shares will be set forth in the applicable supplement to this prospectus. Such terms will include the number of common shares into which the preferred shares are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred shares or at our option, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such preferred shares.

Redemption

If so provided in the applicable supplement to this prospectus, our preferred shares will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such supplement to this prospectus.

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Registrar and Transfer Agent

The registrar and transfer agent for our preferred shares will be set forth in the applicable supplement to this prospectus.

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DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series under an indenture dated as of December 11, 2006, as supplemented by a first supplemental indenture dated as of December 11, 2006 between us and U.S. Bank, National Association, as trustee, or under a separate indenture that we will enter into with a trustee to be selected. The following section describes certain of the material terms and conditions of the debt securities we may issue. For a more detailed description of the terms of the debt securities, please refer to the applicable indenture that we will enter into for any debt securities we may issue from time to time, which will be incorporated by reference into this prospectus, and which we will describe in a prospectus supplement.

We have filed the indenture and the first supplemental indenture with U.S. Bank, National Association as an exhibit to the registration statement. You should read the indenture and any supplemental or separate indenture for additional information before you buy any debt securities.

General

The debt securities will be our direct obligations and may be either senior debt securities or subordinated debt securities. The debt securities may be secured or unsecured. The indenture will not limit the principal amount of debt securities that we may issue. We may issue debt securities in one or more series. The indenture will set forth the specific terms of each series of debt securities. The material terms of each series of debt securities will also be described in the applicable prospectus supplement. Each prospectus supplement and indenture incorporated by reference therein will describe:

•	the title of the debt securities and whether the debt securities are senior or subordinated debt securities;
•	whether or not the debt securities are secured, and if secured, a description of the collateral securing that series of debt securities;
•	any limit upon the aggregate principal amount of a series of debt securities that we may issue;
•	the date or dates on which principal of the debt securities will be payable and the amount of principal that will be payable;
•

the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, as well as the dates from which interest will accrue, the dates on which interest will be payable, the persons to whom interest will be payable (if other than the registered holders on the record date) and the record date for the interest payable on any payment date;

•	the currency or currencies in which principal, premium, if any, and interest, if any, will be paid;
•

the place or places where principal, premium, if any, and interest, if any, on the debt securities will be payable and where debt securities that are in registered form can be presented for registration of transfer or exchange;

•	any provisions regarding our right to prepay debt securities or of holders to require us to prepay debt securities;
•

the right, if any, of holders of the debt securities to convert them into common shares, preferred shares or other securities, including any provisions intended to prevent dilution of the conversion rights and any provisions limiting the exercise rights of the holders;

•	any provisions requiring or permitting us to make payments to a sinking fund that will be used to redeem debt securities or a purchase fund that will be used to purchase debt securities;

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•	any index or formula used to determine the required payments of principal, premium, if any, or interest, if any;
•	the percentage of the principal amount of the debt securities which is payable if maturity of the debt securities is accelerated because of a default;
•	any additional or modified events of default or covenants with respect to the debt securities;
•	whether we will be restricted from incurring any additional indebtedness or any other covenants with respect to a particular series of debt securities;
•	whether the debt securities will be guaranteed and, if so, on what terms;
•	the trustee, authenticating or paying agent, transfer agent or registrar; and
•	any other material terms of the debt securities.

The indenture may contain restrictions on our ability to repurchase our securities or financial covenants.

We may issue debt securities at a discount from their stated principal amount or original issue discount. A prospectus supplement may describe U.S. federal income tax considerations and other special considerations applicable to a debt security issued with original issue discount.

If the principal, premium, if any, or interest with regard to any series of debt securities is payable in a foreign currency, we will describe in the prospectus supplement relating to those debt securities any restrictions on currency conversions, U.S. federal income tax considerations or other material restrictions with respect to that issue of debt securities.

Form of Debt Securities

We may issue debt securities in certificated or uncertificated form, in registered form with or without coupons or in bearer form with coupons, if applicable. We may issue debt securities of a series in the form of one or more global certificates evidencing all or a portion of the aggregate principal amount of the debt securities of that series. We may deposit the global certificates with depositaries, and the certificates may be subject to restrictions upon transfer or upon exchange for debt securities in individually certificated form.

Events of Default and Remedies

An event of default with respect to each series of debt securities will include:

•	our default in the payment of the principal of or premium, if any, on any debt securities of such series;
•	our default in the payment of any interest due and payable on such series of debt securities and continuance of such default for the period of time set forth in the indenture;
•

our default for the period of time set forth in the indenture after notice by the trustee or the holders of the percentage set forth in the indenture in principal amount of the outstanding debt securities of that series in the observance or performance of any other covenants in the indenture;

•	our default on certain of our borrowings in an aggregate principal amount in excess of the amount set forth in the indenture causing the acceleration of that indebtedness; and
•	certain events involving our or our significant subsidiaries’ bankruptcy, insolvency or reorganization.

The indenture relating to particular series of debt securities may include other events of default with respect to any such series.

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The indenture may provide that the trustee may withhold notice to the holders of any series of debt securities of any default (except a default in payment of principal, premium, if any, or interest) if the trustee considers it to be in the interest of the holders of the series to do so.

The indenture may provide that if any event of default has occurred and is continuing, the trustee or the holders of not less than the percentage set forth in the indenture in principal amount of a series of debt securities then outstanding may declare the principal of and accrued interest, if any, on that series of debt securities to be due and payable immediately. However, if we cure all events of default (except the failure to pay principal, premium or interest that became due solely because of the acceleration) and certain other conditions are met, the holders of a majority in principal amount of the applicable series of debt securities may rescind and annul such declaration.

The holders of a majority of the outstanding principal amount of a series of debt securities may have the right to direct the time, method and place of conducting proceedings for any remedy available to the trustee, subject to certain limitations specified in the indenture.

The applicable prospectus supplement and the indenture incorporated by reference therein will describe any additional or modified events of default which apply to any series of debt securities.

Modification of the Indenture

We and the trustee may:

•

without the consent of holders of the outstanding debt securities, modify the indenture to cure errors or clarify ambiguities, add to our covenants and the events of default for the benefit of any particular series of debt securities; and

•

with the consent of the holders of not less than a majority in principal amount of a particular series of debt securities that are outstanding under the indenture, modify the indenture or the rights of the holders of such series of debt securities.

However, without the consent of the holder of each outstanding debt security affected thereby, we may not:

•

change the stated maturity of, the principal of, premium, if any, or installment of interest of any debt securities, reduce the rate or extend the time for payment of interest, if any, on any debt securities, reduce the principal amount of any debt securities or the premium, if any, on any debt securities, impair the right of a holder to institute suit for the payment of principal, premium, if any, or interest, if any, with regard to any debt securities on or after the stated maturity or change the currency in which any debt securities are payable; or

•	reduce the percentage of principal amount of debt securities the holders of which are required to consent to an amendment, supplement or waiver with respect to such series.

Governing Law

The indenture, any supplemental indenture and the debt securities issued thereunder will be governed by, and construed in accordance with, the laws of the State of New York.

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CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR DECLARATION OF TRUST AND BYLAWS

The following is a summary of provisions of Maryland law, our Declaration of Trust and our Bylaws.

Number of Trustees; Election of Trustees, Removal of Trustees, the Filling of Vacancies. Our Declaration of Trust provides that the board of trustees will consist of not less than two nor more than fifteen persons, and that the number of trustees will be set by the trustees then in office. Our board currently consists of seven trustees, each of whom serves until the next annual meeting of shareholders and until his successor is duly elected and qualified. Election of each trustee requires the approval of a plurality of the votes cast by the holders of common shares in person or by proxy at our annual meeting. The board of trustees has a nominating committee. Our Bylaws provide that the shareholders may, at any time, remove any trustee, with or without cause, by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter and may elect by majority vote a successor to fill any resulting vacancy for the balance of the term of the removed trustee. Any vacancy (including a vacancy created by an increase in the number of trustees) will be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the trustees.

Limitation of Liability and Indemnification of Trustees and Officers. Our Bylaws and Declaration of Trust authorize us, to the extent permitted under Maryland law, to indemnify our trustees and officers in their capacity as such. Section 8-301(15) of the Maryland General Corporation Law (“MGCL”) permits a Maryland REIT to indemnify or advance expenses to trustees and officers to the same extent as is permitted for directors and officers of a Maryland corporation under the MGCL. The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our Declaration of Trust does not) to indemnify a director or officer who has been successful, on the merits or otherwise against reasonable expenses, in the defense of any proceeding to which he is made a party by reason of his service in that capacity, or in the defense of any claim, issue or matter in the proceeding. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation for a judgment of liability on the basis that the officer or director shall have been adjudged to be liable to us or that a personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and a written undertaking by such director or officer on his or her behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

Our Bylaws also permit us, subject to the approval of our board of trustees, to indemnify and advance expenses to any person who served as predecessor of ours in any of the capacities described above and to any employee or agent of us or a predecessor of us.

In addition to the above, we have purchased and maintain insurance on behalf of all of our trustees and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

Control Share Acquisitions. The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquirer, by officers or by directors who are employees of the corporation. “Control Shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to

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exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control Shares do not include shares which the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition, and certain limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

The foregoing does not apply to shares acquired in a merger, consolidation or share exchange, if the corporation is a party to the transaction, or to acquisitions approved or exempted by the Declaration of Trust or Bylaws of the corporation. Pursuant to the MGCL, we have opted out of the control share statute and, therefore, it is not applicable to acquisitions of our common shares.

Amendments to our Declaration of Trust. In general, the Declaration of Trust may be amended by the affirmative vote or written consent of the holders of not less than a majority of the common shares then outstanding and entitled to vote thereon. However, amendments with respect to certain provisions relating to the ownership requirements, reorganizations and certain mergers or consolidations or the sale of substantially all of our assets, require the affirmative vote or written consent of the holders of not less than two-thirds of the common shares then outstanding and entitled to vote thereon. Our trustees, by a two-thirds vote, may amend the provisions of the Declaration of Trust from time to time to effect any change deemed necessary by our trustees to allow us to qualify and continue to qualify as a REIT.

Termination of Operations or our REIT Status. The Declaration of Trust permits the termination and the discontinuation of our operations by the affirmative vote of the holders of not less than two-thirds of the outstanding shares entitled to vote at a meeting of shareholders called for that purpose. In addition, the Declaration of Trust permits the trustees to terminate our REIT status at any time.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of the Declaration of Trust. The limitation on ownership of common shares set forth in our Declaration of Trust, as well as the provisions of the MGCL dealing with business combinations and control share acquisitions could have the effect of discouraging offers to acquire us or of hampering the consummation of a contemplated acquisition.

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MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material U.S. federal income tax considerations relating to the taxation of Acadia Reality Trust as a REIT and the ownership and disposition of Acadia common shares, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. The information in this section is based on the Code, current, temporary and proposed Treasury Regulations, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service (the “IRS”), including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS (except with respect to the taxpayer that received the ruling), and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law. Any change could apply retroactively. It is possible that the IRS could challenge the statements in this discussion, which do not bind the IRS or the courts, and that a court could agree with the IRS.

Because this is a summary that is intended to address only certain U.S. federal income tax considerations relating to the ownership and disposition of our common shares that will apply to all holders, it may not contain all the information that may be important to you. As you review this discussion, you should keep in mind that:

•	the tax consequences to you may vary depending on your particular tax situation;
•

special rules that are not discussed below may apply to you if, for example, you are a broker-dealer, a trader in securities that has elected mark-to-market treatment, a U.S. expatriate, a trust, an estate, a regulated investment company, a financial institution, an insurance company, a U.S. person whose “functional currency” is not the United States dollar, a person holding our common shares as part of hedge, straddle, conversion, integrated or other risk-reduction transaction, a holder of our common shares through a partnership or similar pass-through entity, except to the extent discussed below, a tax-exempt organization or a non-U.S. person, or otherwise subject to special tax treatment under the Code;

•	this summary does not address state, local or non-U.S. tax considerations or, except to the extent discussed below, any alternative minimum tax considerations; and
•	this summary deals only with our common shares that are held as “capital assets,” within the meaning of Section 1221 of the Code.

You should review the following discussion and consult with your tax advisor to determine the effect of the acquisition, ownership and disposition our common shares on your individual tax situation, including any state, local or non-U.S. tax consequences.

This discussion is not intended or written to be legal or tax advice to any person and is not intended or written to be used, and it cannot be used, by any person for the purpose of avoiding U.S. federal tax penalties that may be imposed on such person. Each prospective investor should seek advice based on its particular circumstances from an independent tax advisor.

As used herein, the term “U.S. Holder” means any beneficial owner of our common shares that is, for U.S. federal income tax purposes, (i) a citizen or resident, within the meaning of Section 7701(b) of the Code, of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust, if the administration of the trust is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust, or a trust that has made a valid election to be treated as a U.S. person pursuant to applicable Treasury Regulations.

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As used herein, the term “Non-U.S. Holder” means a beneficial owner of our common that is not a U.S. Holder or partnership. For purposes of this section, “Holder” means either a U.S. Holder or a “Non-U.S. Holder” or both.

In the case of an entity treated as a partnership for U.S. federal income tax purposes that is a beneficial owner of our common shares, the treatment of its partners generally will depend upon the status of the partner and the activities of the partnership. A beneficial owner that is a partnership or a partner in such partnership should consult their tax advisors about the U.S. federal income tax consequences of acquiring, holding and disposing of our common shares.

Taxation of Acadia Realty Trust as a REIT

General

We elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year ended December 31, 1993. We believe that we have been organized, and have operated, in such a manner so as to qualify for taxation as a REIT under the Code and intend to conduct our operations so as to continue to qualify for taxation as a REIT. No assurance, however, can be given that we have operated in a manner so as to qualify or will be able to operate in such a manner so as to remain qualified as a REIT. Qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, the required distribution levels, diversity of share ownership and the various qualification tests imposed under the Code discussed below, the results of which will not be reviewed by counsel. Given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given that the actual results of our operations for any one taxable year have satisfied or will continue to satisfy such requirements.

In the opinion of Paul, Hastings, Janofsky & Walker LLP, based on certain assumptions and our factual representations that are described in this section and in an officer’s certificate, commencing with our taxable year ended December 31, 1999, we have been organized and operated in conformity with the requirements for qualification as a REIT and our current and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT. It must be emphasized that this opinion is based on various assumptions and is conditioned upon certain representations made by us as to factual matters including, but not limited to, those set forth herein, and those concerning our business and properties as set forth in this prospectus. An opinion of counsel is not binding on the IRS or the courts.

The following is a general summary of the Code provisions that govern the federal income tax treatment of a REIT and its shareholders. These provisions of the Code are highly technical and complex. This summary is qualified in its entirety by the applicable Code provisions, Treasury Regulations and administrative and judicial interpretations thereof, all of which are subject to change prospectively or retroactively.

If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on our REIT taxable income that is currently distributed to shareholders. This treatment substantially eliminates the “double taxation” (at the corporate and shareholder levels) that generally results from investment in a corporation. However, we will be subject to federal income tax as follows:

•	we will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.
•	under certain circumstances, we may be subject to the “alternative minimum tax” on our items of tax preference and alternative minimum tax adjustments.
•

if we have (a) net income from the sale or other disposition of “foreclosure property,” which is, in general, property acquired on foreclosure or otherwise on default on a loan secured by such real property or a lease of such property, which is held primarily for sale to customers in the ordinary

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course of business or (b) other nonqualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on such income.

•

if we have net income from “prohibited transactions,” such income will be subject to a 100% tax. Prohibited transactions are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property.

•

if we should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but nonetheless maintain our qualification as a REIT because certain other requirements have been met, we will be subject to a 100% tax on an amount equal to (a) the gross income attributable to the greater of (1) the amount by which we fail the 75% gross income test or (2) the amount by which 95% (90% for taxable years beginning on or before October 22, 2004) of our gross income exceeds the amount of income qualifying under the 95% gross income test multiplied, in each case, by (b) a fraction intended to reflect our profitability.

•

if we should fail to satisfy the asset tests (as discussed below) but nonetheless maintain our qualification as a REIT because certain other requirements have been met, we may be subject to a tax that would be the greater of (a) $50,000; or (b) an amount determined by multiplying the highest rate of tax for corporations by the net income generated by the nonqualifying assets for the period beginning on the first date of the failure and ending on the day we dispose of the assets (or otherwise satisfy the requirements for maintaining REIT qualification).

•

if we should fail to satisfy one or more requirements for REIT qualification, other than the 95% and 75% gross income tests and other than the asset tests, but nonetheless maintain our qualification as a REIT because certain other requirements have been met, we may be subject to a $50,000 penalty for each failure.

•

if we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a 4% nondeductible excise tax on the excess of such required distribution over the amounts actually distributed.

•

assuming we do not elect to instead be taxed at the time of the acquisition, if we acquire any asset from a corporation which is or has been a C corporation (i.e., a corporation generally subject to full corporate level tax) in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, we would be subject to tax at the highest corporate rate if we dispose of such asset during the 10-year period beginning on the date that we acquired that asset, to the extent of such property’s “built-in gain” (the excess of the fair market value of such property at the time of our acquisition over the adjusted basis of such property at such time). We refer to this tax as the “Built-In Gains Tax.” The results described in this paragraph with respect to the Built-In Gains Tax assume that certain elections specified in applicable Treasury Regulations are either made or forgone, by us or by the entity from which the assets are acquired, in each case, depending on the date such acquisition occurred.

•	we will incur a 100% excise tax on transactions with a taxable REIT subsidiary that are not conducted on an arm’s-length basis.

Requirements for Qualification

A REIT is a corporation, trust or association (1) that is managed by one or more trustees or directors, (2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest, (3) that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code, (4) that is neither a financial institution nor an insurance company subject to certain provisions of the Code, (5) that has the calendar year as its taxable year, (6) the beneficial ownership of which is held by 100 or more persons, (7) during

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the last half of each taxable year (after the first REIT taxable year) not more than 50% in value of the outstanding shares of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities and subject to certain attribution rules) (the “5/50 Rule”), and (8) that meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions (1) through (5), inclusive, must be met during the entire taxable year and that condition (6) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months (other than the first year of a REIT).

We may redeem, at our option, a sufficient number of shares or restrict the transfer thereof to bring or maintain the ownership of the shares in conformity with the requirements of the Code. In addition, our Declaration of Trust includes restrictions regarding the transfer of our shares that are intended to assist us in continuing to satisfy requirements (6) and (7). Moreover, if we comply with regulatory rules pursuant to which we are required to send annual letters to our shareholders requesting information regarding the actual ownership of our shares, and we do not know, or exercising reasonable diligence would not have known, whether we failed to meet requirement (7) above, we will be treated as having met the requirement. See “Description of Shares of Beneficial Interest—Restrictions on Ownership and Transfer” in this prospectus.

The Code allows a REIT to own wholly-owned subsidiaries which are “qualified REIT subsidiaries.” The Code provides that a qualified REIT subsidiary is not treated as a separate corporation, and all of its assets, liabilities and items of income, deduction and credit are treated as assets, liabilities and items of income, deduction and credit of the REIT. Thus, in applying the requirements described herein, our qualified REIT subsidiaries will be ignored, and all assets, liabilities and items of income, deduction and credit of such subsidiaries will be treated as our assets, liabilities and items of income, deduction and credit. Our qualified

REIT subsidiaries will not be subject to federal corporate income taxation but may be subject to state and local taxation.

A REIT may also hold any direct or indirect interest in a corporation that qualifies as a “taxable REIT subsidiary,” as long as the REIT’s aggregate holdings of taxable REIT subsidiary securities do not exceed 20% of the value of the REIT’s total assets. A taxable REIT subsidiary is a fully taxable corporation that generally is permitted to engage in businesses, own assets, and earn income that, if engaged in, owned, or earned by the REIT, might jeopardize REIT status or result in the imposition of penalty taxes on the REIT. To qualify as a taxable REIT subsidiary, the subsidiary and the REIT must make a joint election to treat the subsidiary as a taxable REIT subsidiary. A taxable REIT subsidiary also includes any corporation (other than a REIT) in which a taxable REIT subsidiary directly or indirectly owns more than 35% of the total voting power or value. See “—Asset Tests” below. A taxable REIT subsidiary will pay tax at regular corporate income rates on any taxable income it earns. Moreover, the Code contains rules, including rules requiring the imposition of taxes on a REIT at the rate of 100% on certain reallocated income and expenses, to ensure that contractual arrangements between a taxable REIT subsidiary and its parent REIT are at arm’s-length.

In the case of a REIT which is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of each of the assets of the partnership based on our interest in partnership capital, subject to special rules relating to the 10% value test described below under “—Asset Tests.” Also, we will be deemed to be entitled to our proportionate share of the income of the partnership. In addition, the character of the assets and items of gross income of the partnership will retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income and assets tests (as discussed below). Thus, our proportionate share of the assets, liabilities, and items of gross income of the partnerships in which we own an interest are treated as our assets, liabilities and items of gross income for purposes of applying the requirements described herein. The treatment described above also applies with respect to the ownership of interests in limited liability companies or other entities that are treated as partnerships for tax purposes.

Income Tests

In order to maintain qualification as a REIT, we must satisfy annually certain gross income requirements. First, at least 75% of our gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property

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(including “rents from real property” and, in certain circumstances, interest) or from certain types of qualified temporary investments. Second, at least 95% of our gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments described above, dividends, interest and gain from the sale or disposition of stock or securities and certain other specified sources. For taxable years beginning on or after October 23, 2004, income from certain hedging transactions that are clearly and timely identified and that hedge indebtedness incurred or to be incurred to acquire or carry real estate assets will not constitute gross income (rather than being treated as qualifying or nonqualifying income) for purposes of the 95% gross income test.

Rents received by us will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if the following conditions are met:

•

First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

•

Second, the Code provides that rents received from a tenant generally will not qualify as “rents from real property” in satisfying the gross income tests if we, or an owner of 10% or more of our shares, actually or constructively own 10% or more of such tenant.

•

Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as “rents from real property.”

•

Finally, in order for rents received to qualify as “rents from real property,” we generally must not operate or manage the property (subject to a de minimis exception as described below) or furnish or render services to the tenants of such property, other than through an independent contractor from whom we derive no revenue or through a taxable REIT subsidiary. We may, however, directly perform certain services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property (“Permissible Services”).

Rents received generally will qualify as rents from real property notwithstanding the fact that we provide services that are not Permissible Services so long as the amount received for such services meets a de minimis standard. The amount received for “impermissible services” with respect to a property (or, if services are available only to certain tenants, possibly with respect to such tenants) cannot exceed one percent of all amounts received, directly or indirectly, by us with respect to such property (or, if services are available only to certain tenants, possibly with respect to such tenants). The amount that we will be deemed to have received for performing “impermissible services” will be the greater of the actual amounts so received or 150% of the direct cost to us of providing those services.

We believe that substantially all of our rental income will be qualifying income under the gross income tests, and that our provision of services will not cause the rental income to fail to be qualifying income under those tests.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if such failure was due to reasonable cause and not willful neglect and we disclosed the nature and amounts of our items of gross income in a schedule attached to our federal income tax return for such year (and for taxable years beginning on or before October 22, 2004, such schedule is filed in accordance with Treasury Regulations to be issued and any incorrect information on the schedule was not due to fraud with intent to evade tax). It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of this relief provision. Even if this relief provision applied, a 100% penalty tax would be imposed on the greater of (1) the amount by which we fail the 75% gross income test or (2) the amount by which 95% (90% for taxable years beginning on or before October 22, 2004) of our gross income exceeds the amount of income qualifying under the 95% gross income test multiplied, in each case, by a fraction intended to reflect our profitability. An additional relief provision may apply for failure to comply with the requirements for qualification

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as a REIT (other than failures related to the 75% or 95% gross income tests and the asset tests) if such failures are due to reasonable cause and not willful neglect and we pay penalty tax of $50,000 for each such failure to the IRS with our tax return.

Subject to certain safe harbor exceptions, any gain realized by us on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income may also have an adverse effect upon our ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. We intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning our properties and to make occasional sales of the properties consistent with our investment objectives. We do not intend to enter into any sales that are prohibited transactions. However, the IRS may contend that one or more of these sales is subject to the 100% penalty tax.

Asset Tests

At the close of each quarter of our taxable year, we must also satisfy the following tests relating to the nature of our assets. At least 75% of the value of our total assets must be represented by real estate assets, including (1) our allocable share of real estate assets held by partnerships in which we own an interest or held by our qualified REIT subsidiaries and (2) stock or debt instruments held for not more than one year purchased with the proceeds of an offering of equity securities or a long-term (at least five years) public debt offering by us, cash, cash items and government securities. In addition, not more than 25% of our total assets may be represented by securities other than those in the 75% asset class. Not more than 20% of the value of our total assets may be represented by securities of one or more taxable REIT subsidiaries (as defined above under “—Requirements for Qualification”). Except for investments included in the 75% asset class, securities in a taxable REIT subsidiary or qualified REIT subsidiary and certain partnership interests and debt obligations, (1) not more than 5% of the value of our total assets may be represented by securities of any one issuer (the “5% value test”), (2) we may not hold securities that possess more than 10% of the total voting power of the outstanding securities of a single issuer (the “10% vote test”) and (3) we may not hold securities that have a value of more than 10% of the total value of the outstanding securities of any one issuer (the “10% value test”). The following assets are not treated as “securities” held by us for purposes of the 10% value test: (i) “straight debt” meeting certain requirements, unless we hold (either directly or through our “controlled” taxable REIT subsidiaries) certain other securities of the same corporate or partnership issuer that have an aggregate value greater than 1% of such issuer’s outstanding securities; (ii) loans to individuals or estates; (iii) certain rental agreements calling for deferred rents or increasing rents that are subject to Section 467 of the Code, other than with certain related persons; (iv) obligations to pay us amounts qualifying as “rents from real property” under the 75% and 95% gross income tests; (v) certain securities issued by certain governmental entities; and (vi) securities issued by another qualifying REIT. In addition, any debt instrument issued by a partnership will not be treated as a “security” under the 10% value test if at least 75% of the partnership’s gross income (excluding gross income from prohibited transactions) is derived from sources meeting the requirements of the 75% gross income test. If the partnership fails to meet the 75% gross income test, then the debt instrument issued by the partnership nevertheless will not be treated as a “security” to the extent of our interest as a partner in the partnership. Also, in determining our allocable share of any securities owned by the partnership, our share of the assets of the partnership, solely for purposes of applying the 10% value test in taxable years beginning on or after January 1, 2005, will correspond not only to our interest as a partner in the partnership but also to our proportionate interest in certain debt securities issued by the partnership.

We believe that substantially all of our assets consist of (1) real properties, (2) stock or debt investments that earn qualified temporary investment income, (3) other qualified real estate assets, and (4) cash, cash items and government securities. We may also invest in securities of other entities, provided that such investments will not prevent us from satisfying the asset and income tests for REIT qualification set forth above.

After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we inadvertently fail one or more of the asset tests at the end of a calendar quarter because we acquire securities or other property during the quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days

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after the close of the calendar quarter in which it arose. If we were to fail any of the asset tests at the end of any quarter without curing such failure within 30 days after the end of such quarter, we would fail to qualify as a REIT, unless we were to qualify under certain recently enacted relief provisions. Under one of these relief provisions, if we were to fail the 5% value test, the 10% vote test or the 10% value test, we nevertheless would continue to qualify as a REIT if the failure was due to the ownership of assets having a total value not exceeding the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000, and we were to dispose of such assets (or otherwise meet such asset tests) within six months after the end of the quarter in which the failure was identified. If we were to fail to meet any of the REIT asset tests for a particular quarter, but we did not qualify for the relief for de minimis failures that is described in the preceding sentence, then we would be deemed to have satisfied the relevant asset test if: (i) following our identification of the failure, we were to file a schedule with a description of each asset that caused the failure; (ii) the failure was due to reasonable cause and not due to willful neglect; (iii) we were to dispose of the non-qualifying asset (or otherwise meet the relevant asset test) within six months after the last day of the quarter in which the failure was identified, and (iv) we were to pay a penalty tax equal to the greater of $50,000, or the highest corporate tax rate multiplied by the net income generated by the non-qualifying asset during the period beginning on the first date of the failure and ending on the date we dispose of the asset (or otherwise cure the asset test failure). These relief provisions will be available to us in our taxable years beginning on or after January 1, 2005, although it is not possible to predict whether in all circumstances we would be entitled to the benefit of these relief provisions.

Although we expect to satisfy the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance that we will always be successful or will not require a reduction in our overall interest in an issuer (including in a taxable REIT subsidiary). If we fail to cure any noncompliance with the asset tests in a timely manner and the relief provisions described above do not apply, we would cease to qualify as a REIT.

Annual Distribution Requirement

With respect to each taxable year, we must distribute to our shareholders as dividends (other than capital gain dividends) at least 90% of our taxable income. Specifically, we must distribute an amount equal to (1) 90% of the sum of our “REIT taxable income” (determined without regard to the deduction for dividends paid and by excluding any net capital gain) and any after-tax net income from foreclosure property, minus (2) the excess of the sum of certain items of “excess noncash income” such as income attributable to leveled stepped rents, cancellation of indebtedness and original issue discount over 5% of our “REIT taxable income.” REIT taxable income is generally computed in the same manner as taxable income of ordinary corporations, with several adjustments, such as a deduction allowed for dividends paid, but not for dividends received.

We will be subject to tax on amounts not distributed at regular U.S. federal corporate income tax rates. In addition, a 4% nondeductible excise tax is imposed on the excess of (1) 85% of our ordinary income for the year plus 95% of capital gain net income for the year and the undistributed portion of the required distribution for the prior year over (2) the actual distribution to shareholders during the year (if any). Net operating losses generated by us may be carried forward (but not carried back) and used by us for 15 years (or 20 years in the case of net operating losses generated in our tax years commencing on or after January 1, 1998) to reduce REIT taxable income and the amount that we will be required to distribute in order to remain qualified as a REIT. As a REIT, our net capital losses may be carried forward for five years (but not carried back) and used to reduce capital gains.

In general, a distribution must be made during the taxable year to which it relates to satisfy the distribution test and to be deducted in computing REIT taxable income. However, we may elect to treat a dividend declared and paid after the end of the year (a “subsequent declared dividend”) as paid during such year for purposes of complying with the distribution test and computing REIT taxable income, if the dividend is (1) declared before the regular or extended due date of our tax return for such year and (2) paid not later than the date of the first regular dividend payment made after the declaration, but in no case later than 12 months after the end of the year. For purposes of computing the 4% nondeductible excise tax, a subsequent declared dividend is considered paid when actually distributed. Furthermore, any dividend that is declared by us in October, November or December of a calendar year, and payable to shareholders of record as of a specified date in such quarter of such year will be deemed to have been

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paid by us (and received by shareholders) on December 31 of such calendar year, but only if such dividend is actually paid by us in January of the following calendar year.

For purposes of complying with the distribution test for a taxable year as a result of an adjustment in certain of our items of income, gain or deduction by the IRS, we may be permitted to remedy such failure by paying a “deficiency dividend” in a later year together with interest and a penalty. Such deficiency dividend may be included in our deduction of dividends paid for the earlier year for purposes of satisfying the distribution test. For purposes of the 4% excise tax, the deficiency dividend is taken into account when paid, and any income giving rise to the deficiency adjustment is treated as arising when the deficiency dividend is paid.

We believe that we have distributed and intend to continue to distribute to our shareholders in a timely manner such amounts sufficient to satisfy the annual distribution requirements. However, it is possible that timing differences between the accrual of income and its actual collection, and the need to make non-deductible expenditures (such as capital improvements or principal payments on debt) may cause us to recognize taxable income in excess of our net cash receipts, thus increasing the difficulty of compliance with the distribution requirement. In order to meet the distribution requirement, we might find it necessary to arrange for short-term, or possibly long-term, borrowings.

Failure to Qualify

As described above, commencing with our taxable year beginning January 1, 2005, if we were to fail to satisfy one or more requirements for REIT qualification, other than an asset or income test violation of a type for which relief is otherwise available as described above, we would retain our REIT qualification if the failure was due to reasonable cause and not willful neglect, and if we were to pay a penalty of $50,000 for each such failure. It is not possible to predict whether in all circumstances we would be entitled to the benefit of this relief provision.

If we fail to qualify as a REIT for any taxable year, and if certain relief provisions of the Code do not apply, we would be subject to federal income tax (including applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to shareholders in any year in which we fail to qualify will not be deductible by us nor will they be required to be made. As a result, our failure to qualify as a REIT would reduce the cash available for distribution by us to our shareholders. In addition, if we fail to qualify as a REIT, all distributions to shareholders will be taxable as ordinary income, to the extent of our current and accumulated earnings and profits, which may be eligible for long-term capital gains rates with respect to domestic non-corporate shareholders if certain holding periods are met and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends-received deduction.

If our failure to qualify as a REIT is not due to reasonable cause but results from willful neglect, we would not be permitted to elect REIT status for the four taxable years after the taxable year for which such disqualification is effective. In the event we were to fail to qualify as a REIT in one year and subsequently requalify in a later year, we might be required to recognize taxable income based on the net appreciation in value of our assets as a condition to requalification. In the alternative, we may be taxed on the net appreciation in value of our assets if we sell properties within ten years of the date we requalify as a REIT under federal income tax laws.

Taxation of Taxable U.S. Holders

As long as we qualify as a REIT, distributions made to our U.S. Holders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income and corporate shareholders will not be eligible for the dividends-received deduction as to such amounts.

Certain “qualified dividend income” received by domestic non-corporate shareholders in taxable years prior to December 31, 2010, is subject to tax at the same tax rates as long-term capital gain. Dividends paid by a REIT generally would not qualify as “qualified dividend income” because a REIT is not generally subject to federal income tax on the portion of its REIT taxable income distributed to its shareholders, and therefore, will continue to be subject to tax at ordinary income rates, subject to two narrow exceptions. Under the first exception, dividends received from a REIT may be treated as “qualified dividend income” eligible for the reduced tax rates to the extent

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that the REIT itself has received qualified dividend income from other corporations (such as taxable REIT subsidiaries) in which the REIT has invested. Under the second exception, dividends paid by a REIT in a taxable year may be treated as qualified dividend income in an amount equal to the sum of (i) the excess of the REIT’s “REIT taxable income” for the preceding taxable year over the corporate-level federal income tax payable by the REIT for such preceding taxable year and (ii) the excess of the REIT’s income that was subject to the Built-In Gains Tax (as described above) in the preceding taxable year over the tax payable by the REIT on such income for such preceding taxable year. We do not expect to distribute a material amount of qualified dividend income, if any.

Distributions that are properly designated as capital gain dividends will be taxed as gains from the sale or exchange of a capital asset held for more than one year (to the extent they do not exceed our actual net capital gain for the taxable year) without regard to the period for which the shareholder has held its shares. However, corporate shareholders are taxed on capital gain dividends at the same federal income tax rate as ordinary income under the Code.

Distributions in excess of our current and accumulated earnings and profits will constitute a non-taxable return of capital to a shareholder to the extent that such distributions do not exceed the adjusted basis of the U.S. Holder’s shares, and will result in a corresponding reduction in the U.S. Holder’s basis in the shares. Any reduction in a Holder’s tax basis for its shares will increase the amount of taxable gain or decrease the deductible loss that will be realized upon the eventual disposition of the shares. We will notify U.S. Holders at the end of each year as to the portions of the distributions which constitute ordinary income, capital gain or a return of capital. Any portion of such distributions that exceeds the adjusted basis of a U.S. Holder’s shares will be taxed as capital gain from the disposition of shares, provided that the shares are held as capital assets in the hands of the U.S. Holder.

Aside from the different income tax rates applicable to ordinary income and capital gain dividends for non-corporate taxpayers, regular and capital gain dividends from us will be treated as dividend income for most other federal income tax purposes. In particular, such dividends will be treated as “portfolio” income for purposes of the passive activity loss limitation and U.S. Holders generally will not be able to offset any “passive losses” against such dividends. Capital gains dividends and qualified dividend income may be treated as investment income for purposes of the investment interest limitation contained in Section 163(d) of the Code, which limits the deductibility of interest expense incurred by non-corporate taxpayers with respect to indebtedness attributable to certain investment assets.

In general, dividends paid by us will be taxable to U.S. Holders in the year in which they are received, except in the case of dividends declared at the end of the year, but paid in the following January, as discussed above.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution we pay up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency dividend” will be treated as an ordinary or capital gain dividend, as the case may be, regardless of our earning and profits. As a result, U.S. Holders may be required to treat certain distributions that would otherwise result in a tax-free return of capital as taxable dividends.

In general, a domestic shareholder will realize capital gain or loss (except as described above) on the disposition of shares equal to the difference between (1) the amount of cash and the fair market value of any property received on such disposition and (2) the shareholder’s adjusted basis of such shares. Such gain or loss will generally be short-term capital gain or loss if the shareholder has not held such shares for more than one year and will be long-term capital gain or loss if such shares have been held for more than one year. Loss upon the sale or exchange of shares by a shareholder who has held such shares for six months or less (after applying certain holding period rules) will be treated as long-term capital loss to the extent of distributions from us required to be treated by such U.S. Holder as long-term capital gains.

We may elect to retain and pay income tax on net long-term capital gains. If we make such an election, you, as a holder of shares, will (1) include in your income as long-term capital gains your proportionate share of such undistributed capital gains; (2) be deemed to have paid your proportionate share of the tax paid by us on such undistributed capital gains and thereby receive a credit or refund for such amount and (3) in the case of U.S. Holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the IRS. As a holder of shares you will increase the basis in your shares

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by the difference between the amount of capital gain included in your income and the amount of tax you are deemed to have paid. Our earnings and profits will be adjusted appropriately.

Taxation of Non-U.S. Holders

The following discussion is only a summary of the rules governing U.S. federal income taxation of Non-U.S. Holders. Prospective Non-U.S. Holders should consult their own tax advisors to determine the impact of federal, state and local income tax laws with regard to an investment in shares, including any reporting requirements.

Distributions that are not attributable to gain from sales or exchanges by us of United States real property interests and not designated by us as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the distribution or such lower rate as may be specified by an applicable income tax treaty unless the distributions are treated as effectively connected with the conduct by the Non-U.S. Holder of a U.S. trade or business. Certain tax treaties limit the extent to which dividends paid by a REIT can qualify for a reduction of the withholding tax on dividends. Certain certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exemption. Dividends that are treated as effectively connected with a U.S. trade or business will be subject to tax on a net basis at graduated rates, in the same manner as dividends paid to U.S. Holders are subject to tax, and are generally not subject to withholding. Any such dividends received by a Non-U.S. Holder that is a corporation may also be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

We expect to withhold United States income tax at the rate of 30% on any distributions made to a Non-U.S. Holder unless (1) a lower treaty rate applies and the Non-U.S. Holder files with us an IRS Form W-8BEN evidencing eligibility for that reduced treaty rate or (2) the Non-U.S. Holder files an IRS form W-8ECI with us claiming that the distribution is income effectively connected with the Non-U.S. Holder’s trade or business.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a Non-U.S. Holder to the extent that they do not exceed the adjusted basis of the Holder’s shares, but rather will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a Non-U.S. Holder’s shares, they will give rise to tax liability if the Non-U.S. Holder would otherwise be subject to tax on any gain from the sale or disposition of his shares, as described below. For withholding tax purposes, we are generally required to treat all distributions as if made out of our current or accumulated earnings and profits. In addition, we may be required to withhold at least 10% of any distribution in excess of our current and accumulated earnings and profits, even if a lower treaty rate applies or the Non-U.S. Holder is not liable for tax on the receipt of that distribution. However, the Non-U.S. Holder may seek from the IRS a refund of such amounts from the IRS if it is subsequently determined that such distribution was, in fact, in excess of our current or accumulated earnings and profits, and the amount withheld exceeded the Non-U.S. Holder’s United States tax liability, if any, with respect to the distribution.

Distributions to a Non-U.S. Holder that are properly designated by us at the time of the distribution as capital gain dividends, other than those arising from the disposition of a United States real property interest, generally should not be subject to U.S. federal income taxation unless:

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the investment in our common shares is treated as effectively connected with the Non-U.S. Holder’s trade or business, in which case the Non-U.S. Holder will be subject to the same treatment as U.S. Holders with respect to any gain, except that a Holder that is a foreign corporation also may be subject to a 30% branch profits tax, as discussed above; or

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the Non-U.S. Holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains.

For any year in which we qualify as a REIT, distributions that are attributable to gain from sales or exchanges by us of United States real property interests will be taxed to a Non-U.S. Holder under the provisions of

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FIRPTA. Under FIRPTA, a Non-U.S. Holder is taxed as if such gain were effectively connected with a U.S. trade or business. Non-U.S. Holders would thus be taxed at the normal capital gain rates applicable to U.S. shareholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Holder not entitled to treaty relief or exemption. We are required by applicable regulations to withhold 35% of any distribution that could be designated by us as a capital gains dividend regardless of the amount actually designated as a capital gain dividend. This amount is creditable against the Non-U.S. Holder’s FIRPTA tax liability.

For taxable years beginning after October 22, 2004, the rules described in the preceding paragraph generally do not apply to capital gain dividends received with respect to a class of our shares that is regularly traded on an established securities market located in the United States if the Non-U.S. Holder does not own more than five percent (5%) of such class at any time during the one-year period preceding the date of the distribution. In that case, such capital gain dividends will be treated and taxed as REIT ordinary dividends (that is not taxed as capital gain) as described above.

Gain recognized by a Non-U.S. Holder upon a sale of shares generally will not be taxed under FIRPTA if we are a “domestically controlled REIT,” which generally includes a REIT in which at all times during a specified testing period less than 50% in value of the shares was held directly or indirectly by foreign persons. It is anticipated that we will continue to be a “domestically controlled REIT.” Therefore, the sale of our shares will not be subject to taxation under FIRPTA. However, because our common shares are publicly traded, no assurance can be given that we will continue to qualify as a “domestically controlled REIT.” In addition, a Non-U.S. Holder that owns, actually or constructively, 5% or less of a class of our shares through a specified testing period will not recognize taxable gain on the sale of its shares under FIRPTA if the shares are regularly traded on an established securities market. If the gain on the sale of shares were to be subject to taxation under FIRPTA, the Non-U.S. Holder would be subject to the same treatment as U.S. shareholders with respect to such gain (subject to applicable alternative minimum tax, special alternative minimum tax in the case of nonresident alien individuals and possible application of the 30% branch profits tax in the case of foreign corporations) and the purchaser would be required to withhold and remit to the IRS 10% of the purchase price. Gain not subject to FIRPTA will be taxable to a Non-U.S. Holder if (1) investment in the shares is effectively connected with the Non-U.S. Holder’s United States trade or business, in which case the Non-U.S. Holder will be subject to the same treatment as U.S. shareholders with respect to such gain, or (2) the Non-U.S. Holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and such nonresident alien individual has a “tax home” in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Taxation of Tax-Exempt Shareholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts (“Exempt Organizations”), generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income (“UBTI”). While investments in real estate may generate UBTI, the IRS has issued a published ruling to the effect that dividend distributions by a REIT to an exempt employee pension trust do not constitute UBTI, provided that the shares of the REIT are not debt financed, as discussed below, and not otherwise used in an unrelated trade or business of the exempt employee pension trust. Based on that ruling and on our intention to invest our assets in a manner that will avoid the recognition of UBTI, amounts distributed by us to Exempt Organizations generally should not constitute UBTI. However, if an Exempt Organization finances its acquisition of our shares with debt, a portion of its income from us, if any, will constitute UBTI pursuant to the “debt-financed property” rules under the Code. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under specified provisions of the Code are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

In addition, a pension trust that owns more than 10% of our shares is required to treat a percentage of the dividends from us as UBTI (the “UBTI Percentage”) in certain circumstances. The UBTI Percentage is our gross income derived from an unrelated trade or business (determined as if we were a pension trust) divided by our total gross income for the year in which the dividends are paid. The UBTI rule applies only if (i) the UBTI Percentage is at least 5%, (ii) we qualify as a REIT by reason of the modification of the 5/50 Rule that allows the beneficiaries of

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the pension trust to be treated as holding our shares in proportion to their actuarial interests in the pension trust, and (iii) either (A) one pension trust owns more than 25% of the value of our shares or (B) a group of pension trusts individually holding more than 10% of the value of our capital shares collectively owns more than 50% of the value of our capital shares.

Information Reporting and Backup Withholding Tax Applicable to Holders of Common Shares

U.S. Holders

We will report to U.S. Holders and the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any, with respect thereto. Under the backup withholding rules, a U.S. Holder may be subject to backup withholding, currently at a rate of 28%, with respect to dividends paid unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. A U.S. Holder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Amounts withheld as backup withholding will be creditable against the shareholder’s income tax liability if proper documentation is supplied. In addition, we may be required to withhold a portion of capital gain distributions made to any shareholders who fail to certify their non-foreign status to us.

Non-U.S. Holders

Generally, we must report annually to the IRS the amount of dividends paid to a Non-U.S. Holder, such holder’s name and address, and the amount of tax withheld, if any. A similar report is sent to the Non-U.S. Holder. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the Non-U.S. Holder ’s country of residence. Payments of dividends or of proceeds from the disposition of stock made to a Non-U.S. Holder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its non-United States status on an IRS Form W-8BEN or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we have or our paying agent has actual knowledge, or reason to know, that a Non-U.S. Holder is a United States person.

Backup withholding is not an additional tax. Rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is furnished to the IRS.

Other Tax Considerations

Entity Classification

A significant number of our investments are held through partnerships. If any such partnerships were treated as an association, the entity would be taxable as a corporation and therefore would be subject to an entity level tax on its income. In such a situation, the character of our assets and items of gross income would change and might preclude us from qualifying as a REIT.

We believe that each partnership in which we hold a material interest (either directly or indirectly) is properly treated as a partnership for tax purposes (and not as an association taxable as a corporation).

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Tax Allocations with Respect to the Properties

We have acquired properties from sellers who contributed the properties to one of our partnerships in exchange for an interest in the partnership. When property is contributed to a partnership in exchange for an interest in the partnership, the partnership generally takes a carryover basis in that property for tax purposes equal to the adjusted basis of the contributing partner in the property, rather than a basis equal to the fair market value of the property at the time of contribution (this difference is referred to as “Book-Tax Difference”). Special rules under Section 704(c) of the Code and the Treasury Regulations thereunder require special allocations of income, gain, loss and deduction with respect to contributed property, which tend to eliminate the Book-Tax Difference over the depreciable lives of such property, but which may not always entirely eliminate the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed properties in the hands of the partnership could cause us (i) to be allocated lower amounts of depreciation and other deductions for tax purposes than would be allocated to us if all properties were to have a tax basis equal to their fair market value at the time the properties were contributed to the partnership, and (ii) possibly to be allocated taxable gain in the event of a sale of such contributed properties in excess of the economic or book income allocated to us as a result of such sale.

Treasury Circular 230 Disclosure

The preceding discussion of material U.S. federal income tax consequences and any other discussion in this prospectus of the tax consequences or tax risks of an investment in our common shares (collectively, written discussion) is not intended or written to be used, and cannot be used, by any person for the purpose of avoiding tax penalties that may be imposed on the person. This discussion was written to support the marketing of the transaction(s) or matter(s) addressed by this written discussion, and the taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor. No limitation has been imposed by legal counsel on disclosure of the tax treatment or tax structure of the transaction.

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ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code impose restrictions on (i) employee benefit plans (as defined in Section 3(3) of ERISA); (ii) plans described in Section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans; (iii) any entities whose underlying assets include plan assets by reason of a plan’s investment in such entities (each, a “plan”); and (iv) persons who have specified relationships to those plans (i.e., “parties-in-interest” under ERISA and “disqualified persons” under the Code). Moreover, based on the reasoning of the U.S. Supreme Court in John Hancock Mut. Life Ins. Co. v. Harris Trust and Sav. Bank, 510 U.S. 86 (1993) (“Harris Trust”), an insurance company’s general account may be deemed to include assets of the plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a party-in-interest or disqualified person with respect to a plan by virtue of such investment. ERISA also imposes certain duties on persons who are fiduciaries of plans subject to ERISA and prohibits certain transactions between a plan and parties-in-interest or disqualified persons with respect to such plans.

The Acquisition and Holding of Our Common Shares

An investment in our common shares by a plan could be deemed to result in a transaction prohibited under Title I of ERISA or Section 4975 of the Code (e.g., the indirect transfer to or use by a party-in-interest or disqualified person of assets of a plan). Such transactions may, however, be subject to one or more statutory or administrative exemptions such as prohibited transaction class exemption, or PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 84-14, which exempts certain transactions effected on behalf of a plan by a “qualified professional asset manager”; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 96-23, which exempts certain transactions effected on behalf of a plan by an “in-house asset manager”; or another available exemption. Such exemptions may not, however, apply to all of the transactions that could be deemed prohibited transactions in connection with a plan’s investment.

The Treatment of Our Underlying Assets Under ERISA

The U.S. Department of Labor (“DOL”) has issued regulations (29 C.F.R. 2510.3-101) concerning the definition of what constitutes the assets of an employee benefit plan (the “plan asset regulations”). These regulations provide that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a plan purchases an “equity interest” will be deemed, for purposes of ERISA, to be assets of the investing plan unless certain exceptions apply. The plan asset regulations define an “equity interest” as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. Our common shares should be treated as “equity interests” for purposes of the plan asset regulations.

One exception to the “look-through” rule under the plan asset regulations provides that an investing plan’s assets will not include any of the underlying assets of an entity in which such assets are invested if at all times less than 25% of each class of “equity” interests in the entity is held by “benefit plan investors,” as defined in Section 3(42) of ERISA. For purposes of this determination, equity interests held by a person who has discretionary authority or control over the entity’s assets or any person who provides investment advice for a fee (direct or indirect) with respect to such assets, and affiliates of such persons, are disregarded. The “publicly offered securities” exception, another exception under the plan asset regulations, provides that an investing plan’s assets will not include any of the underlying assets of an entity if the class of “equity” interests in question is (i) widely held (i.e., held by 100 or more investors who are independent of the issuer and each other), (ii) freely transferable and either (iii) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”) or (iv) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and the class of securities which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. Another exception is provided for an investment in an “operating company,” which is defined in the plan asset regulations to include a “venture capital operating company” and a “real estate operating company.”

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Our board of trustees intends to take such steps as may be necessary to qualify for one or more of the exceptions available under the plan asset regulations and thereby prevent our assets from being treated as assets of any investing plan.

If, however, none of the exceptions under the plan asset regulations were applicable and we were deemed to hold plan assets by reason of a plan’s investment in our equity securities, such plan’s assets would include an undivided interest in the assets held by us. In such event, such assets, transactions involving such assets and the persons with authority or control over and otherwise providing services with respect to such assets would be subject to the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code, and any statutory or administrative exemption from the application of such rules may not be available.

As noted above, under the reasoning of the U.S. Supreme Court in Harris Trust, an insurance company’s general account may be deemed to include assets of the plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a party-in-interest with respect to a plan by virtue of such investment. Following the decision in Harris Trust, Congress enacted Section 401(c) of ERISA and DOL adopted regulations (29 C.F.R. 2550.401c-1) to provide guidance on which assets held by the insurer constitute “plan assets” for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code. The plan asset status of insurance company separate accounts is unaffected by Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any such plan invested in a separate account.

Any plan fiduciary that proposes to cause a plan to purchase our securities should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and determine on its own whether any exceptions or exemptions are applicable and whether all conditions of any such exceptions or exemptions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in our securities is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan’s investment portfolio. The sale of our securities is in no respect a representation by us or any other person that such an investment meets all relevant legal requirements with respect to investments by plans generally or that such an investment is appropriate for any particular plan.

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SELLING SECURITYHOLDERS

Information about any selling securityholders may be added to this prospectus pursuant to a prospectus supplement.

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PLAN OF DISTRIBUTION

We and/or selling securityholders, may sell the securities to or through agents or underwriters or directly to one or more purchasers.

By Agents

We and/or any selling securityholders may use agents to sell the securities. We expect that in any agreement with the agents, they will agree to use their reasonable best efforts to solicit purchases for the period of their appointment.

By Underwriters

We and/or selling securityholders may sell the securities to underwriters. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. We expect that in any agreement with the underwriters, each underwriter will be obligated to purchase all the securities allocated to it under the underwriting agreement. The underwriters may change any initial public offering price and any discounts or concessions they give to dealers.

Direct Sales

We and/or any selling securityholders may sell securities directly to investors. In this case, no underwriters or agents would be involved.

As one of the means of direct issuance of securities, we and/or selling securityholders may utilize the services of any available electronic auction system to conduct an electronic “dutch auction” of the offered securities among potential purchasers who are eligible to participate in the auction of those offered securities, if so described in the prospectus supplement.

Selling Securityholders

Selling securityholders, if any, may offer our securities in one or more offerings, and if required by applicable law or in connection with an underwritten offering, pursuant to one or more prospectus supplements, and any such prospectus supplement will set forth the terms of the relevant offering as described above. To the extent our securities offered pursuant to a prospectus supplement or otherwise remain unsold, selling securityholders may offer those securities on different terms pursuant to another prospectus supplement. Sales by selling securityholders may not require the provision of a prospectus supplement.

Each selling securityholder may offer our securities at various times in one or more of the following transactions among others: through short sales, derivative and hedging transactions; by pledge to secure debts and other obligations; through offerings of securities exchangeable, convertible or exercisable for our securities; under forward purchase contracts with trusts, investment companies or other entities (which may, in turn, distribute their own securities); through distribution to its members, partners or shareholders; in exchange or over-the-counter market transactions; and/or in private transactions.

Each of the selling securityholders also may resell all or a portion of our securities that it owns in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided it meets the criteria and conforms to the requirements of Rule 144.

General Information

Any underwriters or agents will be identified and their compensation described in a prospectus supplement.

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We and/or selling securityholders may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments they may be required to make.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

Pursuant to a requirement by the National Association of Securities Dealers, Inc., or NASD, the maximum commission or discount to be received by any NASD member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415.

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EXPERTS

The financial statements, schedule and management's report on the effectiveness of internal control over financial reporting incorporated by reference in this Form S-3 have been audited by BDO Seidman, LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their reports incorporated herein by reference, and are incorporated herein in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

Ernst & Young LLP, independent registered public accounting firm, audited our consolidated financial statements for each of the two years in the period ended December 31, 2004, as included in our Current Report on Form 8-K dated December 1, 2006, as set forth in their report, which is incorporated herein by reference. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

LEGAL MATTERS

The validity of the common shares, preferred shares and debt securities will be passed upon for us by Berliner, Corcoran & Rowe LLP, Washington, DC. Other matters in connection with the offering of securities offered by this prospectus will be passed upon for us by Paul, Hastings, Janofsky & Walker LLP. Any agents or underwriters will be represented by their own legal counsel named in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public on the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, DC 20549. Please call the SEC at (800) SEC-0330 for more information about their public reference room and their copy charges.

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information that we refer to in this manner is considered part of this prospectus. Any information that we file with the SEC after the date of this prospectus will automatically update and supersede the information contained in this prospectus.

We are incorporating by reference the following documents that we have previously filed with the SEC (Commission File No. 001-12002), except for any document or portion thereof “furnished” to the SEC:

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Our Annual Report on Form 10-K (except for Items 6, 7, 7A, 8 and 15(a) that have been retrospectively adjusted in our Current Report on Form 8-K filed December 4, 2006) for the year ended December 31, 2005 (as amended by Amendment No. 1 thereto on Form 10-K/A filed on May 12, 2006) (the “2005 Form 10-K”);

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006 (as amended by Amendment No. 1 thereto on Form 10-Q/A filed on May 12, 2006), June 30, 2006 and September 30, 2006;
•	Our Current Reports on Form 8-K filed January 12, 2006 (two filings), May 8, 2006, December 4, 2006 (two filings), December 6, 2006, December 11, 2006 and December 29, 2006;
•	Our Definitive Proxy Statement on Schedule 14A, filed April 21, 2006;
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The description of our shares contained in our Registration Statement on Form 8-A dated May 21, 1993, (File No. 33-6008) filed on May 26, 1993 pursuant to Section 12(g) of the Exchange Act, as amended, including any amendment or report filed for the purpose of updating such description; and

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•

All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the time that we sell all of the securities offered by this prospectus supplement.

In no event will any of the information that we “furnish” to the SEC in any Current Report on Form 8-K from time to time be incorporated by reference into, or otherwise included in, this prospectus supplement.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests should be addressed to: Acadia Realty Trust, 1311 Mamaroneck Avenue, Suite 260, White Plains, New York 10605, Attn: Robert Masters. Telephone requests may be directed to (914) 288-8100.

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